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ACCORN ART

COLUMN ART

GRADUATION CAP ART

HANDSHAKE ART



SEMI-ANNUAL REPORT
April 30, 2002

     GALAXY TAX-EXEMPT BOND FUNDS

                                  GALAXY FUNDS

GALAXY TAX-EXEMPT BOND FUND

GALAXY CONNECTICUT MUNICIPAL BOND FUND

GALAXY FLORIDA MUNICIPAL BOND FUND

GALAXY MASSACHUSETTS MUNICIPAL BOND FUND

GALAXY NEW JERSEY MUNICIPAL BOND FUND

GALAXY NEW YORK MUNICIPAL BOND FUND

GALAXY PENNSYLVANIA MUNICIPAL BOND FUND

GALAXY RHODE ISLAND MUNICIPAL BOND FUND

GALAXY INTERMEDIATE TAX-EXEMPT BOND FUND

GALAXY CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

GALAXY MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND



[GRAPHIC OMITTED]
GALAXY FUNDS LOGO

CHAIRMAN'S MESSAGE

Dear Galaxy Tax-Exempt Bond Fund Shareholder:

      Enclosed is the Galaxy Tax-Exempt Bond Funds' semi-annual report for the six months ended April 30, 2002. The report includes a Market Overview that discusses the economic and market conditions that may have affected your investment during this time. Following the Market Overview are individual reviews that describe how Fleet Investment Advisors Inc. managed the Funds' portfolios in this environment. Financial statements and a list of portfolio holdings for each Fund as of April 30, 2002 appear at the end of the report.

      As the political and economic uncertainties that followed the terrorist attacks of September 11 abated during the reporting period, the Federal Reserve Board (the "Fed") became less aggressive in cutting short-term interest rates to stimulate growth. After falling for most of the previous two years, bond yields rose across the yield curve and bond prices fell. Municipal bonds outperformed taxable issues in this environment. Stock prices, measured by the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P(R) 500 Index"), showed modest gains for the reporting period.

      The investment environment of the six months ending April 30, 2002 has demonstrated how important diversification is to the financial goals of individual investors. In diversified portfolios, the outperformance by some asset classes may help offset the underperformance by other asset classes. Within asset classes, investors may also benefit by diversifying among different market sectors.

      As you may be aware, FleetBoston Financial Corporation ("FleetBoston") recently completed its acquisition of the asset management business of Liberty Financial Companies, Inc. ("Liberty"). In its effort to combine the best aspects of FleetBoston's and Liberty's asset management organizations, FleetBoston has renamed its asset management business Columbia Management Group, Inc. ("Columbia"). Columbia and its affiliated companies are responsible for overseeing the investment of $170 billion in assets and rank among the top 20 mutual fund managers based on assets under management in the United States. Galaxy Fund shareholders now have the benefits associated with an organization of Columbia's size and breadth, including expanded investment management, research and other capabilities.

      In addition to the Galaxy Funds, Columbia offers a broad range of financial services. Your financial advisor can help you determine which of these services might meet your specific investment needs and help you achieve your financial goals.

      If you have questions about the information in this report or would like more information on any of the Galaxy Funds, please contact the Galaxy Information Center toll-free at 1-877-289-4252 or visit us at www.galaxyfunds.com. You may also consult your financial advisor.

Sincerely,


/S/ Dwight E. Vicks

Dwight E. Vicks, Jr.
Chairman of the Board of Trustees

MUTUAL FUNDS:

O  ARE NOT BANK DEPOSITS

O  ARE NOT FDIC INSURED

O  ARE NOT OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK

O ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED

MARKET OVERVIEW

[BEGIN SIDEBAR]

"WHILE REAFFIRMING THEIR IMPORTANCE TO DIVERSIFIED PORTFOLIOS IN A VOLATILE
  EQUITY MARKET, MUNICIPALS OUTPACED U.S. TAXABLE FIXED INCOME SECTORS ON A TAXABLE EQUIVALENT BASIS."

[END SIDEBAR]

TAX-EXEMPT BOND MARKET OVERVIEW

BY FLEET INVESTMENT ADVISORS INC.

      During the six months ended April 30, 2002, the U.S. financial markets presented many challenges to investors. Over that time, financial headlines often triggered a flight to quality - with news of abrupt changes in the outlook for the speed and depth of a U.S. economic recovery, increased corporate event risk and accounting irregularities, escalating conflict in the Middle East, rising oil prices, corporate earnings disappointments, renewed stock market volatility, declining prospects for U.S. tax revenues and a sharply deteriorating outlook for government deficits.

      As they had during the previous two years, municipal bonds continued to outperform in this environment. While reaffirming their importance to diversified portfolios in a volatile equity market, municipals outpaced U.S. taxable fixed income sectors on a taxable equivalent basis. For investors in the 38.60% federal income tax bracket, the Lehman Brothers Municipal Bond Index earned a taxable equivalent total return of 1.76% during the six-month reporting period. That compares to taxable total returns of -1.70% for the Lehman Brothers Government/Credit Bond Index and 2.31% for the S&P(R) 500 Index during the same time.

      Despite the strong performance of the Lehman Brothers Municipal Bond Index versus other market benchmarks, month-to-month returns were uneven. After returning -0.84% and -0.95% in November and December of 2001, respectively, the Index returned 1.73% and 1.21% in January and February of 2002, respectively. In March, when investors typically sell investments in municipal securities to pay their tax bills, the Index posted a return of -1.96%. It then recouped the loss in April with a return of 1.95%.

      Similarly, returns were mixed across maturity sectors. The best-performing sectors for the six-month reporting period were those for intermediate-term issues. During that time, the Lehman Brothers 7-Year Municipal Bond Index returned 2.59% and the Lehman Brothers 15-Year Municipal Bond Index returned 2.54%. By contrast, the Lehman Brothers 30-Year Municipal Bond Index returned 1.53%.

MANY MARKET UNCERTAINTIES

      As in the six months prior to the start of the reporting period, returns for bonds were driven by Fed policy, stock market volatility, economic expectations that shifted between a V-shaped and U-shaped recovery and revelations that new borrowing needs had turned an earlier U.S. government budget surplus into a possible $90 to $150 billion budget deficit.

      When the reporting period began on November 1, 2001, 30-year Treasuries were yielding 4.81% and 30-year municipal bonds were yielding 4.93%. Slower economic growth had reduced the annual rate of inflation to 2.10%. Following a 1.3% decline in the third quarter of 2001, the Gross Domestic Product ("GDP"), which measures the output of U.S. goods and services, rose at an annualized rate of 1.7% in the fourth quarter.

      Adding to the aggregate 400 basis-point (4.00%) cut in short-term interest rates that it had imposed earlier in 2001, the Fed lowered the Federal Funds rate a total of 75 basis points in November and December to a 40-year low of 1.75%. The U.S. stock markets interpreted the move as bullish, pushing the S&P(R) 500 Index up 30% from its September 2001 low. In contrast, fixed income investors focused on the prospects of renewed growing government deficits, a consumer-driven economic rebound and the chance for a hike in short-term rates by the middle of 2002.

      Continued strength in consumer spending, along with the replenishing of business inventories, helped GDP growth accelerate to an estimated annualized rate of 5.6% in the first quarter of 2002. In March, the Fed signaled that it was adopting a neutral monetary policy that would table further rate cuts. With annual inflation down to 1.50%, bond yields rose modestly in the first four months of the year. When the reporting period ended, 30-year Treasuries were yielding 5.59% and 30-year municipal bonds were yielding 5.19%.

      In this environment, Treasuries sold off sharply during the reporting period. As municipal yields followed Treasury yields higher, municipal prices shifted from an undervalued relationship with Treasuries to a very expensive one. Although the demand for municipals from retail and other traditional buyers remained relatively strong, there were heavy liquidations from non-traditional traders who had previously been aggressive buyers of municipal bonds.

LOOKING AHEAD

      Over the balance of the year, we see both the risk and opportunity in a persistently volatile market. Building economic strength will likely induce the Fed to raise the Federal Funds rate by the end of 2002, producing a much flatter yield curve for municipal bonds.

[BEGIN SIDEBAR]

"WITH BUDGETED TAX AND SALE REVENUE SHORTFALLS ON THE RISE, ISSUERS ARE LIKELY
 TO TAKE ADVANTAGE OF THE LOW SHORT-TERM RATES THAT ARE CURRENTLY AVAILABLE."

[END SIDEBAR]


      We expect the volume of new issues to stay above its historical seasonal average. With budgeted tax and sale revenue shortfalls on the rise, issuers are likely to take advantage of the low short-term rates that are currently available. Retail and institutional demand for municipal bonds will likely remain strong - driven by the need for diversification, as well as the relatively strong after-tax returns and the low perceived event and credit risk exposure that municipals offer.

      Currently, the extreme steepness of the municipal yield curve gives investors a materially higher income than they could earn with cash investments. In addition, the returns from municipals should more than offset the increased price volatility and marginal losses in principal that would likely occur if interest rates rise. The relatively high after-tax income, combined with the opportunity for price appreciation from the year-end roll down effect should combine to sustain demand for municipal bonds as a preferred asset class and ensure another year of superior relative performance.

PERFORMANCE AT-A-GLANCE

AVERAGE ANNUAL TOTAL RETURNS -- TRUST SHARES


                                                                                                                     10 YEARS/
AS OF APRIL 30, 2002                                                            6 MONTHS+     1 YEAR      5 YEARS  LIFE OF FUND++
--------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond Fund (INCEPTION DATE 12/30/91)                                     0.57%        6.69%      5.95%         6.38%
--------------------------------------------------------------------------------------------------------------------------------
Connecticut Municipal Bond Fund (INCEPTION DATE 3/16/93)                           0.46         5.93       5.81          5.36
--------------------------------------------------------------------------------------------------------------------------------
Florida Municipal Bond Fund (INCEPTION DATE 6/30/97)                               0.93         5.91       N/A           5.16
--------------------------------------------------------------------------------------------------------------------------------
Massachusetts Municipal Bond Fund (INCEPTION DATE 3/12/93)                         0.31         6.39       5.82          5.21
--------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal Bond Fund (INCEPTION DATE 4/3/98)                             0.51         6.13       N/A           4.65
--------------------------------------------------------------------------------------------------------------------------------
New York Municipal Bond Fund (INCEPTION DATE 12/31/91)                             0.62         5.96       5.88          6.21
--------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Bond Fund (INCEPTION DATE 5/3/93)**                         1.09         7.77       4.94          4.63
--------------------------------------------------------------------------------------------------------------------------------
Rhode Island Municipal Bond Fund (INCEPTION DATE 6/19/00)                          0.79         6.33       N/A           7.79
--------------------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt Bond Fund (INCEPTION DATE 6/14/93)*                        1.09         6.22       5.89          5.79
--------------------------------------------------------------------------------------------------------------------------------
Connecticut Intermediate Municipal Bond Fund (INCEPTION DATE 8/1/94)*              0.73         6.01       5.68          5.95
--------------------------------------------------------------------------------------------------------------------------------
Massachusetts Intermediate Municipal Bond Fund (INCEPTION DATE 6/14/93)*           0.85         6.12       5.72          5.31
--------------------------------------------------------------------------------------------------------------------------------


+    Unannualized total returns.
++   Return figures shown are average  annual total returns for the 10 years ended April 30, 2002 for the  Tax-Exempt  Bond Fund and the New York Municipal Bond Fund and for the period from inception through April 30, 2002 for each other Fund.
*    The  Intermediate  Tax-Exempt Bond Fund,  Connecticut  Intermediate  Municipal Bond Fund,  Florida  Municipal Bond Fund and
     Massachusetts Intermediate Municipal Bond Fund commenced operations as separate portfolios (each a "Predecessor Boston 1784
     Fund") of the Boston 1784 Funds. On June 26, 2000, each Predecessor  Boston 1784 Fund was reorganized as a new portfolio of
     The Galaxy Fund. Prior to the  reorganization,  each Predecessor Boston 1784 Fund offered and sold one series of shares. In connection with the  reorganization,  (i) shareholders of the Predecessor  Intermediate  Tax-Exempt Bond Fund,  Predecessor
     Connecticut Intermediate Municipal Bond Fund and Predecessor Massachusetts Intermediate Municipal Bond Fund exchanged their shares for Trust Shares and BKB Shares of the Galaxy  Intermediate  Tax-Exempt Bond Fund, Galaxy  Connecticut  Intermediate
     Municipal Bond Fund and Galaxy Massachusetts  Intermediate Municipal Bond Fund, respectively,  and (ii) shareholders of the
     Predecessor  Florida  Municipal  Bond Fund  exchanged  their shares for Shares of the Galaxy  Florida  Municipal Bond Fund.
     Shareholders of the Predecessor Intermediate Tax-Exempt Bond Fund, Predecessor Connecticut Intermediate Municipal Bond Fund
     and  Predecessor  Massachusetts  Municipal Bond Fund who purchased  their shares through an investment  management,  trust, custody or other agency  relationship  with BankBoston,  N.A.  received Trust Shares,  and shareholders of such Predecessor
     Boston 1784 Funds who purchased their shares other than through an investment  management,  trust,  custody or other agency relationship with BankBoston,  N.A. received BKB Shares of the Galaxy Intermediate Tax-Exempt Bond Fund, Galaxy Connecticut
     Intermediate Municipal Bond Fund and Galaxy Massachusetts Intermediate Municipal Bond Fund, respectively. On June 26, 2001,
     BKB Shares of the  Intermediate  Tax-Exempt  Bond Fund,  Connecticut  Intermediate  Municipal  Bond Fund and  Massachusetts
     Intermediate  Municipal Bond Fund were converted into Retail A Shares of the Funds. The total returns shown above for Trust
     Shares or Shares of the Intermediate Tax-Exempt Bond Fund, Connecticut  Intermediate Municipal Bond Fund, Florida Municipal
     Bond Fund and Massachusetts Intermediate Municipal Bond Fund for periods prior to June 26, 2000 represent the total returns for the respective Predecessor Boston 1784 Funds.
**   The Galaxy Pennsylvania Municipal Bond Fund commenced operations as a separate portfolio (the "Predecessor Pillar Fund") of
     The Pillar Funds.  On August 27, 2001, the  Predecessor  Pillar Fund was reorganized as a new portfolio of The Galaxy Fund.
     Prior to the  reorganization,  the  Predecessor  Pillar Fund offered and sold two series of shares.  In connection with the reorganization,  shareholders  of the  Predecessor  Pillar Fund exchanged their Class I Shares and Class A Shares for Trust
     Shares of the Galaxy  Pennsylvania  Municipal  Bond Fund.  The total  returns  shown  above for Trust  Shares of the Galaxy
     Pennsylvania Municipal Bond Fund for the periods prior to August 27, 2001 represent the total returns for Class I Shares of the Predecessor Pillar Fund.

PERFORMANCE AT-A-GLANCE

AVERAGE ANNUAL TOTAL RETURNS -- RETAIL A  SHARES*


                                                                                                                     10 YEARS/
AS OF APRIL 30, 2002                                                            6 MONTHS+     1 YEAR     5 YEARS   LIFE OF FUND++
---------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond Fund (INCEPTION DATE 12/30/91)                                    -4.35%        1.45%      4.70%       5.77%
---------------------------------------------------------------------------------------------------------------------------------
Connecticut Municipal Bond Fund (INCEPTION DATE 3/16/93)                          -4.43         0.70       4.58        4.62
---------------------------------------------------------------------------------------------------------------------------------
Massachusetts Municipal Bond Fund (INCEPTION DATE 3/12/93)                        -4.52         1.18       4.62        4.50
---------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal Bond Fund (INCEPTION DATE 4/3/98)                            -4.33         0.93       N/A         3.23
---------------------------------------------------------------------------------------------------------------------------------
New York Municipal Bond Fund (INCEPTION DATE 12/31/91)                            -4.27         0.73       4.67        5.54
---------------------------------------------------------------------------------------------------------------------------------
Rhode Island Municipal Bond Fund (INCEPTION DATE 12/20/94)                        -3.97         1.23       4.82        5.76
---------------------------------------------------------------------------------------------------------------------------------
Intermediate Tax-Exempt Bond Fund (INCEPTION DATE 6/26/00)                        -3.77         0.97       N/A         4.41
---------------------------------------------------------------------------------------------------------------------------------
Connecticut Intermediate Municipal Bond Fund (INCEPTION DATE 6/26/00)             -4.09         0.77       N/A         4.24
---------------------------------------------------------------------------------------------------------------------------------
Massachusetts Intermediate Municipal Bond Fund (INCEPTION DATE 6/26/00)           -4.00         0.87       N/A         4.35
---------------------------------------------------------------------------------------------------------------------------------

+    Unannualized total returns.
++   Return figures shown are average  annual total returns for the 10 years ended April 30, 2002 for the  Tax-Exempt  Bond Fund and the New York Municipal Bond Fund and for the period from inception through April 30, 2002 for each other Fund.
*    Return figures have been restated to include the effect of the maximum 4.75% front-end sales charge which became  effective on January 1, 2001.

AVERAGE ANNUAL TOTAL RETURNS -- RETAIL B SHARES**


                            6 MONTH      6 MONTH       1 YEAR       1 YEAR       5 YEAR       5 YEAR    LIFE OF FUND LIFE OF FUND
                            RETURNS      RETURNS       RETURNS      RETURNS      RETURNS      RETURNS      RETURNS      RETURNS
                            BEFORE        AFTER        BEFORE        AFTER       BEFORE        AFTER       BEFORE        AFTER
                          CONTINGENT   CONTINGENT    CONTINGENT   CONTINGENT   CONTINGENT   CONTINGENT   CONTINGENT   CONTINGENT
                           DEFERRED     DEFERRED      DEFERRED     DEFERRED     DEFERRED     DEFERRED     DEFERRED     DEFERRED
                         SALES CHARGE SALES CHARGE  SALES CHARGE SALES CHARGE SALES CHARGE SALES CHARGE SALES CHARGE SALES CHARGE
AS OF APRIL 30, 2002       DEDUCTED+   DEDUCTED*+     DEDUCTED     DEDUCTED*    DEDUCTED     DEDUCTED*    DEDUCTED     DEDUCTED*
---------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Bond Fund
(INCEPTION DATE 3/4/96)         0.15%       -4.74%         5.79%        0.79%        5.05%        4.56%        4.47%        4.34%
---------------------------------------------------------------------------------------------------------------------------------
Connecticut
Municipal Bond Fund
(INCEPTION DATE 3/1/01)         0.04        -4.89          5.01         0.01       N/A          N/A            3.87         0.45
---------------------------------------------------------------------------------------------------------------------------------
Massachusetts
Municipal Bond Fund
(INCEPTION DATE 3/1/01)        -0.10        -5.01          5.52         0.52       N/A          N/A            3.95         0.53
---------------------------------------------------------------------------------------------------------------------------------
New Jersey
Municipal Bond Fund
(INCEPTION DATE 3/1/01)         0.02        -4.88          5.11         0.11       N/A          N/A            3.95         0.54
---------------------------------------------------------------------------------------------------------------------------------
New York
Municipal Bond Fund
(INCEPTION DATE 3/1/01)         0.20        -4.73          5.07         0.07       N/A          N/A            3.98         0.57
---------------------------------------------------------------------------------------------------------------------------------
Rhode Island
Tax-Exempt
Bond Fund
(INCEPTION DATE 3/1/01)         0.37        -4.56          5.41         0.41       N/A          N/A            4.26         0.85
---------------------------------------------------------------------------------------------------------------------------------
Intermediate
Tax-Exempt
Bond Fund
(INCEPTION DATE 3/1/01)         0.59        -4.37          5.18         0.18       N/A          N/A            4.30         0.88
---------------------------------------------------------------------------------------------------------------------------------
Connecticut
Intermediate
Municipal Bond Fund
(INCEPTION DATE 3/1/01)         0.30        -4.63          5.07         0.07       N/A          N/A            3.97         0.55
---------------------------------------------------------------------------------------------------------------------------------
Massachusetts
Intermediate
Municipal Bond Fund
(INCEPTION DATE 3/1/01)         0.44        -4.51          5.21         0.21       N/A          N/A            4.15         0.74
---------------------------------------------------------------------------------------------------------------------------------

+    Unannualized total returns.
*    As if shares were redeemed at end of period.
**   Return  figures after the deduction of contingent  deferred  sales charges for the periods prior to January 1, 2001 for the
     Tax-Exempt Bond Fund have been restated to include the effect of the applicable contingent deferred sales charge payable on redemptions of Retail B Shares purchased on or after January 1, 2001 and redeemed within seven years of purchase.  Retail B
     Shares  purchased on or after  January 1, 2001 (i) are subject to a 5.00%  contingent  deferred  sales charge if shares are redeemed within the first year,  decreasing to 4.00%,  4.00%, 4.00%, 3.00%, 2.00% and 1.00% for redemptions made during the second through the seventh years, respectively, and (ii) automatically convert to Retail A Shares after eight years. Retail
     B Shares  purchased  prior to January 1, 2001 (i) are subject to a 5.00%  contingent  deferred  sales  charge if shares are redeemed within the first year,  decreasing to 4.00%,  3.00%, 3.00%, 2.00% and 1.00% for redemptions made during the second through the sixth years,  respectively,  and (ii)  automatically  convert to Retail A Shares  after six years.  The average annual total returns for Retail B Shares of the Tax-Exempt  Bond Fund  purchased  prior to January 1, 2001 may be different than those shown above.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. INVESTMENT RETURNS AND PRINCIPAL VALUES WILL VARY WITH MARKET CONDITIONS SO THAT AN INVESTOR'S SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE INVESTMENT ADVISOR AND/OR ITS AFFILIATES AND/OR THE ADMINISTRATOR IS PRESENTLY WAIVING FEES AND/OR REIMBURSING EXPENSES AND MAY REVISE OR DISCONTINUE SUCH PRACTICE AT ANY TIME. WITHOUT SUCH WAIVERS AND/OR REIMBURSEMENTS, PERFORMANCE WOULD BE LOWER. TOTAL RETURN FIGURES IN THIS REPORT INCLUDE CHANGES IN SHARE PRICE, REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS AND INCLUDE THE DEDUCTION OF ANY SALES CHARGES, WHERE APPLICABLE, UNLESS OTHERWISE INDICATED.

PORTFOLIO REVIEWS


[GRAPHIC OMITTED]
GALAXY FUNDS LOGO

THE TAX-EXEMPT BOND FUNDS ARE MANAGED BY THE MUNICIPAL BOND PORTFOLIO MANAGEMENT TEAM OF FLEET INVESTMENT ADVISORS INC.



PORTFOLIO STRATEGY REVIEW

      Given the many market uncertainties of the six months ending April 30, 2002, we tried to position the Galaxy Tax-Exempt Bond Funds to minimize downside price volatility, optimize after-tax income and earn total returns that were competitive versus other funds with similar investment objectives.

      With these goals in mind, we focused on securities with strong credit quality, emphasized issues with premium coupons and maintained maturity structures that were generally shorter than those represented by the Funds' market benchmarks. In addition, we diversified sector exposure away from health care and transportation issuers - as well as from issuers in the energy and utility sectors that might be vulnerable to event risk. We also gave priority to municipals with improved call protection.

      We exited less desirable bond structures and shortened the Funds' average maturity at times of market strength and used the downdrafts in market pricing - as in December and March - to extend maturity exposure, lock in attractive yields, and enhance total return opportunities offered by an unusually steep yield curve. As of April 30, 2002, for example, extending from one to seven years on the municipal yield curve earned a 200 basis-point increase in yield; while extending to 14 and 18 years provided yield gains of 277 basis points and 300 basis points, respectively.


     Throughout the reporting period, we maintained our discipline of emphasizing credit quality over incremental additions in yield. We believe that credit quality will take on added importance in the uncertain market climate that lies ahead.

NEW OPPORTUNITIES

      By the end of the six-month reporting period, the municipal bond market had become fairly valued versus taxable issues. Over the next few months, seasonal cash flows from coupon and maturity payments should increase the demand for municipal bonds. This should provide an opportunity to swap out of issues with lower coupons, weak call structures, and lesser credit quality. Similarly, we expect sporadic periods of price weakness commensurate with cycles of heavy new issue offerings. We would view any sharp selloffs as opportunities to execute a re-entry strategy and maximize income by repositioning the portfolios in intermediate- and longer-term securities, in what we view as the "sweet spots" on the municipal yield curve.

PORTFOLIO REVIEWS

GALAXY TAX-EXEMPT BOND FUND

      Trust Shares of the Galaxy Tax-Exempt Bond Fund earned a total return of 0.57% for the six months ended April 30, 2002. Over the same time, Retail A Shares of the Fund had a total return of 0.46% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.15% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.)

      Over the same time, the general municipal debt funds tracked by Lipper Inc. ("Lipper"), a mutual fund performance tracking service, had an average total return of 0.39% and the Lehman Brothers Municipal Bond Index had a total return of 1.08%.

      On April 30, 2002, the Fund's Trust Shares had a 30-day Securities and Exchange Commis-sion ("SEC") annualized yield of 4.19%, its Retail A Shares had a 30-day SEC annualized yield of 3.79% and its Retail B Shares had a 30-day SEC annualized yield of 3.35%. For shareholders in the 38.60% federal income tax bracket, these equaled taxable yields of 6.82%, 6.17%, and 5.46%, respectively.

GALAXY TAX-EXEMPT BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MOUNTAIN ..............................   5%
OTHER TERRITORIES .....................   5%
EAST ..................................  37%
SOUTH .................................  26%
NORTH CENTRAL .........................  15%
PACIFIC ...............................   6%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES ................   6%


GALAXY TAX-EXEMPT BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


        LEHMAN BROTHERS
         MUNICIPAL BOND
             INDEX       TRUST SHARES   RETAIL A SHARES   RETAIL B SHARES

12/30/91     10,000          10,000           9,525
12/30/92     10,582          10,455           9,957
12/30/93     12,071          12,089          11,556
12/30/94     11,545          11,515          11,051
12/30/95     13,259          13,084          12,533            10,000
12/30/96     14,016          13,742          13,131             9,615
10/31/97     15,207          14,807          14,114            10,398
10/31/98     16,428          15,970          15,187            11,250
10/31/99     16,136          15,450          14,662            10,889
10/31/00     17,509          16,735          15,853            11,801
10/31/01     19,351          18,540          17,524            12,872
04/30/02     19,559          18,645          17,606            12,991

* SINCE INCEPTION ON 12/30/91 FOR TRUST AND RETAIL A SHARES. SINCE INCEPTION ON 3/4/96 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 1.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO RETAIL B SHARES PURCHASED ON OR AFTER JANUARY 1, 2001 AND REDEEMED DURING THE SEVENTH YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES FOR RETAIL BSHARES PURCHASED PRIOR TO JANUARY 1, 2001 MAY BE DIFFERENT THAN THOSE SHOWN. SEE "PERFORMANCE AT-A-GLANCE - AVERAGE ANNUAL TOTAL RETURNS - RETAIL B SHARES" ON PAGE 5. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND.

PORTFOLIO REVIEWS

GALAXY CONNECTICUT MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Connecticut Municipal Bond Fund earned a total return of 0.46%. Over the same time, Retail A Shares of the Fund earned a total return of 0.36% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.04% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.) During the same period, the Connecticut municipal debt funds tracked by Lipper had an average total return of 0.58% and the Lehman Brothers Municipal Bond Index had a total return of 1.08%.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 3.84%, its Retail A Shares had a 30-day SEC annualized yield of 3.48% and its Retail BShares had a 30-day SEC annualized yield of 2.97%. These equaled taxable yields of 6.25%, 5.67% and 4.84%, respectively, for shareholders in the 38.60% federal income tax bracket.

GALAXY CONNECTICUT MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES .........  1%
CONNECTICUT .................... 89%
PUERTO RICO ....................  7%
GEORGIA ........................  3%



GALAXY CONNECTICUT MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


          LEHMAN BROTHERS
           MUNICIPAL BOND
               INDEX      TRUST SHARES   RETAIL A SHARES   RETAIL B SHARES

03/16/93       10,000        10,000           9,525
03/16/93       10,583        10,580          10,076
03/16/94       10,122         9,902           9,432
03/16/95       11,625        11,413          10,841
03/16/96       13,333        11,930          11,310
03/16/97       14,776        12,891          12,198
10/31/98       14,503        13,898          13,122
10/31/99       14,147        13,526          12,745
10/31/00       15,350        14,568          13,701
03/01/01       16,229        15,250          14,333            10,000
10/31/01       17,147        16,029          15,047             9,949
04/30/02       17,331        16,103          15,102            10,053

* SINCE INCEPTION ON 3/16/93 FOR TRUST AND RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 3/31/93 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

PORTFOLIO REVIEWS

GALAXY FLORIDA MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Florida Municipal Bond Fund earned a total return of 0.93%. Over the same time, the Florida intermediate municipal debt funds tracked by Lipper had an average total return of 0.93% and the Lehman Brothers Quality Intermediate Municipal Bond Index had a total return of 1.41%.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 3.55%. This equaled a taxable yield of 5.78% for shareholders in the 38.60% federal income tax bracket.

GALAXY FLORIDA MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

MISSISSIPPI ..................   1%
FLORIDA ......................  91%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES .......   6%
PUERTO RICO ..................   2%


GALAXY FLORIDA MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          LEHMAN BROTHERS
        QUALITY INTERMEDIATE
           MUNICIPAL BOND
               INDEX      TRUST SHARES

06/30/97       10,000        10,000
10/31/97       10,298        10,344
10/31/98       11,022        11,098
10/31/99       11,071        10,825
10/31/00       11,798        11,602
10/31/01       12,943        12,637
04/30/02       13,126        12,754

* SINCE INCEPTION ON 6/30/97. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS QUALITY INTERMEDIATE MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND.

PORTFOLIO REVIEWS

GALAXY MASSACHUSETTS MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Massachusetts Municipal Bond Fund earned a total return of 0.31%. Over the same time, Retail A Shares of the Fund had a total return of 0.22% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of -0.10% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.)

      These total returns compared to an average total return of 0.14% for the Massachusetts municipal debt funds tracked by Lipper and a total return of 1.08% for the Lehman Brothers Municipal Bond Index.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 4.15%, its Retail A Shares had a 30-day SEC annualized yield of 3.77% and its Retail B Shares had a 30-day SEC annualized yield of 3.30%. These equaled taxable yields of 6.76%, 6.14% and 5.37%, respectively, for shareholders in the 38.60% federal income tax bracket.

GALAXY MASSACHUSETTS MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PUERTO RICO ..................  2%
MASSACHUSETTS ................ 95%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES .......  3%

GALAXY MASSACHUSETTS MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
             MUNICIPAL BOND
                INDEX      TRUST SHARES  RETAIL A SHARES   RETAIL B SHARES

03/12/93       10,000.00    10,000.00        9,525.00
10/31/93       10,582.95    10,542.08       10,040.08
10/31/94       10,121.83     9,860.73        9,391.10
10/31/95       11,624.59    11,311.83       10,754.48
10/31/96       12,288.22    11,795.12       11,190.23
10/31/97       13,332.69    12,746.08       12,076.65
10/31/98       14,402.50    13,691.74       12,948.64
10/31/99       14,146.82    13,257.01       12,514.86
10/31/00       15,350.25    14,379.27       13,552.89
02/28/01       16,057.06    15,057.73       14,183.91         10,000.00
10/31/01       16,964.97    15,856.15       14,919.22          9,972.61
04/30/02       17,147.75    15,905.99       14,952.97         10,062.10

* SINCE INCEPTION ON 3/12/93 FOR TRUST AND RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 2/28/93 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

PORTFOLIO REVIEWS

GALAXY NEW JERSEY MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy New Jersey Municipal Bond Fund had a total return of 0.51%. Over the same time, Retail A Shares of the Fund had a total return of 0.45% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.02% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.) The New Jersey municipal debt funds tracked by Lipper had an average total return of 0.82% for the same period and the Lehman Brothers Municipal Bond Index had a total return of 1.08%.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 3.93%, its Retail A Shares had a 30-day SEC annualized yield of 3.62% and its Retail B Shares had a 30-day SEC annualized yield of 3.00%. These equaled taxable yields of 6.40%, 5.90% and 4.89%, respectively, for shareholders in the 38.60% federal income tax bracket.


GALAXY NEW JERSEY MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES ............    3%
NEW JERSEY ........................   87%
EAST & NORTH CENTRAL ..............    7%
PUERTO RICO .......................    3%


GALAXY NEW JERSEY MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
             MUNICIPAL BOND
                INDEX      TRUST SHARES  RETAIL A SHARES   RETAIL B SHARES

04/03/98       10,000.00     10,000.00      9,528.00
10/31/98       10,473.45     10,448.49      9,937.92
10/31/99       10,287.52     10,128.34      9,616.21
10/31/00       11,162.65     10,911.87     10,348.02
02/28/01       11,676.65     11,374.42     10,782.00           10,000.00
10/31/01       12,336.87     11,973.89     11,333.58            9,960.91
04/30/02       12,469.79     12,035.34     11,384.56           10,063.11


* SINCE INCEPTION ON 4/3/98 FOR TRUST AND RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 3/31/98 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

PORTFOLIO REVIEWS

GALAXY NEW YORK MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy New York Municipal Bond Fund had a total return of 0.62%. During the same time, Retail A Shares of the Fund had a total return of 0.53% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.20% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.) Over this period, the New York municipal debt funds tracked by Lipper had an average total return of 0.77% and the Lehman Brothers Municipal Bond Index had a total return of 1.08%.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 3.96%, its Retail A Shares had a 30-day SEC annualized yield of 3.60% and its Retail B Shares had a 30-day SEC annualized yield of 3.09%. These equaled taxable yields of 6.45%, 5.86% and 5.03%, respectively, for shareholders in the 38.60% federal income tax bracket.


GALAXY NEW YORK MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

EAST & OTHER TERRITORY ..........   2%
STATE MUNICIPAL BONDS ...........  47%
LOCAL MUNICIPAL BONDS ...........  44%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES ..........   7%





GALAXY NEW YORK MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
             MUNICIPAL BOND
                INDEX      TRUST SHARES  RETAIL A SHARES   RETAIL B SHARES

12/30/91       10,000        10,000           9,525
12/30/92       10,582        10,383           9,889
12/30/93       12,071        12,009          11,437
12/30/94       11,545        11,294          10,756
12/30/95       13,259        12,901          12,265
12/30/96       14,016        13,488          12,793
10/31/97       15,207        14,590          13,808
10/31/98       16,428        15,731          14,864
10/31/99       16,136        15,175          14,311
10/31/00       17,509        16,558          15,589
03/01/01       18,315        17,308          16,283            10,000
10/31/01       19,351        18,181          17,084             9,946
04/30/02       19,559        18,294          17,173            10,066


* SINCE INCEPTION ON 12/30/91 FOR TRUST AND RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND.

PORTFOLIO REVIEWS

GALAXY PENNSYLVANIA MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Pennsylvania Municipal Bond Fund had a total return of 1.09%. Over this period, the Lehman Brothers Municipal Bond Index had a total return of 1.08%, the Lehman Brothers 5-Year Municipal Bond Index had a total return of 1.59% and the Pennsylvania municipal debt funds tracked by Lipper had an average total return of 0.51%. The Fund changed its benchmark from the Lehman Brothers 5-Year Municipal Bond Index to the Lehman Brothers Municipal Bond Index, which tracks the performance of the types of securities that are more representative of the securities in the Fund.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 3.69%. This equaled a taxable yield of 6.01% for shareholders in the 38.60% federal income tax bracket.

GALAXY PENNSYLVANIA MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CASH EQUIVALENTS & NET
OTHER ASSETS AND LIABILITIES .....  1%
PENNSYLVANIA ..................... 99%


GALAXY PENNSYLVANIA MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              LEHMAN BROTHERS     LEHMAN BROTHERS
             5 YEAR MUNICIPAL       MUNICIPAL
               BOND INDEX           BOND INDEX      TRUST SHARES

05/03/93          10,000              10,000          10,000
05/31/93          10,030              10,056           9,980
10/31/93          10,432              10,589          10,277
10/31/94          10,376              10,128          10,142
10/31/95          11,445              11,632          11,133
10/31/96          11,966              12,296          11,583
10/31/97          12,721              13,341          12,343
10/31/98          13,551              14,411          13,132
10/31/99          13,686              14,155          12,229
10/31/00          14,483              15,360          13,351
10/31/01          15,900              16,975          14,860
04/30/02          16,153              17,158          15,021


* SINCE INCEPTION ON 5/3/93 FOR TRUST SHARES. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX AND THE LEHMAN BROTHERS 5-YEAR MUNICIPAL BOND INDEX ARE UNMANAGED INDICES IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDICES DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDICES ARE CALCULATED SINCE 4/30/93 BECAUSE THE INDICES RETURNS ARE CALCULATED AT MONTH-END ONLY.

GALAXY RHODE ISLAND MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Rhode Island Municipal Bond Fund earned a total return of 0.79%. During the same period, Retail A Shares of the Fund earned a total return of 0.78% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.37% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deduct ing the contingent deferred sales charge.) Over the same time, the other states municipal debt funds tracked by Lipper had an average total return of 0.68% and the Lehman Brothers Municipal Bond Index had a total return of 1.08%.

      On April 30, 2002, the Fund's Trust Shares had a 30-day SEC annualized yield of 4.06%. On the same date, Retail A Shares of the Fund had a 30-day SECannualized yield of 3.85% and Retail B Shares of the Fund had a 30-day SEC annualized yield of 3.22%. These equaled taxable yields of 6.61%, 6.27% and 5.24%, respectively, for shareholders in the 38.60% federal income tax bracket.

PORTFOLIO REVIEWS

GALAXY RHODE ISLAND MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES .........  4%
RHODE ISLAND ................... 85%
PUERTO RICO ....................  6%
EAST, NORTH CENTRAL, OTHER
TERRITORIES & PACIFIC ..........  5%


GALAXY RHODE ISLAND MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
             MUNICIPAL BOND
                INDEX     RETAIL A SHARES  TRUST SHARES   RETAIL B SHARES

12/20/94       10,000           9,525
10/31/95       11,445          10,599
10/31/96       12,098          11,152
10/31/97       13,126          12,019
10/31/98       14,179          12,903
10/31/99       13,928          12,550
10/31/00       15,113          13,635        10,000
03/01/01       15,808          14,239        10,843             10,000
10/31/01       16,702          14,982        11,410              9,960
04/30/02       16,882          15,100        11,501             10,099


* SINCE INCEPTION ON 12/20/94 FOR RETAIL A SHARES. SINCE INCEPTION ON 6/19/00 FOR TRUST SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 12/31/94 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

GALAXY INTERMEDIATE TAX-EXEMPT BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Intermediate Tax-Exempt Bond Fund earned a total return of 1.09%. During the same period, Retail A Shares of the Fund earned a total return of 0.99% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.59% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.) Over the same time, the intermediate municipal debt funds tracked by Lipper had an average total return of 0.77% and the Lehman Brothers Quality Intermediate Municipal Bond Index had a total return of 1.41%.

      On April 30, 2002, the Fund's Trust, Retail A and Retail B Shares had 30-day SEC annualized yields of 3.41%, 3.09% and 2.30%, respectively. These equaled taxable yields of 5.55%, 5.03% and 3.75%, respectively, for shareholders in the 38.60% federal income tax bracket.

PORTFOLIO REVIEWS

GALAXY INTERMEDIATE TAX-EXEMPT BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTAION OF DATA POINTS USED IN PRINTED GRAPHIC

MOUNTAIN ......................  4%
OTHER TERRITORIES .............  4%
EAST .......................... 29%
SOUTH ......................... 28%
NORTH CENTRAL ................. 20%
PACIFIC ....................... 10%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES ........  5%



GALAXY INTERMEDIATE TAX-EXEMPT BOND FUND

GROWTH OF $10,000 INVESTMENT*


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTAION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
          QUALITY INTERMEDIATE
             MUNICIPAL BOND
                INDEX       TRUST SHARES  RETAIL A SHARES  RETAIL B SHARES

06/14/93       10,000         10,000
10/31/93       10,301         10,515
10/31/94       10,127         10,292
10/31/95       11,345         11,547
10/31/96       11,869         12,132
10/31/97       12,707         13,142
10/31/98       13,600         14,182
10/31/99       13,662         13,776
06/26/00       14,145         14,029           9,525
10/31/00       14,558         14,924           9,834
03/01/01       15,155         15,512          10,213          10,000
10/31/01       15,972         16,301          10,721           9,941
04/30/02       16,197         16,479          10,827          10,103


* SINCE INCEPTION ON 6/14/93 FOR TRUST SHARES. SINCE INCEPTION ON 6/26/00 FOR RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS QUALITY INTERMEDIATE MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 6/30/93 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

GALAXY CONNECTICUT INTERMEDIATE
MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Connecticut Intermediate Municipal Bond Fund earned a total return of 0.73%. For the same period, Retail A Shares of the Fund earned a total return of 0.65% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.30% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.) Over the same time, the other states intermediate municipal debt funds tracked by Lipper had an average total return of 0.81% and the Lehman Brothers Quality Intermediate Municipal Bond Index had a total return of 1.41%.

      On April 30, 2002, the Fund's Trust, Retail A and Retail B Shares had 30-day SEC annualized yields of 3.86%, 3.54% and 3.04%, respectively. These equaled taxable yields of 6.29%, 5.77% and 4.95%, respectively, for shareholders in the 38.60% federal income tax bracket.


GALAXY CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

GEORGIA ........................  2%
CONNECTICUT .................... 80%
PUERTO RICO .................... 14%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES .........  4%


GALAXY CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*

                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
          QUALITY INTERMEDIATE
             MUNICIPAL BOND
                INDEX      TRUST SHARES   RETAIL A SHARES RETAIL B SHARES

08/01/94        10,000       10,000
10/31/94         9,859        9,826
10/31/95        11,045       11,083
10/31/96        11,555       11,635
10/31/97        12,371       12,546
10/31/98        13,241       13,546
10/31/99        13,301       13,182
06/26/00        13,771       13,777           9,525
10/31/00        14,173       14,212           9,832
03/01/01        14,754       14,799          10,232          10,000
10/31/01        15,549       15,536          10,727           9,933
04/30/02        15,769       15,650          10,797          10,065


* SINCE INCEPTION ON 8/1/94 FOR TRUST SHARES. SINCE INCEPTION ON 6/26/00 FOR RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS QUALITY INTERMEDIATE MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 7/31/94 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

PORTFOLIO REVIEWS

GALAXY MASSACHUSETTS INTERMEDIATE
MUNICIPAL BOND FUND

      For the six months ended April 30, 2002, Trust Shares of the Galaxy Massachusetts Intermediate Municipal Bond Fund earned a total return of 0.85%. For the same period, Retail A Shares of the Fund earned a total return of 0.77% before deducting the maximum 4.75% front-end sales charge and Retail B Shares of the Fund had a total return of 0.44% before deducting the maximum 5.00% contingent deferred sales charge. (Please see the chart on page 4 for total returns after deducting the front-end sales charge and the chart on page 5 for total returns after deducting the contingent deferred sales charge.) Over the same time, the Massachusetts intermediate municipal debt funds tracked by Lipper had an average total return of 0.52% and the Lehman Brothers Quality Intermediate Municipal Bond Index had a total return of 1.41%.

      On April 30, 2002, the Fund's Trust, Retail A and Retail B Shares had 30-day SEC annualized yields of 3.82%, 3.48% and 2.99%, respectively. These equaled taxable yields of 6.22%, 5.67% and 4.87%, respectively, for shareholders in the 38.60% federal income tax bracket.

GALAXY MASSACHUSETTS INTERMEDIATE
MUNICIPAL BOND FUND

DISTRIBUTION OF TOTAL NET ASSETS AS OF APRIL 30, 2002

                                GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PUERTO RICO ....................   2%
MASSACHUSETTS ..................  87%
CASH EQUIVALENTS & NET OTHER
ASSETS AND LIABILITIES .........   7%
EAST & SOUTH ...................   4%

GALAXY MASSACHUSETTS INTERMEDIATE
MUNICIPAL BOND FUND

GROWTH OF $10,000 INVESTMENT*


                               [GRAPHIC OMITTED]
           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            LEHMAN BROTHERS
          QUALITY INTERMEDIATE
             MUNICIPAL BOND
                INDEX      TRUST SHARES  RETAIL A SHARES RETAIL B SHARES

06/14/93        10,000       10,000
10/31/93        10,301       10,579
10/31/94        10,127       10,096
10/31/95        11,345       11,253
10/31/96        11,869       11,741
10/31/97        12,707       12,692
10/31/98        13,600       13,617
10/31/99        13,662       13,344
06/26/00        14,145       13,935           9,525
10/31/00        14,558       14,364           9,843
03/01/01        15,155       14,938          10,231             10,000
10/31/01        15,972       15,691          10,735              9,941
04/30/02        16,197       15,826          10,817             10,086

* SINCE INCEPTION ON 6/14/93 FOR TRUST SHARES. SINCE INCEPTION ON 6/26/00 FOR RETAIL A SHARES. SINCE INCEPTION ON 3/1/01 FOR RETAIL B SHARES. PERFORMANCE FIGURES FOR RETAIL A SHARES INCLUDE THE EFFECT OF THE MAXIMUM 4.75% FRONT-END SALES CHARGE. PERFORMANCE FIGURES FOR RETAIL B SHARES REFLECT THE DEDUCTION OF THE 4.00% CONTINGENT DEFERRED SALES CHARGE (APPLICABLE TO SHARES REDEEMED DURING THE SECOND YEAR AFTER PURCHASE) AS IF SHARES WERE REDEEMED ON APRIL 30, 2002. PERFORMANCE FIGURES DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR REDEMPTION OF FUND SHARES. THE LEHMAN BROTHERS QUALITY INTERMEDIATE MUNICIPAL BOND INDEX IS AN UNMANAGED INDEX IN WHICH INVESTORS CANNOT INVEST. RESULTS FOR THE INDEX DO NOT REFLECT INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES INCURRED BY THE FUND. RESULTS FOR THE INDEX ARE CALCULATED SINCE 6/30/93 BECAUSE THE INDEX RETURNS ARE CALCULATED AT MONTH-END ONLY.

SHAREHOLDER SERVICES

[BEGIN SIDEBAR]

"A WELL-BALANCED ASSET ALLOCATION PLAN MAY HELP TO CONTROL YOUR RISK WHILE YOU PURSUE YOUR GOALS."

[END SIDEBAR]

AUTOMATIC INVESTMENT PROGRAM

The Golden Rule of investing is "pay yourself first." That is easy to do with Galaxy's Automatic Investment Program. For as little as $50 per month deducted directly from your checking, savings or bank money market account, you can consistently and conveniently add to your Galaxy investment. When you establish an Automatic Investment Program, the $2,500 initial investment requirement for Galaxy is waived. Of course, such a program does not assure a profit and does not protect against loss in a declining market.

DIVERSIFICATION

A fundamental investment practice is "diversification." A well-balanced asset allocation plan may help to control your risk while you pursue your goals. Many mutual funds offer a low-cost way to diversify your investments while you benefit from professional management. Galaxy's comprehensive array of investment choices can be used in combination to match the needs of most shareholders. Diversification does not eliminate the risk of loss in a declining market.

EXCHANGE PRIVILEGES

As your investment needs change, you can conveniently exchange your shares in one Fund for shares in another Fund at no cost (as long as you exchange within the same share class). Please see the Funds' prospectuses for details on this service.

CONSOLIDATED STATEMENTS

If you hold your shares directly with the Galaxy Funds, you will receive a consolidated statement from Galaxy on a quarterly basis. If your Galaxy Shares are held in a brokerage account, your Galaxy Funds will appear on your brokerage statement.

YOUR FINANCIAL ADVISOR

Your financial advisor can discuss the Galaxy Funds with you and how they may help you to achieve your financial goals. Please see your financial advisor if you have any questions about this report or your account.

24-HOUR ACCESS TO ACCOUNT INFORMATION

24 hours a day, seven days a week, our toll-free telephone lines offer round-the-clock access to Fund information and services. Call toll-free at 1-877-289-4252 for information on initial purchases and current performance.

--------------------------------------------------------------------------------
CERTAIN SHAREHOLDER SERVICES MAY NOT BE AVAILABLE TO TRUST, PRIME A AND PRIME B SHARE INVESTORS. PLEASE CONSULT YOUR FUND PROSPECTUS. SHARES OF THE FUNDS ARE DISTRIBUTED THROUGH PFPC DISTRIBUTORS, INC., MEMBER NASD AND SIPC.

SHAREHOLDER INFORMATION

[BEGIN SIDEBAR]

         TRUSTEES
            AND
    EXECUTIVE OFFICERS
   Dwight E. Vicks, Jr.
   CHAIRMAN AND TRUSTEE

      John T. O'Neill
   PRESIDENT, TREASURER
        AND TRUSTEE

     Louis DeThomasis,
       F.S.C., Ph.D.
          TRUSTEE

     Kenneth A. Froot
          TRUSTEE

       James M. Seed
          TRUSTEE

     Donald B. Miller
     EMERITUS TRUSTEE

    Bradford S. Wellman
     EMERITUS TRUSTEE

     William Greilich
      VICE PRESIDENT

         W. Bruce
      McConnel, Esq.
         SECRETARY


    INVESTMENT ADVISOR

     Fleet Investment
       Advisors Inc.
    100 Federal Street
        Boston, MA
           02110

        DISTRIBUTOR

  PFPC Distributors, Inc.
    3200 Horizon Drive
 King of Prussia, PA 19406

       ADMINISTRATOR

         PFPC Inc.
    4400 Computer Drive
Westborough, MA 01581-5108

          AUDITOR

     Ernst & Young LLP
   200 Clarendon Street
     Boston, MA 02116

       LEGAL COUNSEL

 Drinker Biddle & Reath LLP
     One Logan Square
  18th and Cherry Streets
  Philadelphia, PA 19103

[END SIDEBAR]

This report is submitted for the general information of shareholders of The Galaxy Fund. It is not authorized for distribution to prospective investors unless accompanied or preceded by an effective prospectus for each Fund of The Galaxy Fund, which contains more information concerning the investment policies and expenses of the Funds, as well as other pertinent information. For complete information, and before making an investment decision on any of the Funds of The Galaxy Fund, you should request a prospectus from PFPC Distributors, Inc. by calling toll-free 1-877-289-4252. Read the prospectus carefully before you invest.

SHARES OF THE FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON FINANCIAL CORPORATION OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

                                [GRAPHIC OMITTED]

                                  RECYCLE LOGO

                   This report was printed on recycled paper.

                       This page left blank intentionally.

                       This page left blank intentionally.

TAX-EXEMPT BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                        VALUE
  ----------                                                      ---------


MUNICIPAL SECURITIES - 94.24%

                CALIFORNIA - 0.94%

$ 2,000,000     California State, GO
                5.00%, 04/01/20..............................  $   1,962,800
                                                               -------------

                COLORADO - 0.97%

  2,000,000     Denver City & County Airport Revenue
                Series A
                5.50%, 11/15/25
                Insured: MBIA................................      2,027,300
                                                               -------------

                CONNECTICUT - 1.79%

  1,000,000     Connecticut State HEFA, Trinity College
                Series F
                5.50%, 07/01/21
                Insured: MBIA................................      1,068,790
  1,000,000     Connecticut State Special Tax
                Transportation Infrastructure
                Series A
                5.38%, 10/01/27
                Insured: FSA.................................      1,047,720
  1,520,000     Connecticut State, SP OB
                Transportation Infrastructure
                Series A
                5.63%, 12/01/19..............................      1,620,472
                                                               -------------
                                                                   3,736,982
                                                               -------------

                DISTRICT OF COLUMBIA - 2.65%

  5,740,000     District of Columbia
                George Washington University
                Series A
                5.13%, 09/15/31
                Insured: MBIA................................      5,532,958
                                                               -------------

                FLORIDA - 3.51%

  2,000,000     Hillsborough County School Board
                Master Lease Program, COP
                Series A
                5.50%, 07/01/14
                Insured: MBIA................................      2,201,400
  3,000,000     Orange County Tourist Development
                Tax Revenue
                5.50%, 10/01/31
                Insured: AMBAC...............................      3,063,870
  1,900,000     Tallahassee Consolidated Utility Systems
                5.50%, 10/01/17
                Insured: FGIC................................      2,067,447
                                                               -------------
                                                                   7,332,717
                                                               -------------

   PAR VALUE                                                        VALUE
  ----------                                                      ---------

                GEORGIA - 5.77%

 $2,725,000     Atlanta Airport Revenue, Series A
                5.50%, 01/01/22
                Insured: FGIC................................  $   2,790,427
  3,420,000     Atlanta Water & Wastewater Revenue
                Series A
                5.00%, 11/01/38
                Insured: FGIC................................      3,691,890
  2,000,000     De Kalb County Water & Sewer Revenue
                6.25%, 10/01/06..............................      2,247,280
  1,000,000     Fulton County School District, GO
                Pre-refunded 01/01/04
                5.60%, 01/01/11..............................      1,070,140
  2,000,000     Georgia State, Series B, GO
                5.75%, 08/01/10..............................      2,249,580
                                                               -------------
                                                                  12,049,317
                                                               -------------

                HAWAII - 0.96%

  1,815,000     Hawaii State, Series CU, GO
                5.75%, 10/01/08
                Insured: MBIA................................      2,017,917
                                                               -------------

                IDAHO - 0.57%

  1,160,000     Idaho Housing & Finance Association
                Single Family Mortgage
                Series G-2, AMT
                5.70%, 07/01/16..............................      1,190,032
                                                               -------------

                ILLINOIS - 4.22%

  1,300,000     Chicago, Board of Education, GO
                5.60%, 12/01/18
                Insured: FGIC................................      1,366,768
  1,000,000     Chicago Skyway Toll Bridge
                5.50%, 01/01/31
                Insured: AMBAC...............................      1,020,110
  1,000,000     Cook County, GO
                7.25%, 11/01/07
                Insured: MBIA................................      1,159,370
  3,000,000     Illinois Educational Facilities Authority
                Wesleyan University
                5.65%, 09/01/26
                Insured: MBIA................................      3,099,600
  2,540,000     Illinois State Dedicated Tax Capital
                Appreciation, Civic Center, Series B
                5.79%, 12/15/17 (A)
                Insured: AMBAC...............................      1,123,874
  1,000,000     Illinois State, GO
                5.80%, 09/01/18
                Insured: FGIC................................      1,058,500
                                                               -------------
                                                                   8,828,222
                                                               -------------





                       SEE NOTES TO FINANCIAL STATEMENTS.

TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)


   PAR VALUE                                                        VALUE
  ----------                                                      ---------



                IOWA - 0.75%

 $1,535,000     Iowa Finance Authority
                Single Family Mortgage, Series F
                5.55%, 01/01/16
                Insured: GNMA/FNMA...........................  $   1,575,892
                                                               -------------

                KANSAS - 0.83%

  1,575,000     Kansas State
                Department of Highway Transportation
                5.50%, 09/01/14..............................      1,738,390
                                                               -------------

                MAINE - 1.01%

  1,000,000     Maine Governmental Facilities Authority
                Lease Rent Revenue
                5.63%, 10/01/19
                Insured: FSA.................................      1,050,140
  1,000,000     Maine Municipal Bond Bank, Series D
                5.70%, 11/01/21
                Insured: MBIA................................      1,053,940
                                                               -------------
                                                                   2,104,080
                                                               -------------

                MARYLAND - 5.63%

  2,875,000     Maryland State
                Community Development Administration
                Department of Housing & Community
                Development, Series A, AMT
                5.70%, 07/01/17..............................      2,951,159
  1,885,000     Maryland State
                Community Development Administration
                Department of Housing & Community
                Development, Series B, AMT
                5.55%, 09/01/25..............................      1,925,829
  3,750,000     Maryland State
                Department of Transportation
                County Transportation
                5.50%, 02/01/15..............................      4,110,412
  1,500,000     Maryland State
                Health & Higher Education Facilities
                Authority, Johns Hopkins University
                6.00%, 07/01/10..............................      1,705,920
  1,020,000     Montgomery County
                Housing Opportunity Commission
                Single Family Mortgage, Series A
                5.75%, 07/01/13..............................      1,064,870
                                                               -------------
                                                                  11,758,190
                                                               -------------

                MASSACHUSETTS - 9.53%

  5,750,000     Massachusetts Bay
                Transportation Authority, General
                Transportation Systems, Series A
                7.00%, 03/01/21
                Insured: MBIA/IBC............................      7,146,847
  3,000,000     Massachusetts State Construction Lien
                Series C, GO
                5.38%, 12/01/16..............................      3,154,620



   PAR VALUE                                                        VALUE
  ----------                                                      ---------


                MASSACHUSETTS (CONTINUED)

 $1,775,000     Massachusetts State Construction Lien
                Series C, GO
                5.25%, 08/01/17..............................  $   1,874,311
  2,000,000     Massachusetts State HEFA
                Partners Healthcare System, Series A
                5.38%, 07/01/17
                Insured: MBIA................................      2,055,440
  1,250,000     Massachusetts State HEFA
                Partners Healthcare System, Series C
                6.00%, 07/01/17..............................      1,331,100
  1,000,000     Massachusetts State IFA
                Nantucket Electric Co., Series A, AMT
                5.88%, 07/01/17
                Insured: AMBAC
                SPA: State Street Bank & Trust Co. ..........      1,059,570
  2,000,000     Massachusetts State IFA
                Tufts University, Series H
                5.50%, 02/15/12
                Insured: MBIA................................      2,198,280
  1,000,000     Massachusetts State WRA, Series B
                5.50%, 08/01/15
                Insured: FSA.................................      1,095,740
                                                               -------------
                                                                  19,915,908
                                                               -------------

                MICHIGAN - 1.70%

  1,250,000     Michigan State, GO
                5.50%, 12/01/15..............................      1,378,600
  2,000,000     Michigan State Trunk Line Revenue
                Series A
                5.50%, 11/01/16..............................      2,175,600
                                                               -------------
                                                                   3,554,200
                                                               -------------

                MINNESOTA - 1.49%

  2,000,000     Elk River, Independent School District
                Number 728, Series A, GO
                5.00%, 02/01/17
                Insured: MBIA................................      2,025,300
  1,000,000     Minnesota State, GO
                5.50%, 11/01/13..............................      1,087,600
                                                               -------------
                                                                   3,112,900
                                                               -------------

                MISSISSIPPI - 3.05%

  3,100,000     Mississippi Development Bank, SP OB
                Capital Projects & Equipment Acquisition
                Series A-2
                5.00%, 07/01/24
                Insured: AMBAC...............................      3,050,834
  3,000,000     Mississippi State, Series A, GO
                5.50%, 12/01/14..............................      3,325,260
                                                               -------------
                                                                   6,376,094
                                                               -------------




                       SEE NOTES TO FINANCIAL STATEMENTS.

TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------


                MISSOURI - 1.04%

 $1,000,000     Missouri State HEFA
                St. Louis University
                5.50%, 10/01/16..............................  $   1,089,600
  1,000,000     Missouri State HEFA
                Washington University, Series A
                5.50%, 06/15/16..............................      1,093,730
                                                               -------------
                                                                   2,183,330
                                                               -------------

                NEVADA - 2.74%

  1,500,000     Nevada State, Capital Improvement &
                Cultural Affairs, Series A, GO
                5.50%, 02/01/18..............................      1,559,265
  1,190,000     Nevada State, Colorado River
                Commission, GO
                Pre-refunded 07/01/04
                6.50%, 07/01/19..............................      1,301,551
  3,000,000     Nevada State, Projects 66 & 67
                Series A, GO
                5.00%, 05/15/28
                Insured: FGIC................................      2,857,380
                                                               -------------
                                                                   5,718,196
                                                               -------------

                NEW HAMPSHIRE - 0.74%

  1,500,000     New Hampshire State
                Business Finance Authority, PCR
                Public Service Co. N.H. Project, Series C
                5.45%, 05/01/21
                Insured: MBIA................................      1,542,495
                                                               -------------

                NEW JERSEY - 4.98%

  1,000,000     New Jersey EDA
                School Facilities, Series A, GO
                5.50%, 06/15/13
                Insured: AMBAC...............................      1,101,390
  1,500,000     New Jersey Health Care Facilities
                Financing Authority, AHS Hospital Corp.
                Series A
                6.00%, 07/01/12
                Insured: AMBAC...............................      1,708,035
  2,000,000     New Jersey State Transportation Trust
                Fund Authority, Transportation System
                Series A
                5.63%, 06/15/14..............................      2,226,100
  2,000,000     New Jersey State Transportation Trust
                Fund, Transportation System
                Series C
                5.50%, 12/15/18
                Insured: FSA.................................      2,175,740
  3,000,000     New Jersey State Turnpike Authority
                Series A
                5.75%, 01/01/19
                Insured: MBIA................................      3,206,460
                                                               -------------
                                                                  10,417,725
                                                               -------------

   PAR VALUE                                                      VALUE
  ----------                                                    ---------



                NEW MEXICO - 1.00%

 $  750,000     Dona Ana County
                Gross Receipt Tax Revenue
                5.50%, 06/01/16
                Insured: AMBAC...............................  $     813,668
  1,255,000     New Mexico Mortgage Finance
                Authority, Single Family Mortgage
                Series B-3
                5.50%, 07/01/28
                Insured: GNMA/FNMA/FHLMC.....................      1,273,700
                                                               -------------
                                                                   2,087,368
                                                               -------------

                NEW YORK - 5.14%

  2,165,000     Metropolitan Transportation Authority
                Dedicated Tax Fund, Series C-1
                5.25%, 07/01/17
                Insured: FGIC................................      2,235,904
  1,000,000     New York City, Series I, GO
                6.00%, 04/15/09..............................      1,087,340
  2,000,000     New York State Dormitory Authority
                Revenue, Columbia University, Series A
                5.25%, 07/01/20..............................      2,058,600
  4,000,000     New York State Dormitory Authority
                Revenue, State University Educational
                Facilities, Series A
                5.25%, 05/15/15
                Insured: FSA-CR..............................      4,317,960
  1,000,000     New York State Thruway Authority
                Local Highway & Bridge
                5.38%, 04/01/18..............................      1,039,040
                                                               -------------
                                                                  10,738,844
                                                               -------------

                NORTH CAROLINA - 0.35%

    710,000     North Carolina HFA
                Single Family Revenue, Series Y
                6.30%, 09/01/15..............................        737,626
                                                               -------------

                OHIO - 4.41%

  1,000,000     Cleveland Waterworks Refunding &
                Improvement, First Mortgage, Series H
                5.50%, 01/01/10
                Insured: MBIA................................      1,066,800
  1,460,000     Forest Hills School District, GO
                6.00%, 12/01/10
                Insured: MBIA................................      1,666,794
  1,000,000     Ohio State Building Authority
                Adult Correctional Facilities, Series A
                6.00%, 04/01/06
                Insured: AMBAC...............................      1,102,910
  1,000,000     Ohio State Fresh Water Development
                Authority Revenue, Series B
                5.50%, 12/01/18
                Insured: FSA.................................      1,087,750





                       SEE NOTES TO FINANCIAL STATEMENTS.

TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------



                OHIO (CONTINUED)

 $1,000,000     Ohio State Higher Education
                Capital Facilities, Series B
                5.63%, 05/01/15..............................  $   1,074,140
  1,000,000     Ohio State Infrastructure
                Improvement Bond, GO
                5.75%, 02/01/16..............................      1,078,190
  2,000,000     Ohio State Turnpike Commission
                Revenue, Series A
                5.50%, 02/15/21
                Insured: FGIC................................      2,146,080
                                                               -------------
                                                                   9,222,664
                                                               -------------

                PENNSYLVANIA - 7.38%

  2,000,000     Delaware Valley Regional Finance Authority
                Local Government Revenue, Series B
                5.60%, 07/01/17
                Insured: AMBAC...............................      2,198,040
  2,210,000     Elizabeth Forward School District
                Capital Appreciation, Series B, GO
                5.52%, 09/01/21 (A)
                Insured: MBIA................................        796,550
  2,210,000     Elizabeth Forward School District
                Capital Appreciation, Series B, GO
                5.52%, 09/01/22 (A)
                Insured: MBIA................................        751,113
  1,500,000     Pennsylvania HFA
                Single Family Mortgage
                Series 59-A, AMT
                5.75%, 10/01/23..............................      1,525,230
  3,250,000     Pennsylvania State Higher
                Educational Facility, Temple University
                First Series
                5.00%, 07/15/31
                Insured: MBIA................................      3,110,380
  2,000,000     Pennsylvania State, GO
                5.00%, 02/01/09..............................      2,129,240
  2,500,000     Pennsylvania State, GO
                5.50%, 02/01/15..............................      2,730,125
  1,000,000     Pennsylvania State Turnpike, Series S
                5.50%, 06/01/15..............................      1,075,230
  1,000,000     Philadelphia School District
                Series A, GO
                5.75%, 02/01/13
                Insured: FSA.................................      1,103,150
                                                               -------------
                                                                  15,419,058
                                                               -------------

                PUERTO RICO - 1.67%

  3,000,000     Puerto Rico Electric Power Authority
                Series BB
                6.00%, 07/01/12
                Insured: MBIA................................      3,483,150
                                                               -------------


   PAR VALUE                                                       VALUE
  ----------                                                     ---------



                RHODE ISLAND - 0.28%

 $  565,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 13
                6.70%, 10/01/15..............................  $     590,928
                                                               -------------

                SOUTH CAROLINA - 0.73%

  1,500,000     Greenville Waterworks Revenue Bonds
                5.50%, 02/01/22..............................      1,537,185
                                                               -------------

                TENNESSEE - 1.00%

  2,000,000     Metropolitan Government of Nashville
                & Davidson County, GO
                5.88%, 05/15/26..............................      2,098,220
                                                               -------------

                TEXAS - 9.53%

  1,000,000     Amarillo Health Facilities Corp.
                Baptist St. Anthony Hospital Corp.
                5.50%, 01/01/14
                Insured: FSA.................................      1,080,460
  2,170,000     Harris County HFDC
                Memorial Hospital System Project
                Series A
                6.00%, 06/01/13
                Insured: MBIA................................      2,443,333
  4,720,000     Houston Water & Sewer System
                Junior Lien, Series A
                5.50%, 12/01/17
                Insured: FSA.................................      4,960,012
  4,000,000     Houston Water & Sewer System
                Junior Lien, Series C
                5.50%, 12/01/11 (A)
                Insured: AMBAC...............................      2,582,680
  1,775,000     Katy Independent School District
                Capital Appreciation
                3.56%, 08/15/11 (A)..........................      1,163,708
  2,100,000     Lower Colorado River Authority
                Junior Lien, 5th Supplement
                5.38%, 01/01/16..............................      2,259,159
  2,000,000     Lower Neches Valley Authority, IDC
                Mobil Oil Refining Project
                5.80%, 05/01/22..............................      2,056,980
  1,000,000     North Central HFDC
                Presbyterian Healthcare
                Pre-refunded 06/01/05
                5.90%, 06/01/21..............................      1,088,310
  3,500,000     San Antonio Independent
                School District, Series B, GO
                4.70%, 08/15/11 (A)..........................      2,284,240
                                                               -------------
                                                                  19,918,882
                                                               -------------




                       SEE NOTES TO FINANCIAL STATEMENTS.

TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                WASHINGTON - 4.87%

 $4,675,000     Energy Northwest Washington
                Electric Revenue, Project Number 1
                Series A
                5.50%, 07/01/16
                Insured: MBIA................................  $   4,927,684
  2,625,000     Port Seattle, Series A
                5.50%, 02/01/26
                Insured: MBIA................................      2,671,751
  1,370,000     Seattle, Series A, GO
                5.50%, 03/01/11..............................      1,501,219
  1,000,000     Washington State, Series A, GO
                5.63%, 07/01/13..............................      1,085,310
                                                               -------------
                                                                  10,185,964
                                                               -------------

                WEST VIRGINIA - 1.03%

  2,000,000     West Virginia School Building Authority
                Capital Improvement
                5.50%, 07/01/11
                Insured: AMBAC...............................      2,149,740
                                                               -------------

                WISCONSIN - 1.98%

  2,000,000     Wisconsin State, Series C, GO
                5.55%, 05/01/21
                Insured: MBIA-IBC............................      2,066,440
  2,000,000     Wisconsin State, Series D, GO
                5.50%, 05/01/16
                Insured: MBIA-IBC............................      2,065,880
                                                               -------------
                                                                   4,132,320
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................    196,977,594
                                                               -------------
                (Cost $188,498,200)


    SHARES                                                         VALUE
  ----------                                                     ---------



INVESTMENT COMPANIES - 4.44%

     63,156     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $      63,156
  9,208,703     Federated Tax-Free Obligations Fund                9,208,703
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      9,271,859
                                                               -------------
                (Cost $9,271,859)

TOTAL INVESTMENTS - 98.68%...................................    206,249,453
                                                               -------------
(Cost $197,770,059)

NET OTHER ASSETS AND LIABILITIES - 1.32%.....................      2,755,704
                                                               -------------
NET ASSETS - 100.00%.........................................  $ 209,005,157
                                                               -------------

--------------------------------------------

(A) Zero Coupon Bond. Interest rate shown reflects effective yield to maturity at time of purchase.

AMBAC    American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
COP      Certificate of Participation
EDA      Economic Development Authority
FGIC     Federal Guaranty Insurance Corp.
FHLMC    Federal Home Loan Mortgage Corp.
FNMA     Federal National Mortgage Association
FSA      Financial Security Assurance Co.
FSA-CR   FSA Custodial Receipt
GNMA     Government National Mortgage Association
GO       General Obligation
HEFA     Health & Educational Facilities Authority
HFA      Housing Finance Authority
HFDC     Health Facilities Development Corp.
HMFC     Housing and Mortgage Finance Corp.
IBC      Insured Bond Certificate
IDC      Industrial Development Corp.
IFA      Industrial Finance Agency
MBIA     Municipal Bond Insurance Association
PCR      Pollution Control Revenue
SP OB    Special Obligation
SPA      Stand-by Purchase Agreement
WRA      Water Resource Authority


                       SEE NOTES TO FINANCIAL STATEMENTS.

CONNECTICUT MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------



MUNICIPAL SECURITIES - 98.60%

                CONNECTICUT - 88.50%

$   250,000     Cheshire, GO
                Pre-refunded 08/15/03
                5.10%, 08/15/07..............................  $     260,552
  1,080,000     Cheshire, Lot B, GO
                4.50%, 08/01/07..............................      1,133,924
    885,000     Colchester, Lot A, GO
                5.40%, 08/15/10
                Insured: AMBAC...............................        971,571
    400,000     Connecticut State Airport Revenue
                Bradley International Airport
                7.40%, 10/01/04
                Insured: FGIC................................        436,236
    155,000     Connecticut State Airport Revenue
                Pre-refunded 10/01/04
                7.65%, 10/01/12
                Insured: FGIC................................        173,871
    345,000     Connecticut State Airport Revenue
                Unrefunded Balance
                7.65%, 10/01/12
                Insured: FGIC................................        380,421
    200,000     Connecticut State Clean Water Fund
                6.00%, 10/01/12..............................        230,100
     30,000     Connecticut State Clean Water Fund
                Partially Pre-refunded
                7.00%, 01/01/11..............................         30,465
    500,000     Connecticut State HEFA
                Backus (William W.) Hospital Issue
                Series D
                5.63%, 07/01/17
                Insured: AMBAC...............................        529,685
    900,000     Connecticut State HEFA
                Connecticut College, Series C-1
                5.50%, 07/01/27
                Insured: MBIA................................        919,143
  1,250,000     Connecticut State HEFA
                Connecticut College, Series D-1
                5.75%, 07/01/30
                Insured: MBIA................................      1,315,300
  2,000,000     Connecticut State HEFA
                Fairfield University, Series I
                5.25%, 07/01/25
                Insured: MBIA................................      2,014,320
    750,000     Connecticut State HEFA
                Greenwich Hospital Issue, Series A
                5.30%, 07/01/08
                Insured: MBIA................................        809,940
  1,060,000     Connecticut State HEFA
                Middlesex Hospital, Series H
                5.00%, 07/01/12
                Insured: MBIA................................      1,103,471
    375,000     Connecticut State HEFA, Newington
                Childrens Hospital, Series A
                5.65%, 07/01/05
                Insured: MBIA................................        402,577


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                CONNECTICUT (CONTINUED)

 $  500,000     Connecticut State HEFA
                Trinity College, Series F
                5.50%, 07/01/21
                Insured: MBIA................................  $     534,395
  1,485,000     Connecticut State HEFA
                Trinity College, Series G
                5.00%, 07/01/31
                Insured: AMBAC...............................      1,462,487
    125,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series A-1
                5.85%, 11/15/16..............................        127,615
    100,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series B
                6.20%, 05/15/12
                Insured: FHA.................................        103,205
  1,000,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series B
                6.30%, 05/15/24
                Insured: FHA.................................      1,025,440
  1,500,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series D-2, AMT
                5.45%, 11/15/24..............................      1,512,585
  1,000,000     Connecticut State Juvenile
                Training School, COP
                5.00%, 12/15/30..............................        960,270
  1,000,000     Connecticut State Resource Recovery
                Authority Mid-Connecticut, Series A
                5.75%, 11/15/07
                Insured: MBIA................................      1,110,690
    250,000     Connecticut State, Series A, GO
                5.10%, 11/15/04..............................        264,725
  1,000,000     Connecticut State, Series A, GO
                5.13%, 03/01/10..............................      1,059,860
    865,000     Connecticut State, Series A, GO
                5.50%, 04/15/19..............................        904,115
    500,000     Connecticut State, Series C, GO
                5.50%, 08/15/05..............................        533,525
     10,000     Connecticut State, Series B
                Pre-refunded
                5.40%, 03/15/08..............................         10,938
    390,000     Connecticut State, Series B
                Unrefunded Balance
                5.40%, 03/15/08..............................        425,732
     25,000     Connecticut State, Series E
                Pre-refunded
                6.00%, 03/15/12..............................         28,494
    975,000     Connecticut State, Series E
                Unrefunded Balance
                6.00%, 03/15/12..............................      1,118,062
  1,250,000     Connecticut State, SP OB
                Transportation Infrastructure, Series A
                5.25%, 09/01/07..............................      1,357,325


                       SEE NOTES TO FINANCIAL STATEMENTS.

CONNECTICUT MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                CONNECTICUT (CONTINUED)

 $  750,000     Connecticut State, SP OB
                Transportation Infrastructure, Series A
                5.38%, 09/01/08..............................  $     819,810
  3,250,000     Connecticut State, SP OB
                Transportation Infrastructure, Series A
                5.50%, 10/01/12
                Insured: FGIC................................      3,594,565
    700,000     Connecticut State, SP OB
                Transportation Infrastructure, Series A
                Pre-refunded 04/01/04
                5.40%, 04/01/07..............................        748,741
    400,000     Connecticut State, SP OB
                Transportation Infrastructure, Series B
                6.13%, 09/01/12..............................        459,432
    200,000     Danbury, GO
                5.63%, 02/01/13..............................        224,244
    855,000     Easton, GO
                4.75%, 10/15/21..............................        822,416
  1,100,000     Fairfield, GO
                5.00%, 01/01/18..............................      1,116,005
  2,200,000     Fairfield, Series A, GO
                5.00%, 04/01/22..............................      2,197,140
    820,000     Farmington, GO
                5.00%, 09/15/19..............................        830,529
  1,750,000     Hamden, GO
                5.00%, 08/15/06
                Insured: MBIA................................      1,879,430
    500,000     Hamden, GO
                Pre-refunded 08/15/06
                5.50%, 08/15/14
                Insured: MBIA................................        552,355
    250,000     Hartford County
                Metropolitan District, GO
                6.70%, 10/01/09..............................        296,790
  1,205,000     Hartford County
                Metropolitan District, GO
                5.00%, 04/01/19..............................      1,217,894
    300,000     Meriden, GO
                5.75%, 10/15/04
                Insured: AMBAC...............................        323,175
    580,000     Monroe, GO
                5.63%, 04/15/14
                Insured: FGIC................................        610,427
    370,000     Montville, GO
                5.30%, 12/01/09..............................        404,961
    500,000     New Canaan, GO
                4.75%, 02/01/18..............................        496,680
  1,500,000     New Haven, GO
                5.38%, 02/15/11
                Insured: FGIC................................      1,599,120
  1,630,000     New Haven, Series A, GO
                5.00%, 11/01/05
                Insured: FGIC................................      1,745,208
    250,000     New Milford, GO
                5.50%, 08/01/08..............................        275,163


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                CONNECTICUT (CONTINUED)

 $1,100,000     Seymour, Lot B, GO
                5.25%, 08/01/15
                Insured: MBIA................................  $   1,159,202
     25,000     South Central Regional
                Water Authority Water System, Series 11
                Pre-refunded 08/01/03
                5.75%, 08/01/12
                Insured: FGIC................................         26,647
    200,000     South Central Regional
                Water Authority Water System, Series 11
                Unrefunded Balance
                5.75%, 08/01/12
                Insured: FGIC................................        211,912
    175,000     South Central Regional
                Water Authority Water System, Series 12
                5.13%, 08/01/07
                Insured: FGIC................................        183,582
  1,000,000     Stamford, GO
                5.00%, 08/15/19..............................      1,012,770
  1,300,000     Torrington, GO
                5.13%, 09/15/12
                Insured: FGIC................................      1,387,581
    100,000     Trumbull, GO
                6.00%, 05/15/04..............................        107,019
  2,000,000     University of Connecticut, Series A, GO
                5.38%, 03/01/19
                Insured: FGIC................................      2,077,440
    700,000     University of Connecticut
                Student Fee Revenue, Series A
                5.00%, 11/15/29
                Insured: FGIC................................        682,612
    100,000     West Hartford, GO
                6.00%, 05/01/07..............................        112,045
  1,155,000     Westport, GO
                5.00%, 12/01/16..............................      1,184,118
  1,890,000     Westport, GO
                5.00%, 07/15/18..............................      1,919,087
                                                               -------------
                                                                  53,529,139
                                                               -------------

                PUERTO RICO - 6.94%
  1,000,000     Puerto Rico Commonwealth, GO
                6.00%, 07/01/16
                Insured: MBIA................................      1,161,480
  1,000,000     Puerto Rico Commonwealth Highway &
                Transportation Authority
                Transportation Revenue, Series A
                4.75%, 07/01/38
                Insured: MBIA-IBC............................        936,170
  1,000,000     Puerto Rico Commonwealth
                Infrastructure Financing Authority
                Series A
                5.50%, 10/01/40..............................      1,045,530
  1,000,000     Puerto Rico Municipal Finance Agency
                Series A
                5.50%, 07/01/17
                Insured: FSA.................................      1,054,140
                                                               -------------
                                                                   4,197,320
                                                               -------------


                       SEE NOTES TO FINANCIAL STATEMENTS.

CONNECTICUT MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------



                GEORGIA - 3.16%

 $2,000,000     Atlanta Water & Wastewater Revenue
                Series A
                5.00%, 11/01/39
                Insured: MBIA................................  $   1,912,100
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................     59,638,559
                                                               -------------
                (Cost $57,174,279)

    SHARES
  ----------

INVESTMENT COMPANIES - 3.51%

  1,960,938     Dreyfus Tax-Exempt
                Cash Management Fund.........................      1,960,938
    160,287     Federated Connecticut
                Municipal Cash Trust.........................        160,287
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      2,121,225
                                                               -------------
                (Cost $2,121,225)

TOTAL INVESTMENTS - 102.11%..................................     61,759,784
                                                               -------------
(Cost $59,295,504)

NET OTHER ASSETS AND LIABILITIES - (2.11)%...................     (1,276,095)
                                                               -------------
NET ASSETS - 100.00%.........................................  $  60,483,689
                                                               =============

----------------------------------------
AMBAC    American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
COP      Certificate of Participation
FGIC     Federal Guaranty Insurance Corp.
FHA      Federal Housing Authority
FSA      Financial Security Assurance Co.
GO       General Obligation
HEFA     Health & Educational Facilities Authority
HFA      Housing Finance Authority
IBC      Insured Bond Certificate
MBIA     Municipal Bond Insurance Association
SP OB    Special Obligation

                       SEE NOTES TO FINANCIAL STATEMENTS.

FLORIDA MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
   ----------                                                   ---------


MUNICIPAL SECURITIES - 94.10%

                FLORIDA - 91.32%

 $1,000,000     Boca Raton, Water & Sewer
                Improvement Revenue Bond
                5.00%, 10/01/08..............................  $   1,074,150
  1,195,000     Brevard County
                Constitutional Fuel Tax Revenue
                6.00%, 08/01/14
                Insured: FSA.................................      1,361,846
  1,025,000     Broward County, Series A, GO
                5.25%, 01/01/14..............................      1,085,454
  1,000,000     Broward County, Series B, GO
                5.00%, 01/01/07..............................      1,065,280
  1,850,000     Dade County, Series I, GO
                6.90%, 07/01/04
                Insured: AMBAC...............................      2,018,073
  1,000,000     Dade County, Aviation Authority
                Series A, AMT
                5.75%, 10/01/15
                Insured: MBIA................................      1,069,220
     90,000     Dade County, Housing & Finance
                Authority, Single Family Mortgage Revenue
                Series D
                6.95%, 12/15/12
                Insured: FSA.................................         91,976
  2,140,000     Dade County, School Board, COP
                Series A, Pre-refunded 05/01/04
                5.75%, 05/01/09
                Insured: MBIA................................      2,297,461
  1,000,000     Dade County, School Board, COP
                Series B, Pre-refunded 08/01/06
                5.70%, 08/01/16
                Insured: AMBAC...............................      1,110,960
  1,000,000     Dade County, School Board, COP
                Series B, Pre-refunded 08/01/06
                5.60%, 08/01/26
                Insured: AMBAC...............................      1,107,010
  1,000,000     Dade County, School District, GO
                6.00%, 07/15/06
                Insured: MBIA................................      1,107,100
  1,000,000     Dade County, Water & Sewer System
                6.25%, 10/01/06
                Insured: FGIC................................      1,124,510
  1,000,000     Florida Municipal Loan Council Revenue
                Series A
                5.50%, 05/01/13
                Insured: MBIA................................      1,097,210
  1,000,000     Florida State Board of Education
                Capital Outlay, Series A, GO
                5.75%, 01/01/13..............................      1,054,550
  1,000,000     Florida State Board of Education Capital
                Outlay, Public Education, Series A, GO
                5.75%, 06/01/13..............................      1,107,290
  1,250,000     Florida State Board of Education Capital
                Outlay, Public Education, Series B, GO
                5.75%, 06/01/11
                Insured: MBIA................................      1,367,513


   PAR VALUE                                                      VALUE
   ----------                                                   ---------

                FLORIDA (CONTINUED)

 $1,500,000     Florida State Board of Education
                Capital Outlay, Public Education
                Series C, GO
                5.25%, 06/01/08
                Insured: FGIC................................  $   1,625,460
  1,000,000     Florida State Board of Education
                Lottery Revenue, Series A
                5.50%, 07/01/12
                Insured: FGIC................................      1,101,350
  2,000,000     Florida State Bond Finance Department
                Revenue, Environmental Protection
                Series 2000-A
                5.70%, 07/01/09
                Insured: AMBAC...............................      2,189,340
  1,000,000     Florida State Bond Finance Department
                Revenue, Environmental Protection
                Series 2000-A
                5.50%, 07/01/12
                Insured: MBIA................................      1,076,560
  2,000,000     Florida State Bond Finance Department
                Revenue, Environmental Protection
                Series 2000-B
                5.50%, 07/01/08
                Insured: FSA.................................      2,198,920
  1,000,000     Florida State Department of
                Transportation-Right of Way, GO
                5.88%, 07/01/24
                Insured: MBIA................................      1,099,920
  1,740,000     Florida State Housing & Finance
                Authority, Homeowner Mortgages
                Series 1
                5.05%, 07/01/12
                Insured: MBIA................................      1,782,560
  1,930,000     Florida State Housing & Finance
                Authority, Plantation Colony Apartments
                Series B
                5.70%, 10/01/24
                Insured: FNMA................................      2,028,025
  2,200,000     Florida State Jacksonville Transportation
                Senior Lien, GO
                6.00%, 07/01/08..............................      2,445,058
  2,000,000     Florida State Turnpike Authority Revenue
                Series A
                5.25%, 07/01/11
                Insured: FGIC................................      2,060,680
  1,000,000     Florida Water Pollution Control
                Financing Co.
                5.00%, 01/15/08..............................      1,067,260
  1,390,000     Florida Water Pollution Control
                Financing Co.
                5.50%, 01/15/13..............................      1,508,942
  2,000,000     Gainesville, Utilities System Authority
                Revenue, Series B
                5.50%, 10/01/13..............................      2,113,480
  1,000,000     Gulf Breeze, Series C
                5.00%, 12/01/15
                Insured: FGIC................................      1,035,940



                       SEE NOTES TO FINANCIAL STATEMENTS.

FLORIDA MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
   ----------                                                   ---------


                FLORIDA (CONTINUED)

 $1,300,000     Hillsborough County, IDA
                Allegheny Health Systems
                Pre-refunded 12/01/03
                6.38%, 12/01/12
                Insured: MBIA................................  $   1,323,751
  2,000,000     Hillsborough County, School Board, COP
                Pre-refunded 07/01/04
                5.90%, 07/01/09
                Insured: MBIA................................      2,180,460
  2,000,000     Hillsborough County, School Board, COP
                Master Lease Program
                Pre-refunded 07/01/05
                5.63%, 07/01/15
                Insured: AMBAC...............................      2,199,920
  1,060,000     Hillsborough County School District
                Sales Tax Revenue
                5.38%, 10/01/13..............................      1,142,288
  1,000,000     Hillsborough County Utilities Lien
                5.25%, 08/01/07
                Insured: AMBAC...............................      1,083,130
  1,000,000     Indian Trace Community
                Water Management, Series A-1
                5.50%, 05/01/07
                Insured: MBIA................................      1,076,790
  1,080,000     Jacksonville Electric Authority Water &
                Sewer Revenue, Series B
                5.50%, 10/01/05
                Insured: FGIC................................      1,169,078
  1,000,000     Jacksonville Sales Tax Revenue
                5.50%, 10/01/12
                Insured: FGIC................................      1,105,130
  1,000,000     Lee County, Series A
                5.75%, 10/01/11
                Insured: MBIA................................      1,122,740
  1,000,000     Lee County Transportation Facilities
                Series A
                5.25%, 10/01/06
                Insured: AMBAC...............................      1,082,830
  1,000,000     Lee Memorial Health System
                Hospital Revenue, Series A
                5.75%, 04/01/15
                Insured: FSA.................................      1,089,000
  1,000,000     Miami-Dade County
                Aviation Authority Revenue, Series A, AMT
                5.25%, 10/01/07
                Insured: FGIC................................      1,065,250
  2,000,000     Miami-Dade County School Board
                Series A
                5.50%, 05/01/10
                Insured: MBIA................................      2,189,220
  1,000,000     Orlando, Water & Electric Utilities
                Commission Revenue, Series A
                5.25%, 10/01/14..............................      1,032,690
  1,500,000     Palm Beach County
                Criminal Justice Facilities Revenue
                5.38%, 06/01/09
                Insured: FGIC................................      1,633,710


   PAR VALUE                                                      VALUE
   ----------                                                   ---------

                FLORIDA (CONTINUED)

 $2,500,000     Reedy Creek, Improvements
                Series A, GO
                5.75%, 06/01/14
                Insured: MBIA................................  $   2,712,125
  1,000,000     Seacoast Utility Authority Water &
                Sewer Utility Systems Revenue
                5.00%, 03/01/08
                Insured: FGIC................................      1,067,540
  1,295,000     Seminole County Sales Tax Revenue
                5.38%, 10/01/13
                Insured: FGIC................................      1,404,013
  1,000,000     Tampa Water & Sewer Revenue
                Series B
                5.00%, 07/01/10..............................      1,065,410
                                                               -------------
                                                                  69,218,173
                                                               -------------

                MISSISSIPPI - 1.32%

  1,000,000     Jackson County, PCR
                Chevron U.S.A., Inc. Project
                1.70%, 12/01/16 (A)..........................      1,000,000
                                                               -------------

                PUERTO RICO - 1.46%

  1,000,000     Puerto Rico, Municipal Finance Agency
                Series A, GO
                5.50%, 08/01/09
                Insured: FSA.................................      1,110,730
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................     71,328,903
                                                               -------------
                (Cost $68,545,219)

    SHARES
  ----------

INVESTMENT COMPANIES - 6.40%

  1,450,755     Dreyfus Tax-Exempt
                Cash Management Fund.........................      1,450,755
  3,396,653     Federated Tax-Free Obligations Fund                3,396,653
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      4,847,408
                                                               -------------
                (Cost $4,847,408)

TOTAL INVESTMENTS - 100.50%..................................     76,176,311
                                                               -------------
(Cost $73,392,627)

NET OTHER ASSETS AND LIABILITIES - (0.50)%...................       (378,149)
                                                               -------------
NET ASSETS - 100.00%.........................................  $  75,798,162
                                                               =============

-------------------------------------------
(A) Variable Rate Bond. Interest rate shown reflects the rate in effect on April 30, 2002.
AMBAC    American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
COP      Certificate of Participation
FGIC     Federal Guaranty Insurance Corp.
FNMA     Federal National Mortgage Association
FSA      Financial Security Assurance Co.
GO       General Obligation
IDA      Industrial Development Authority
MBIA     Municipal Bond Insurance Association
PCR      Pollution Control Revenue


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


MUNICIPAL SECURITIES - 97.17%

                MASSACHUSETTS - 94.70%

 $  250,000     Boston, GO
                5.25%, 10/01/05
                Insured: MBIA................................  $     268,860
    360,000     Boston, Series A, GO
                5.45%, 02/01/07
                Insured: AMBAC...............................        374,047
    225,000     Boston, Series A, GO
                5.55%, 02/01/08
                Insured: AMBAC...............................        234,526
  2,000,000     Boston, Series A, GO
                5.00%, 02/01/21
                Insured: FSA.................................      1,990,220
    100,000     Brookline, GO
                5.60%, 09/01/10..............................        103,062
  2,015,000     Everett, GO
                6.00%, 12/15/11
                Insured: MBIA................................      2,314,913
    250,000     Franklin, GO
                5.50%, 11/15/02
                Insured: MBIA................................        255,087
  1,260,000     Groton-Dunstable
                Regional School District, GO
                5.00%, 10/15/21
                Insured: FSA.................................      1,250,676
  2,385,000     Holden, Municipal Purpose Loan, GO
                5.75%, 03/01/18
                Insured: FGIC................................      2,558,986
    100,000     Kingston, GO
                5.70%, 08/01/07..............................        102,628
    250,000     Lowell, GO
                6.05%, 04/01/11
                Insured: FSA.................................        272,812
    100,000     Lynn Water & Sewer Commission
                5.30%, 12/01/06
                Insured: FGIC................................        106,243
  2,000,000     Massachusetts Bay Transportation
                Authority, General Transportation System
                Series A
                5.40%, 03/01/08..............................      2,179,940
  1,000,000     Massachusetts Bay Transportation
                Authority, General Transportation System
                Series B
                5.13%, 03/01/11..............................      1,064,540
  1,000,000     Massachusetts Bay Transportation
                Authority, General Transportation System
                Series D
                5.00%, 03/01/11..............................      1,080,070
  1,000,000     Massachusetts Bay Transportation
                Authority, SP OB, Series A
                5.75%, 07/01/18..............................      1,062,070
    700,000     Massachusetts Educational Financing
                Authority, Issue G, Series A, AMT
                5.15%, 12/01/15
                Insured: MBIA................................        706,167


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,395,000     Massachusetts Educational Financing
                Authority, Issue G, Series C, AMT
                4.80%, 12/01/10
                Insured: MBIA................................  $   1,428,773
    250,000     Massachusetts State, Series A, GO
                6.25%, 07/01/04..............................        269,758
    750,000     Massachusetts State, Series A, GO
                5.25%, 02/01/08..............................        778,163
    200,000     Massachusetts State, Series B, GO
                5.30%, 11/01/05..............................        215,912
    100,000     Massachusetts State, Series B, GO
                5.50%, 11/01/07..............................        110,339
  4,000,000     Massachusetts State Capital Appreciation
                Federal Highway Note, Series A
                5.15%, 06/15/15 (A)..........................      2,119,800
  3,000,000     Massachusetts State College Building
                Authority Project Revenue, Series A
                6.70%, 05/01/16..............................      3,271,110
  4,000,000     Massachusetts State College Building
                Authority Project Revenue, Series A
                5.28%, 05/01/28 (A)
                Insured: MBIA................................        976,200
    250,000     Massachusetts State Consolidated
                Loan, Series A, GO
                5.75%, 02/01/15
                Insured: MBIA................................        271,310
  3,520,000     Massachusetts State Consolidated
                Loan, Series A, GO
                5.80%, 02/01/17..............................      3,974,080
    250,000     Massachusetts State Consolidated
                Loan, Series B, GO
                5.10%, 07/01/03..............................        258,727
  1,000,000     Massachusetts State Consolidated
                Loan, Series C, GO
                5.02%, 08/01/18 (A)..........................        432,970
  3,000,000     Massachusetts State Consolidated
                Loan, Series C, GO
                5.38%, 12/01/18..............................      3,110,100
    100,000     Massachusetts State Convention
                Center Authority, Boston Common
                Parking Garage, Series A
                5.35%, 09/01/06..............................        105,495
    100,000     Massachusetts State Convention
                Center Authority, Boston Common
                Parking Garage, Series A
                5.40%, 09/01/07..............................        105,155
  2,000,000     Massachusetts State Development
                Finance Agency, Southeastern
                Massachusetts System, Series B, AMT
                5.25%, 01/01/07
                Insured: MBIA................................      2,105,240
  1,000,000     Massachusetts State Development
                Finance Agency, Belmont Hill School
                5.00%, 09/01/31..............................        926,160
  2,000,000     Massachusetts State Development
                Finance Agency, Higher Education
                Smith College
                5.75%, 07/01/23..............................      2,261,980


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                MASSACHUSETTS (CONTINUED)

 $1,200,000     Massachusetts State Development
                Finance Agency, Lease Revenue
                Visual & Performing Arts Project
                6.00%, 08/01/21..............................  $   1,329,744
  1,010,000     Massachusetts State Development
                Finance Agency, Mount Holyoke College
                5.00%, 07/01/04..............................      1,060,146
    370,000     Massachusetts State
                Federal Assisted Housing, GO
                6.00%, 02/01/08..............................        404,236
  1,000,000     Massachusetts State
                Grant Anticipation Notes, Series A
                5.50%, 06/15/14..............................      1,070,590
  2,000,000     Massachusetts State HEFA
                Amherst College, Series G
                5.38%, 11/01/20..............................      2,041,140
    400,000     Massachusetts State HEFA
                Beth Israel Hospital, Series G
                5.70%, 07/01/05
                Insured: AMBAC...............................        410,008
  2,000,000     Massachusetts State HEFA
                Brandeis University, Series J
                5.00%, 10/01/26
                Insured: MBIA................................      1,931,540
  4,500,000     Massachusetts State HEFA
                Harvard University, Series DD
                5.00%, 07/15/35..............................      4,316,895
  1,000,000     Massachusetts State HEFA
                Harvard University, Series P
                5.63%, 11/01/26..............................      1,030,190
  1,000,000     Massachusetts State HEFA
                Harvard University, Series P
                5.38%, 11/01/32..............................      1,005,900
  1,250,000     Massachusetts State HEFA
                Massachusetts Institute of Technology
                Series K
                5.38%, 07/01/17..............................      1,350,562
  1,110,000     Massachusetts State HEFA
                Northeastern University, Series G
                5.50%, 10/01/12
                Insured: MBIA................................      1,225,706
  1,435,000     Massachusetts State HEFA
                Partners Healthcare System, Series A
                5.38%, 07/01/17
                Insured: MBIA................................      1,474,778
    750,000     Massachusetts State HEFA
                Partners Healthcare System, Series C
                5.75%, 07/01/21..............................        769,080
    325,000     Massachusetts State HEFA
                South Shore Hospital, Series E
                5.50%, 07/01/13
                Insured: MBIA................................        333,031
  2,000,000     Massachusetts State HEFA
                Tufts University, Series I
                5.50%, 02/15/36..............................      2,026,220


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)
 $1,000,000     Massachusetts State HEFA
                University of Massachusetts, Series A
                5.88%, 10/01/29
                Insured: FGIC................................  $   1,061,140
    500,000     Massachusetts State HEFA
                Williams College, Series D
                5.40%, 07/01/05..............................        524,945
  1,750,000     Massachusetts State HEFA
                Williams College, Series F
                5.50%, 07/01/26..............................      1,777,248
    960,000     Massachusetts State HFA
                Single Family, Series 77, AMT
                5.95%, 06/01/25
                Insured: FSA.................................        989,981
  1,250,000     Massachusetts State IFA
                Belmont Hill School
                5.63%, 09/01/20..............................      1,291,413
    400,000     Massachusetts State IFA
                Brooks School
                5.95%, 07/01/23..............................        425,704
  1,000,000     Massachusetts State IFA
                Combined Jewish Philanthropies
                Series A
                6.38%, 02/01/15
                Insured: AMBAC...............................      1,074,800
  1,000,000     Massachusetts State IFA
                Concord Academy
                5.50%, 09/01/27..............................        964,200
  1,000,000     Massachusetts State IFA
                Groton School, Series A
                5.00%, 03/01/28..............................        962,060
    250,000     Massachusetts State IFA
                Lesley College Project, Series A
                6.00%, 07/01/10
                Insured: Connie Lee..........................        273,965
    300,000     Massachusetts State IFA
                Milton Academy, Series B
                5.30%, 09/01/08
                Insured: MBIA................................        315,525
    950,000     Massachusetts State IFA
                Nantucket Electric Company
                Series A, AMT
                5.88%, 07/01/17
                Insured: AMBAC
                SPA: State Street Bank & Trust Co. ..........      1,006,592
    500,000     Massachusetts State IFA
                Park School
                5.90%, 09/01/26..............................        515,095
  2,000,000     Massachusetts State IFA
                Phillips Academy
                5.38%, 09/01/23..............................      2,025,960
  1,210,000     Massachusetts State IFA
                Trustees Deerfield Academy
                5.00%, 10/01/23..............................      1,181,964
  1,830,000     Massachusetts State IFA
                Tufts University, Series H
                5.50%, 02/15/13
                Insured: MBIA................................      2,009,486


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,200,000     Massachusetts State IFA
                Wentworth Institute of Technology
                5.65%, 10/01/18..............................  $   1,208,712
  1,300,000     Massachusetts State IFA
                Worcester Polytechnic Institute, Series 2
                5.25%, 09/01/14
                Insured: MBIA................................      1,361,854
    555,000     Massachusetts State Port Authority
                5.63%, 07/01/12..............................        601,942
  2,000,000     Massachusetts State Port Authority
                Special Facilities Revenue, Delta Air
                Lines, Inc. Project, Series A, AMT
                5.50%, 01/01/19..............................      2,048,020
  1,000,000     Massachusetts State, SP OB & Revenue
                Consolidated Loan, Series A
                5.50%, 06/01/13..............................      1,100,200
    250,000     Massachusetts State, SP OB & Revenue
                Series A
                Pre-refunded 06/01/04
                5.80%, 06/01/14..............................        269,290
  2,000,000     Massachusetts State Turnpike Authority
                Metropolitan Highway System Revenue
                Series A
                5.00%, 01/01/37
                Insured: MBIA................................      1,872,100
  1,000,000     Massachusetts State Turnpike Authority
                Metropolitan Highway System
                Subordinated Series A
                5.13%, 01/01/09
                Insured: AMBAC...............................      1,071,810
  1,500,000     Massachusetts State Turnpike Authority
                Metropolitan Highway System
                Subordinated Series A
                5.00%, 01/01/39
                Insured: AMBAC...............................      1,402,275
    250,000     Massachusetts State Turnpike Authority
                Series A
                5.00%, 01/01/13..............................        264,515
  2,000,000     Massachusetts State WPAT
                Pooled Loan Program, Series 5
                5.75%, 08/01/16..............................      2,162,280
  2,000,000     Massachusetts State WPAT
                Pooled Loan Program, Series 7
                5.25%, 02/01/10..............................      2,162,200
    225,000     Massachusetts State WPAT
                Series A
                Prerefunded
                5.40%, 08/01/11..............................        247,849
     25,000     Massachusetts State WPAT
                Series A
                Unrefunded Balance
                5.40%, 08/01/11..............................         27,478
    300,000     Massachusetts State WRA, Series B
                5.88%, 11/01/04..............................        311,067
  1,165,000     Massachusetts State WRA, Series B
                5.50%, 08/01/15
                Insured: FSA.................................      1,276,537


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,000,000     Methuen, GO
                5.63%, 11/15/14
                Insured: FSA.................................  $   1,077,880
    200,000     Northampton, GO
                5.30%, 09/01/10
                Insured: AMBAC...............................        209,834
  1,725,000     Plymouth, GO
                5.00%, 10/15/18
                Insured: MBIA................................      1,740,335
  2,500,000     Route 3 North Transportation
                Improvement Municipal Securities
                Association Lease Revenue
                5.38%, 06/15/33
                Insured: MBIA
                SPA: State Street Bank & Trust Co. ..........      2,508,800
    200,000     Sandwich, GO
                5.40%, 11/01/07
                Insured: AMBAC...............................        211,248
  1,000,000     Southeastern Massachusetts University
                Building Authority, Series A
                5.75%, 05/01/16
                Insured: AMBAC...............................      1,063,470
  1,000,000     Springfield, Municipal Purpose Loan, GO
                6.00%, 10/01/16..............................      1,107,450
  1,000,000     Springfield, Municipal Purpose Loan, GO
                5.00%, 11/15/18..............................      1,007,580
    250,000     University of Lowell
                Building Authority, Fifth Series A
                6.75%, 11/01/03
                Insured: AMBAC...............................        266,748
    200,000     University of Massachusetts
                Building Authority, Series A
                5.50%, 05/01/03
                Insured: MBIA................................        207,040
  3,125,000     Wilmington, GO
                5.00%, 06/15/08..............................      3,357,813
                                                               -------------
                                                                 106,972,290
                                                               -------------

                PUERTO RICO - 2.47%

    500,000     Puerto Rico Commonwealth
                Aqueduct & Sewer Authority
                6.00%, 07/01/09
                Insured: MBIA................................        572,075
  1,000,000     Puerto Rico Electric Power Authority
                Series BB
                6.00%, 07/01/12
                Insured: MBIA................................      1,161,050
  1,000,000     Puerto Rico Municipal Finance Agency
                Series A, GO
                5.50%, 07/01/17
                Insured: FSA.................................      1,054,140
                                                               -------------
                                                                   2,787,265
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................    109,759,555
                                                               -------------
                (Cost $106,431,605)

                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

    SHARES                                                         VALUE
  ----------                                                     ---------



INVESTMENT COMPANIES - 1.51%

  1,671,168     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $   1,671,168
     28,946     Federated Massachusetts
                Municipal Cash Trust.........................         28,946
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      1,700,114
                                                               -------------
                (Cost $1,700,114)

TOTAL INVESTMENTS - 98.68%...................................    111,459,669
                                                               -------------
(Cost $108,131,719)

NET OTHER ASSETS AND LIABILITIES - 1.32%.....................      1,493,141
                                                               -------------
NET ASSETS - 100.00%.........................................  $ 112,952,810
                                                               =============

---------------------------------
(A) Zero Coupon Bond. Interest rate shown reflects the effective yield to maturity at time of purchase.
AMBAC      American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
Connie Lee College Construction Loan Association
FGIC       Federal Guaranty Insurance Corp.
FSA        Financial Security Assurance Co.
GO         General Obligation
HEFA       Health & Educational Facilities Authority
HFA        Housing Finance Agency
IFA        Industrial Finance Agency
MBIA       Municipal Bond Insurance Association
SP OB      Special Obligation
SPA        Stand-by Purchase Agreement
WPAT       Water Pollution Abatement Trust
WRA        Water Resource Authority

                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW JERSEY MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------


MUNICIPAL SECURITIES - 97.16%

                DELAWARE - 1.46%

 $1,000,000     Delaware River & Bay Authority
                5.35%, 01/01/14
                Insured: FGIC................................  $   1,049,130
    250,000     Delaware River & Bay Authority, Series A
                5.40%, 01/01/14
                Insured: AMBAC...............................        268,560
                                                               -------------
                                                                   1,317,690
                                                               -------------

                ILLINOIS - 1.48%

  3,000,000     Illinois State Dedicated Tax Capital
                Appreciation, Civic Center, Series B
                3.45%, 12/15/17 (A)
                Insured: AMBAC...............................      1,327,410
                                                               -------------

                NEW JERSEY - 87.02%

    400,000     Atlantic County, Improvement Authority
                Luxury Tax Revenue Convention Center
                7.38%, 07/01/10
                Insured: MBIA................................        461,756
    500,000     Bayonne Municipal Utilities Authority
                Water System
                5.00%, 01/01/12
                Insured: MBIA................................        523,375
    500,000     Bergen County Utilities Authority
                Series A
                6.10%, 06/15/04
                Insured: FGIC................................        536,335
    700,000     Burlington County, GO
                5.20%, 10/01/07..............................        713,160
  1,570,000     Burlington County
                General Improvement, Series A, GO
                5.00%, 10/01/08
                Insured: AMBAC...............................      1,688,268
    800,000     Cape May County, Municipal
                Utilities Authority, Solid Waste Revenue
                5.00%, 08/01/03
                Insured: AMBAC...............................        829,832
    500,000     Chathams District Board of Education, GO
                5.00%, 01/15/20
                Insured: MBIA................................        502,065
    500,000     Cherry Hill Township, Series A, GO
                5.25%, 07/15/19
                Insured: FGIC................................        510,775
    500,000     Cherry Hill Township, Series B, GO
                5.25%, 07/15/11..............................        544,470
  1,000,000     East Orange Board of Education, COP
                Capital Appreciation
                5.10%, 02/01/18 (A)
                Insured: FSA.................................        450,450
    300,000     Edison Township, GO
                4.80%, 01/01/05
                Insured: AMBAC...............................        314,565


   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                NEW JERSEY (CONTINUED)

 $  250,000     Elizabeth Board of Education, GO
                7.00%, 03/15/04
                Insured: MBIA................................  $     270,000
    200,000     Essex County, GO
                4.75%, 07/15/07
                Insured: MBIA................................        212,466
    500,000     Essex County, Improvement Authority
                Lease Revenue, County Correctional
                Facility Project
                5.25%, 10/01/11
                Insured: FGIC................................        539,800
    345,000     Essex County, Improvement Authority
                Lease Revenue, County Jail &
                Youth House Projects
                6.50%, 12/01/06
                Insured: AMBAC...............................        381,573
    250,000     Essex County, Improvement Authority
                Lease Revenue, County Jail &
                Youth House Projects
                5.00%, 12/01/08
                Insured: AMBAC...............................        267,572
    250,000     Essex County, Utilities Authority
                Solid Waste Revenue, Series A
                5.00%, 04/01/04
                Insured: FSA.................................        261,730
    500,000     Evesham Township
                General Improvement, Series A, GO
                5.00%, 09/15/12
                Insured: FGIC................................        519,015
    400,000     Flemington Raritan
                Regional School District, GO
                5.70%, 02/01/15
                Insured: FGIC................................        445,316
  1,205,000     Freehold Regional
                High School District, GO
                5.00%, 03/01/20
                Insured: FGIC................................      1,232,125
    235,000     Freehold Township
                Board of Education, GO
                5.38%, 07/15/10
                Insured: FSA.................................        249,568
    500,000     Gloucester County, GO
                5.00%, 09/01/03..............................        519,140
    500,000     Greenwich Township
                Board of Education, GO
                5.00%, 01/15/13
                Insured: FSA.................................        516,730
    800,000     Greenwich Township
                Board of Education, GO
                5.00%, 01/15/14
                Insured: FSA.................................        821,888
    500,000     Hackensack, GO
                4.90%, 03/15/09..............................        532,015
    130,000     Hackensack, Meadowlands
                Development Commission
                7.13%, 06/01/02..............................        130,175


                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW JERSEY MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                NEW JERSEY (CONTINUED)

 $  500,000     Hackettstown, Municipal
                Utilities Authority, Series F
                5.05%, 10/01/04
                Insured: FGIC................................  $     527,500
    500,000     Hopewell Valley
                Regional School District, GO
                5.00%, 08/15/14
                Insured: FGIC................................        518,845
    500,000     Jersey City, GO
                5.50%, 03/15/14
                Insured: MBIA................................        531,920
    600,000     Kearny, GO
                5.25%, 02/15/08
                Insured: FGIC................................        647,664
     50,000     Lenape Regional
                High School District, GO
                5.00%, 04/01/12
                Insured: FGIC................................         51,756
    500,000     Lindenwold Borough
                School District, GO
                5.20%, 06/01/25
                Insured: FSA.................................        503,215
    250,000     Mercer County Improvement Authority
                Youth Center, Series B
                5.00%, 02/15/14
                Insured: FGIC................................        257,662
    500,000     Middlesex County, COP
                5.00%, 08/01/12..............................        527,605
    250,000     Middlesex County, COP
                5.50%, 08/01/17
                Insured: MBIA................................        263,877
    500,000     Middlesex County, GO
                5.00%, 10/01/05..............................        535,370
    500,000     Middlesex County, GO
                5.00%, 10/01/09..............................        539,760
    400,000     Middlesex County Improvement Authority
                Senior Citizens Housing Project
                5.20%, 09/01/02..............................        400,920
    400,000     Middlesex County Utilities Authority
                Sewer Revenue, Series A
                5.00%, 12/01/12
                Insured: FGIC................................        418,520
     50,000     Monmouth County Improvement
                Authority, Governmental Loan
                5.50%, 12/01/07
                Insured: AMBAC...............................         55,052
    250,000     Monmouth County Improvement
                Authority, Governmental Loan
                5.00%, 12/01/08
                Insured: MBIA................................        268,667
    500,000     Monmouth County Improvement
                Authority, Governmental Loan
                5.00%, 12/01/12
                Insured: AMBAC...............................        527,810
    850,000     Monmouth County Improvement
                Authority, Governmental Loan
                5.45%, 07/15/13
                Insured: FSA.................................        904,740


   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                NEW JERSEY (CONTINUED)

 $  500,000     Monmouth County Improvement
                Authority, Governmental Loan
                5.13%, 12/01/16
                Insured: MBIA................................  $     510,465
    250,000     New Jersey Building Authority
                State Building Revenue
                6.00%, 06/15/07..............................        278,417
    600,000     New Jersey Building Authority
                State Building Revenue
                5.00%, 06/15/10..............................        636,054
    500,000     New Jersey Building Authority
                State Building Revenue
                4.75%, 06/15/17..............................        494,660
  1,000,000     New Jersey Building Authority
                State Building Revenue
                5.00%, 06/15/18..............................      1,008,280
    300,000     New Jersey EDA Hillcrest Health
                Service System Project
                5.00%, 01/01/07
                Insured: AMBAC...............................        318,522
    315,000     New Jersey EDA Lease Revenue
                International Center For
                Public Health Project
                5.50%, 06/01/09
                Insured: AMBAC...............................        344,881
    500,000     New Jersey EDA Revenue School Facilities
                Construction, Series A
                5.50%, 06/15/12
                Insured: AMBAC...............................        551,365
    250,000     New Jersey EDA Revenue
                State Office Buildings
                5.25%, 06/15/08
                Insured: AMBAC...............................        270,600
    200,000     New Jersey EDA School Facilities
                Construction, Series A
                5.25%, 06/15/18
                Insured: AMBAC...............................        205,976
    350,000     New Jersey Environmental
                Infrastructure Trust, Environmental
                Infrastructure, Series A
                5.00%, 09/01/14..............................        365,431
  1,000,000     New Jersey Environmental Infrastructure
                Trust, Series A
                5.25%, 09/01/20..............................      1,028,030
  1,000,000     New Jersey Environmental Infrastructure
                Trust Wastewater Treatment
                5.00%, 09/01/10..............................      1,054,610
  1,000,000     New Jersey Environmental Infrastructure
                Trust Wastewater Treatment
                5.00%, 09/01/14..............................      1,033,200
    400,000     New Jersey Environmental Infrastructure
                Trust Wastewater Treatment
                5.00%, 09/01/17..............................        405,360
    500,000     New Jersey Environmental Infrastructure
                Trust Wastewater Treatment, Series D
                5.00%, 05/01/11..............................        529,710


                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW JERSEY MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                NEW JERSEY (CONTINUED)

 $  500,000     New Jersey Environmental Infrastructure
                Trust Wastewater Treatment, Series G
                5.00%, 04/01/12
                Insured: FGIC................................  $     525,980
    500,000     New Jersey Health Care Facilities
                Hackensack University Medical Center
                5.70%, 01/01/11..............................        537,665
    500,000     New Jersey Health Care Facilities
                Hackensack University Medical Center
                5.88%, 01/01/15..............................        519,370
    500,000     New Jersey Health Care Facilities
                Hackensack University Medical Center
                Series A
                5.00%, 01/01/18
                Insured: MBIA................................        503,910
    500,000     New Jersey Health Care Facilities
                Kennedy Health System, Series A
                5.20%, 07/01/18
                Insured: MBIA................................        508,935
    300,000     New Jersey Health Care Facilities
                Medical Center at Princeton
                5.13%, 07/01/18
                Insured: AMBAC...............................        305,082
  2,000,000     New Jersey Sports & Exposition Authority
                Monmouth Park, Series A
                Pre-refunded 01/01/05
                8.00%, 01/01/25..............................      2,294,660
    500,000     New Jersey Sports & Exposition Authority
                Series C
                5.00%, 03/01/11..............................        531,500
  1,000,000     New Jersey State, COP, Series A
                5.00%, 06/15/13
                Insured: AMBAC...............................      1,059,480
    500,000     New Jersey State, COP, Series A
                5.00%, 06/15/14
                Insured: AMBAC...............................        525,995
  4,000,000     New Jersey State, Series H, GO
                5.25%, 07/01/16..............................      4,263,840
  2,855,000     New Jersey State EFA Dormitory
                Safety Trust, Series A
                5.00%, 03/01/15..............................      2,936,910
    700,000     New Jersey State EFA Higher Education
                Facilities Trust Fund, Series A
                5.13%, 09/01/06
                Insured: AMBAC...............................        755,496
    500,000     New Jersey State EFA Higher Education
                Facilities Trust Fund, Series A
                5.13%, 09/01/10
                Insured: AMBAC...............................        525,780
  1,285,000     New Jersey State EFA
                Montclair State University, Series C
                5.38%, 07/01/08
                Insured: AMBAC...............................      1,382,904
  1,750,000     New Jersey State EFA
                New Jersey Institute of Technology
                Series G
                4.75%, 07/01/31
                Insured: MBIA................................      1,634,815


   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                NEW JERSEY (CONTINUED)

 $1,000,000     New Jersey State EFA
                Princeton University, Series B
                5.13%, 07/01/19..............................  $   1,017,610
    250,000     New Jersey State EFA
                Rowan University, Series B
                5.25%, 07/01/19
                Insured: FGIC................................        255,642
    200,000     New Jersey State EFA
                Seton Hall University Project, Series A
                5.25%, 07/01/16
                Insured: AMBAC...............................        208,098
    200,000     New Jersey State EFA
                Stevens Institute of Technology, Series I
                5.00%, 07/01/09..............................        211,570
    250,000     New Jersey State EFA
                Stevens Institute of Technology, Series I
                5.00%, 07/01/28..............................        236,727
    250,000     New Jersey State EFA
                University of Medicine & Dentistry
                5.00%, 12/01/07
                Insured: AMBAC...............................        265,318
    500,000     New Jersey State EFA
                William Patterson University, Series A
                5.38%, 07/01/21
                Insured: FGIC................................        512,065
    500,000     New Jersey State Highway Authority
                Garden State Parkway
                6.20%, 01/01/10..............................        567,350
    300,000     New Jersey State Highway Authority
                Garden State Parkway
                5.60%, 01/01/17
                Insured: FGIC................................        319,284
  1,000,000     New Jersey State Highway Authority
                Garden State Parkway, GO
                6.00%, 01/01/19..............................      1,131,550
    195,000     New Jersey State HMFA
                Home Buyer, Series G
                4.63%, 04/01/15
                Insured: MBIA................................        196,607
    500,000     New Jersey State HMFA
                Home Buyer, Series N
                5.20%, 04/01/06
                Insured: MBIA................................        522,795
    400,000     New Jersey State HMFA
                Multi-Family Housing
                Presidential Plaza Project
                6.30%, 05/01/02
                Insured: FHA.................................        400,000
    325,000     New Jersey State HMFA
                Multi-Family Housing, Series A
                5.30%, 05/01/06
                Insured: AMBAC...............................        342,664
    250,000     New Jersey State HMFA
                Multi-Family Housing, Series B
                6.05%, 11/01/17
                Insured: FSA.................................        263,995



                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW JERSEY MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------


                NEW JERSEY (CONTINUED)

 $  500,000     New Jersey State HMFA
                Multi-Family Housing, Series D
                5.50%, 05/01/22
                Insured: FSA.................................  $     491,080
    400,000     New Jersey State HMFA
                Multi-Family Housing, Series E2
                5.75%, 11/01/25
                Insured: FSA.................................        412,940
    520,000     New Jersey State HMFA, Series A
                6.40%, 05/01/02
                Insured: HUD.................................        520,000
    380,000     New Jersey State TTFA
                Transportation System, Series A
                5.00%, 06/15/06..............................        406,627
     20,000     New Jersey State TTFA
                Transportation System, Series A
                5.00%, 06/15/06..............................         21,346
    575,000     New Jersey State TTFA
                Transportation System
                5.50%, 06/15/11
                Insured: MBIA................................        610,173
    175,000     New Jersey State TTFA
                Transportation System, Series A
                Pre-refunded 06/15/02
                5.50%, 06/15/11
                Insured: MBIA................................        191,770
    400,000     New Jersey State TTFA
                Transportation System, Series A
                5.63%, 06/15/12..............................        444,824
    500,000     New Jersey State TTFA
                Transportation System, Series A
                5.00%, 06/15/15..............................        509,000
  1,000,000     New Jersey State TTFA
                Transportation System, Series A
                5.75%, 06/15/15..............................      1,120,660
  1,000,000     New Jersey State TTFA
                Transportation System, Series A
                5.00%, 06/15/18
                Insured: FSA.................................      1,007,280
  1,000,000     New Jersey State TTFA
                Transportation System, Series A
                4.50%, 06/15/19
                Insured: FSA.................................        945,090
    115,000     New Jersey State Turnpike Authority
                10.38%, 01/01/03.............................        121,319
    295,000     New Jersey State Turnpike Authority
                Series A
                5.75%, 01/01/19
                Insured: MBIA................................        315,302
    500,000     New Jersey State Turnpike Authority
                Series A
                5.50%, 01/01/30
                Insured: MBIA................................        512,835
    450,000     New Jersey Wastewater Treatment Trust
                Series A
                5.00%, 09/01/06..............................        483,039


   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                NEW JERSEY (CONTINUED)

 $  370,000     Newark Board of Education, GO
                5.88%, 12/15/11
                Insured: MBIA................................  $     408,661
    750,000     North Brunswick Township
                Board of Education Revenue, GO
                5.00%, 02/01/10
                Insured: FGIC................................        788,108
  1,000,000     North Brunswick Township, GO
                5.00%, 05/15/12
                Insured: FGIC................................      1,044,050
    500,000     North Jersey District Water Supply
                Wanaque North Project, Series A
                5.00%, 11/15/10
                Insured: MBIA................................        528,100
    400,000     Ocean County, General Improvement, GO
                5.30%, 12/01/06..............................        437,100
  1,000,000     Ocean County, Utilities Authority
                Wastewater Revenue, GO
                5.25%, 01/01/18..............................      1,031,270
    250,000     Ocean Township School District, GO
                Pre-refunded 06/01/04
                5.40%, 06/01/15
                Insured: MBIA................................        264,743
    500,000     Old Tappan Board of Education, GO
                5.10%, 04/01/18
                Insured: FGIC................................        506,590
    500,000     Parsippany-Troy Hills Township, GO
                5.00%, 12/01/15
                Insured: MBIA................................        514,265
    500,000     Pleasantville School District, GO
                5.00%, 02/15/11
                Insured: MBIA................................        522,930
     50,000     Plumsted Township Board of Education, GO
                5.00%, 03/01/14
                Insured: FGIC................................         51,180
  1,000,000     Port Authority of New York & New Jersey
                One Hundred Fourth Series
                5.20%, 07/15/17
                Insured: AMBAC...............................      1,015,680
    500,000     Randolph Township School District, GO
                5.00%, 08/01/15
                Insured: FGIC................................        512,075
    500,000     Rutgers State University, Series U, GO
                5.00%, 05/01/14..............................        515,950
    200,000     Secaucus Municipal Utilities Authority
                Sewer Revenue, Series A
                5.65%, 12/01/04..............................        215,420
  1,055,000     Southeast Morris County, Municipal
                Utilities Authority Water Revenue
                5.00%, 01/01/10
                Insured: MBIA................................      1,122,541
  1,145,000     Summit, GO
                5.25%, 06/01/14..............................      1,242,096
  1,205,000     Summit, GO
                5.25%, 06/01/16..............................      1,288,049
    250,000     Trenton, GO
                5.70%, 03/01/19
                Insured: FGIC................................        266,198


                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW JERSEY MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------
                NEW JERSEY (CONTINUED)

 $  250,000     Union County, General Improvement, GO
                5.13%, 02/01/16..............................  $     258,073
    125,000     Union County, Improvement Authority
                Revenue, Guaranteed Lease
                Educational Services Commission
                5.05%, 03/01/08..............................        133,611
    300,000     Vernon Township School District
                Board of Education, GO
                5.38%, 12/01/19
                Insured: FGIC................................        309,300
    250,000     Washington Township, Board of
                Education, Gloucester County, GO
                5.00%, 02/01/06
                Insured: MBIA................................        266,203
    400,000     West Deptford Township, GO
                5.50%, 09/01/20
                Insured: FGIC................................        415,668
    250,000     West Orange Board of Education, COP
                5.63%, 10/01/29
                Insured: MBIA................................        261,300
    500,000     West Windsor Plainsboro
                Regional School District, GO
                5.50%, 12/01/14
                Insured: FGIC................................        528,785
                                                               -------------
                                                                  78,315,436
                                                               -------------

                PENNSYLVANIA - 4.19%

  1,000,000     Delaware River Port Authority of
                Pennsylvania & New Jersey
                5.40%, 01/01/13
                Insured: FGIC................................      1,055,000
  2,500,000     Delaware River Port Authority of
                Pennsylvania & New Jersey, Series B
                5.25%, 01/01/09
                Insured: AMBAC...............................      2,714,500
                                                               -------------
                                                                   3,769,500
                                                               -------------

                PUERTO RICO - 3.01%

    250,000     Puerto Rico Commonwealth, GO
                5.00%, 07/01/27
                Insured: FSA-CR..............................        248,213
    250,000     Puerto Rico Commonwealth, GO
                6.00%, 07/01/16
                Insured: MBIA................................        290,370
  1,980,000     Puerto Rico Commonwealth Highway and
                Transportation Authority, Transportation
                Revenue, Series A
                4.75%, 07/01/38
                Insured: MBIA-IBC............................      1,853,617
     50,000     Puerto Rico Electric Power Authority
                Series AA
                5.25%, 07/01/17
                Insured: MBIA................................         51,745


   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                PUERTO RICO (CONTINUED)

 $  250,000     Puerto Rico Electric Power Authority
                Series DD
                5.25%, 07/01/15
                Insured: FSA.................................  $     263,518
                                                               -------------
                                                                   2,707,463
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................     87,437,499
                                                               -------------
                (Cost $85,042,779)

    SHARES
  ----------

INVESTMENT COMPANIES - 1.73%

     22,391     Dreyfus Tax-Exempt
                Cash Management Fund.........................         22,391
  1,529,413     Federated Tax-Free Obligations Fund                1,529,413
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      1,551,804
                                                               -------------
                (Cost $1,551,804)

TOTAL INVESTMENTS - 98.89%...................................     88,989,303
                                                               -------------
(Cost $86,594,583)

NET OTHER ASSETS AND LIABILITIES - 1.11%.....................      1,003,355
                                                               -------------
NET ASSETS - 100.00%.........................................  $  89,992,658
                                                               =============

-----------------------------------
(A) Zero Coupon Bond. Interest rate shown reflects effective yield to maturity at time of purchase.
AMBAC    American Municipal Bond Assurance Corp.
COP      Certificate of Participation
EDA      Economic Development Authority
EFA      Educational Facilities Authority
FGIC     Federal Guaranty Insurance Corp.
FHA      Federal Housing Authority
FSA      Financial Security Assurance Co.
FSA-CR   FSA Custodial Receipt
GO       General Obligation
HMFA     Housing & Mortgage Finance Agency
HUD      Housing & Urban Development
IBC      Insured Bond Certificate
MBIA     Municipal Bond Insurance Association
TTFA     Transportation Trust Fund Authority


                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW YORK MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------



MUNICIPAL SECURITIES - 93.28%

                NEW YORK - 91.25%

 $1,000,000     Albany County, GO
                5.50%, 06/01/08
                Insured: FGIC................................  $   1,069,820
  1,000,000     Albany County Airport Authority, AMT
                5.38%, 12/15/17
                Insured: FSA.................................      1,025,360
    100,000     Canandaigua City School District, GO
                6.50%, 06/01/10
                Insured: AMBAC...............................        117,712
  2,000,000     Dutchess County New York
                Industrial Development Agency, IDR
                IBM Project, AMT
                5.45%, 12/01/29..............................      2,130,020
  1,250,000     Hempstead Town New York, Industrial
                Development Agency, Resource Recovery
                American Ref-Fuel Co. Project
                5.00%, 12/01/10..............................      1,254,075
  2,000,000     Long Island Power Authority
                Electric Systems Revenue, Series A
                5.50%, 12/01/13
                Insured: FSA.................................      2,217,000
  1,000,000     Longwood Central School District
                Suffolk County, GO
                4.50%, 06/15/05
                Insured: MBIA................................      1,050,980
  1,000,000     Metropolitan Transportation Authority
                Dedicated Tax Fund, Series A
                5.50%, 04/01/16
                Insured: MBIA................................      1,051,170
  2,000,000     Metropolitan Transportation Authority
                Dedicated Tax Fund, Series A
                5.00%, 04/01/23
                Insured: FGIC................................      1,976,900
  2,000,000     Metropolitan Transportation Authority
                Transportation Facilities Revenue, Series A
                6.00%, 07/01/19..............................      2,137,600
    900,000     Monroe County, Public Improvement, GO
                Pre-refunded 06/01/04
                6.10%, 06/01/14
                Insured: AMBAC...............................        987,696
     25,000     Monroe County, Public Improvement, GO
                Unrefunded Balance
                6.10%, 03/01/09
                Insured: MBIA................................         25,682
  1,000,000     Monroe County New York Water Authority
                Water Revenue
                5.25%, 08/01/36..............................        998,330
  1,000,000     Monroe Woodbury
                Central School District, GO
                5.63%, 05/15/18
                Insured: MBIA................................      1,047,550
  2,000,000     Municipal Assistance Corporation
                for New York City, Series I
                6.25%, 07/01/06..............................      2,242,420


   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                NEW YORK (CONTINUED)

 $1,500,000     Municipal Assistance Corporation
                for New York City, Series L
                6.00%, 07/01/08..............................  $   1,694,610
    500,000     New Castle, Public Improvement, GO
                Pre-refunded 09/15/02
                5.88%, 09/15/09..............................        516,250
  2,060,000     New York City, Capital Appreciation
                Series F, GO
                4.59%, 08/01/08 (A)
                Insured: MBIA................................      1,626,473
  2,500,000     New York City, Capital Appreciation
                Series G, GO
                4.65%, 08/01/08 (A)
                Insured: MBIA................................      1,973,875
  1,000,000     New York City, Series 1, GO
                6.00%, 04/15/09..............................      1,087,340
  1,000,000     New York City, Series F, GO
                5.00%, 08/01/09..............................      1,045,650
  1,000,000     New York City Industrial Development
                Agency, Civic Facility Trinity Episcopal
                School Corp. Project
                5.25%, 06/15/17
                Insured: MBIA................................      1,029,840
  1,000,000     New York City MWFA
                Water & Sewer System
                5.50%, 06/15/33..............................      1,022,960
  1,000,000     New York City MWFA
                Water & Sewer System, Series A
                6.00%, 06/15/17..............................      1,019,120
  1,000,000     New York City MWFA
                Water & Sewer System, Series A
                5.75%, 06/15/18
                Insured: AMBAC...............................      1,018,960
    750,000     New York City MWFA
                Water & Sewer System, Series B
                5.75%, 06/15/13
                Insured: FGIC................................        752,535
  1,000,000     New York City MWFA
                Water & Sewer System, Series B
                5.75%, 06/15/26
                Insured: MBIA................................      1,064,850
  1,725,000     New York City MWFA
                Water & Sewer System, Series C
                5.00%, 06/15/21
                Insured: FGIC................................      1,716,496
  3,000,000     New York City Transitional
                Finance Authority, Series C
                5.50%, 11/01/29..............................      3,071,790
  2,000,000     New York City Trust For Cultural
                Resources, Revenue American Museum
                of Natural History, Class A
                5.60%, 04/01/18
                Insured: MBIA................................      2,091,260
  2,000,000     New York State, Series A, GO
                6.50%, 07/15/06..............................      2,254,820
  1,685,000     New York State Dormitory Authority
                4201 Schools Program
                6.25%, 07/01/20..............................      1,847,720


                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW YORK MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                              VALUE
  ----------                                           ---------


                NEW YORK (CONTINUED)

 $2,000,000     New York State Dormitory Authority
                City University System Consolidated
                2nd Generation, Series A
                6.13%, 07/01/13
                Insured: AMBAC...............................  $   2,303,260
  2,280,000     New York State Dormitory Authority
                City University System Consolidated
                4th Generation, Series A
                5.50%, 07/01/16..............................      2,405,674
  1,525,000     New York State Dormitory Authority
                Fordham University
                5.00%, 07/01/28
                Insured: MBIA................................      1,481,553
  1,175,000     New York State Dormitory Authority
                Mount Sinai School of Medicine, Series B
                5.70%, 07/01/11
                Insured: MBIA................................      1,313,497
  1,205,000     New York State Dormitory Authority
                New York University, Series 1
                5.50%, 07/01/15
                Insured: AMBAC...............................      1,331,200
    900,000     New York State Dormitory Authority
                New York University, Series 2
                5.50%, 07/01/21
                Insured: AMBAC...............................        937,386
  1,000,000     New York State Dormitory Authority
                New York University, Series A
                6.00%, 07/01/17
                Insured: MBIA................................      1,145,630
  2,000,000     New York State Dormitory Authority
                New York University, Series A
                5.75%, 07/01/20
                Insured: MBIA................................      2,210,420
  1,000,000     New York State Dormitory Authority
                State University Dormitory Facilities
                Series A
                6.00%, 07/01/30..............................      1,065,330
  2,000,000     New York State Dormitory Authority
                State University Educational Facilities
                Series A
                5.25%, 05/15/15..............................      2,130,380
  1,125,000     New York State Dormitory Authority
                University of Rochester, Series A
                5.00%, 07/01/27
                Insured: MBIA................................      1,096,627
    100,000     New York State EFC, PCR State Water
                Series A
                6.40%, 09/15/06
                Insured: POL CTL-SRF.........................        103,479
    500,000     New York State EFC, PCR State Water
                Series B
                6.50%, 09/15/08
                Insured: POL CTL-SRF.........................        517,575
  2,000,000     New York State EFC, PCR State Water
                New York City Municipal Water
                5.75%, 06/15/12
                Insured: POL CTL-SRF.........................      2,263,840




   PAR VALUE                                              VALUE
  ----------                                           ---------

                NEW YORK (CONTINUED)

 $  200,000     New York State Energy Research &
                Development Authority, PCR
                New York State Electric & Gas Corp.
                Series C
                1.55%, 06/01/29 (B)
                LOC: Morgan Guaranty Trust...................  $     200,000
    500,000     New York State Housing Finance Agency
                Multifamily Mortgage Housing, Series A
                6.95%, 08/15/12..............................        512,755
  1,500,000     New York State Local Government
                Assistance Corp. Series E
                6.00%, 04/01/14
                Insured: GO of New York State................      1,719,075
    800,000     New York State Medical Care Facilities
                Finance Agency, Second Mortgage
                Program Health Care Projects, Series B
                6.35%, 11/01/14..............................        823,920
  3,000,000     New York State Mortgage Agency
                Homeowner Mortgage, Series 67, AMT
                5.70%, 10/01/17..............................      3,075,510
    875,000     New York State Mortgage Agency
                Homeowner Mortgage, Series 96
                5.20%, 10/01/14..............................        905,861
  2,000,000     New York State Thruway Authority
                Highway & Bridge Trust Fund, Series A
                5.00%, 04/01/21
                Insured: FSA.................................      1,987,820
  1,535,000     New York State Thruway Authority
                Highway & Bridge Trust Fund, Series B-1
                5.50%, 04/01/10
                Insured: FGIC................................      1,690,864
  2,000,000     New York State Thruway Authority
                Highway & Bridge Trust Fund, Series B-1
                5.75%, 04/01/16
                Insured: FGIC................................      2,188,620
  2,000,000     New York State Thruway Authority
                Service Contract, Local Highway & Bridge
                5.25%, 04/01/11..............................      2,167,060
    500,000     Onondaga County, GO
                5.88%, 02/15/10..............................        563,205
    100,000     Orleans County, GO
                6.50%, 09/15/08..............................        115,564
    500,000     Port Authority of New York & New Jersey
                Consolidated Loan, Series 78
                6.50%, 04/15/11..............................        506,900
  1,000,000     Port Authority of New York & New Jersey
                SP OB, JFK International Air Terminal
                Series 6, AMT
                6.00%, 12/01/07
                Insured: MBIA................................      1,116,530
    545,000     Rensselaer County, Series A, GO
                5.25%, 06/01/11
                Insured: AMBAC...............................        593,385
  2,000,000     Triborough Bridge & Tunnel Authority
                General Purpose, Series A
                5.00%, 01/01/32
                Insured: GO of Authority.....................      1,896,340



                       SEE NOTES TO FINANCIAL STATEMENTS.

NEW YORK MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                NEW YORK (CONTINUED)

 $2,000,000     Triborough Bridge & Tunnel Authority
                General Purpose, Series B
                5.50%, 01/01/30..............................  $   2,041,160
    300,000     Triborough Bridge & Tunnel Authority
                General Purpose, Series X
                6.63%, 01/01/12..............................        358,053
    750,000     Triborough Bridge & Tunnel Authority
                General Purpose, Series Y
                6.00%, 01/01/12..............................        849,825
  2,000,000     Triborough Bridge & Tunnel Authority
                General Purpose, Series Y
                5.50%, 01/01/17..............................      2,181,340
     50,000     Triborough Bridge & Tunnel Authority
                SP OB
                Unrefunded Balance
                6.15%, 01/01/06
                Insured: FGIC................................         50,855
    500,000     United Nations Development Corp.
                Subordinated Lien, Series B
                Pre-refunded 07/01/03
                6.20%, 07/01/11..............................        534,585
                                                               -------------
                                                                  90,551,942
                                                               -------------

                PENNSYLVANIA - 0.86%

  2,210,000     Elizabeth Forward School District
                Capital Appreciation, Series B, GO
                5.68%, 09/01/20 (A)..........................        854,872
                                                               -------------

                PUERTO RICO - 1.17%

  1,000,000     Puerto Rico Electric Power Authority
                Series BB
                6.00%, 07/01/12
                Insured: MBIA................................      1,161,050
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................     92,567,864
                                                               -------------
                (Cost $88,478,105)


    SHARES                                                         VALUE
  ----------                                                     ---------

INVESTMENT COMPANIES - 5.65%

  3,677,669     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $   3,677,669
  1,935,508     Federated New York Muni Cash Trust                 1,935,508
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      5,613,177
                                                               -------------
                (Cost $5,613,177)

TOTAL INVESTMENTS - 98.93%...................................     98,181,041
                                                               -------------
(Cost $94,091,282)

NET OTHER ASSETS AND LIABILITIES - 1.07%.....................      1,059,748
                                                               -------------
NET ASSETS - 100.00%.........................................  $  99,240,789
                                                               =============

-------------------------------------

(A)           Zero Coupon Bond. Interest rate shown reflects effective yield to maturity at time of purchase.
(B)           Variable Rate Bond. Interest rate shown reflects the rate in effect on April 30, 2002.
AMBAC         American Municipal Bond Assurance Corp.
AMT           Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT
              for individuals.
EFC           Environmental Facilities Corp.
FGIC          Federal Guaranty Insurance Corp.
FSA           Financial Security Assurance Co.
GO            General Obligation
IDR           Industrial Development Revenue
LOC           Letter of Credit
MBIA          Municipal Bond Insurance Association
MWFA          Municipal Water Finance Authority
PCR           Pollution Control Revenue
POL CTL-SRF   State Water Pollution Control Revolving Fund
SP OB         Special Obligation



                       SEE NOTES TO FINANCIAL STATEMENTS.

PENNSYLVANIA MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------


MUNICIPAL SECURITIES - 99.56%

                PENNSYLVANIA - 99.56%

 $  500,000     Allegheny County, Series C-49, GO
                5.00%, 04/01/08
                Insured: MBIA................................  $     534,760
    500,000     Bethlehem Area School District, GO
                5.00%, 09/01/11
                Insured: FGIC................................        520,585
  1,000,000     Central York School District, GO
                5.00%, 06/01/10
                Insured: FGIC................................      1,060,810
    300,000     Chambersburg Area School District, GO
                5.00%, 06/15/12
                Insured: FSA.................................        317,079
    500,000     Chester County, GO
                5.00%, 06/15/15..............................        508,135
    500,000     Delaware County, GO
                5.13%, 10/01/16..............................        512,835
    750,000     Ephrata Area School District, Series A, GO
                5.00%, 04/15/14
                Insured: FGIC................................        780,937
    500,000     Harrisburg Authority Revenue
                Pooled Building Program, Series II
                5.60%, 09/15/11
                Insured: MBIA................................        553,265
    500,000     Lancaster County, Series A, GO
                5.10%, 05/01/04
                Insured: FGIC................................        525,440
    750,000     Montgomery County, GO
                5.00%, 09/15/12..............................        797,227
  1,000,000     Northampton County, GO
                5.00%, 08/15/16..............................      1,014,550
    575,000     Norwin School District, Series B, GO
                5.00%, 04/01/13
                Insured: MBIA................................        598,989
    500,000     Oxford Area School District
                Series A, GO
                5.25%, 02/15/11
                Insured: FGIC State Aid Withholding .........        540,870
    500,000     Pennsylvania State, COP, Series A
                5.00%, 07/01/15
                Insured: AMBAC...............................        506,085
    500,000     Pennsylvania State, GO
                5.13%, 09/15/07..............................        539,925
    500,000     Pennsylvania State, GO
                5.50%, 02/01/15..............................        546,025
  1,000,000     Pennsylvania State, Second Series, GO
                5.00%, 10/15/15..............................      1,027,010
  1,400,000     Pennsylvania State, Second Series, GO
                5.00%, 10/15/16..............................      1,424,094
  1,000,000     Pennsylvania State Finance Authority
                Revenue, Penn Hills Project, Series A
                5.50%, 12/01/22
                Insured: FGIC................................      1,031,670

   PAR VALUE                                                      VALUE
  ----------                                                    ---------



                PENNSYLVANIA (CONTINUED)

 $  750,000     Pennsylvania State HEFA, Series T
                5.00%, 06/15/12
                Insured: AMBAC...............................  $     792,698
    500,000     Pennsylvania State HEFA
                College and University Revenue
                College of Pharmacy & Science
                5.00%, 11/01/07
                Insured: MBIA................................        528,685
  1,000,000     Pennsylvania State Turnpike Commission
                Turnpike Revenue, Series S
                5.00%, 06/01/11
                Insured: FGIC................................      1,065,270
    685,000     Philadelphia, Series B, GO
                5.50%, 11/15/04
                Insured: FGIC................................        734,964
  1,000,000     Philadelphia Authority IDR
                Refunded - PGH Development Corp.
                5.25%, 07/01/17..............................      1,001,080
    700,000     Philadelphia Authority IDR
                Educational Commission
                Foreign Medical Graduates Project
                4.90%, 06/01/12
                Insured: MBIA................................        720,720
  1,000,000     Philadelphia Gas Works Revenue
                6.38%, 07/01/26
                Insured: CapMAC-ITC..........................      1,062,040
  1,000,000     Philadelphia School District
                Series A, GO
                5.50%, 02/01/15
                Insured: FSA State Aid Withholding ..........      1,077,300
  1,000,000     Philadelphia Water & Waste
                Water Revenue
                5.63%, 06/15/09
                Insured MBIA-IBC.............................      1,107,560
    500,000     Pittsburgh & Allegheny County Public
                Auditorium Hotel Room
                5.25%, 02/01/12
                Insured: AMBAC...............................        534,795
    750,000     Pittsburgh School District, GO
                5.50%, 09/01/12
                Insured: FSA.................................        828,323
  1,000,000     St. Mary Hospital Authority
                Bucks County, Catholic Health
                Initiatives, Series A
                5.00%, 12/01/28..............................      1,080,420
  1,000,000     Upper State Clair Township
                School District, GO
                5.38%, 07/15/13
                Insured: FSA.................................      1,081,930
    750,000     Warwick School District
                Lancaster County, GO
                5.25%, 02/15/12
                Insured: FGIC................................        807,585
                                                               -------------
                                                                  25,763,661
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................     25,763,661
                                                               -------------
                (Cost $24,792,728)



                       SEE NOTES TO FINANCIAL STATEMENTS.

PENNSYLVANIA MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

    SHARES                                                        VALUE
  ----------                                                    ---------


INVESTMENT COMPANIES - 3.64%

    102,721     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $     102,721
    840,163     Federated Pennsylvania
                Municipal Cash Trust.........................        840,163
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................        942,884
                                                               -------------
                (Cost $942,884)

TOTAL INVESTMENTS - 103.20%..................................     26,706,545
                                                               -------------
(Cost $25,735,612)

NET OTHER ASSETS AND LIABILITIES - (3.20)%...................       (828,911)
                                                               -------------
NET ASSETS - 100.00%.........................................  $  25,877,634
                                                               =============

-----------------------------

AMBAC         American Municipal Bond Assurance Corp.
CapMAC        Capital Markets Assurance Corp.
CapMAC-ITC    CapMAC Insured Trust Certificate
COP           Certificate of Participation
FSA           Federal Security Assurance Co.
FGIC          Federal Guaranty Insurance Corp.
GO            General Obligation
HEFA          Higher Education Facility Authority
IBC           Insured Bond Certificate
IDR           Industrial Development Revenue
MBIA          Municipal Bond Insurance Association

                       SEE NOTES TO FINANCIAL STATEMENTS.

RHODE ISLAND MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

MUNICIPAL SECURITIES - 96.60%

                ALASKA - 1.13%

 $2,000,000     North Slope Boro Capital Appreciation
                Series B, GO
                5.11%, 06/30/09 (A)
                Insured: MBIA................................  $   1,462,560
                                                               -------------

                ILLINOIS - 1.85%

  1,000,000     Chicago Board of Education, GO
                5.50%, 12/01/31
                Insured: FGIC................................      1,019,120
  2,000,000     Will County, Community Unit
                School District, Series B
                4.62%, 11/01/10 (A)
                Insured: FSA.................................      1,372,720
                                                               -------------
                                                                   2,391,840
                                                               -------------

                MASSACHUSETTS - 0.79%

  1,000,000     Massachusetts State Port Authority
                Special Facilities Revenue Bonds
                Delta Airlines, Inc. Project, Series A
                5.50%, 01/01/19
                Insured: AMBAC...............................      1,024,010
                                                               -------------

                NEW JERSEY - 0.79%

  1,000,000     New Jersey State Turnpike Authority
                Series A
                5.50%, 01/01/30
                Insured: MBIA................................      1,025,670
                                                               -------------

                PUERTO RICO - 6.34%

  3,500,000     Puerto Rico Commonwealth
                Capital Appreciation, GO
                4.85%, 07/01/14 (A)
                Insured: MBIA................................      2,013,130
    250,000     Puerto Rico Commonwealth, GO
                6.00%, 07/01/16
                Insured: MBIA................................        290,370
    500,000     Puerto Rico Commonwealth
                Special Tax Revenue, Infrastructure
                Finance Authority, Series A
                5.00%, 07/01/16
                Insured: AMBAC...............................        512,760
    500,000     Puerto Rico Electric Power Authority
                Revenue, Series EE
                5.25%, 07/01/15
                Insured: MBIA................................        527,035
    360,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control
                Facilities, Inter American University
                Series A
                5.25%, 10/01/12
                Insured: MBIA................................        390,254


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                PUERTO RICO (CONTINUED)

 $1,550,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control
                Facilities, Inter American University
                Series A
                5.38%, 10/01/13
                Insured: MBIA................................  $   1,679,022
    350,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control
                Facilities, Inter American University
                Series A
                5.50%, 10/01/14
                Insured: MBIA................................        379,624
    315,000     Puerto Rico Municipal Finance Agency
                Series A, GO
                5.50%, 07/01/17
                Insured: FSA.................................        332,054
  2,000,000     Puerto Rico Public Buildings Authority
                Series M
                5.75%, 07/01/15
                Insured: FSA.................................      2,096,040
                                                               -------------
                                                                   8,220,289
                                                               -------------

                RHODE ISLAND - 84.80%

  1,080,000     Bristol County Water Authority Revenue
                Series A, GO
                5.20%, 12/01/13
                Insured: MBIA................................      1,121,202
  1,000,000     Bristol County Water Authority Revenue
                Series A, GO
                5.20%, 12/01/14
                Insured: MBIA................................      1,032,660
    500,000     Bristol County Water Authority Revenue
                Series A, GO
                5.00%, 07/01/16
                Insured: MBIA................................        506,270
    200,000     Burrillville, GO
                5.85%, 05/01/14
                Insured: FGIC................................        214,898
  1,505,000     Central Falls Detention Facility Corp.
                Donald Wyatt Detention Facility, Series A
                5.25%, 01/15/13..............................      1,550,993
  1,000,000     Central Falls Detention Facility Corp.
                Donald Wyatt Detention Facility, Series A
                5.38%, 01/15/18..............................      1,008,380
  1,000,000     Convention Center Authority
                Series A
                Pre-refunded 05/15/03
                5.50%, 05/15/13
                Insured: AMBAC...............................      1,056,700
  1,000,000     Cranston, GO
                Pre-refunded 06/15/05
                6.10%, 06/15/10
                Insured: MBIA................................      1,113,590
  1,500,000     Cranston, GO
                Pre-refunded 06/15/05
                6.10%, 06/15/15
                Insured: MBIA................................      1,670,385


                       SEE NOTES TO FINANCIAL STATEMENTS.

RHODE ISLAND MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                RHODE ISLAND (CONTINUED)

 $1,000,000     Exeter West Greenwich Regional
                School District, GO
                5.40%, 11/15/10
                Insured: MBIA................................  $   1,072,780
    500,000     Kent County Water Authority, Series A
                6.00%, 07/15/08
                Insured: MBIA................................        541,605
    995,000     North Kingstown, GO
                5.60%, 10/01/16
                Insured: FGIC................................      1,059,426
    500,000     North Kingstown, GO
                5.75%, 10/01/19
                Insured: FGIC................................        531,535
  1,100,000     North Providence School Improvement
                Bonds, Series A
                Pre-refunded 07/01/07
                6.00%, 07/01/12
                Insured: MBIA................................      1,252,207
    500,000     North Providence School Improvement
                Bonds, Series A
                Pre-refunded 07/01/07
                6.05%, 07/01/13
                Insured: MBIA................................        570,355
    300,000     Pawtucket, GO
                5.63%, 04/15/07
                Insured: MBIA................................        314,751
    400,000     Pawtucket, GO
                5.75%, 04/15/11
                Insured: FGIC................................        420,644
  1,085,000     Providence, GO
                5.10%, 01/15/06
                Insured: FSA.................................      1,155,178
    500,000     Providence, GO
                5.45%, 01/15/10
                Insured: FSA.................................        534,240
  1,825,000     Providence, Series A, GO
                5.70%, 07/15/12
                Insured: FSA.................................      1,957,422
  1,890,000     Providence, Series C, GO
                5.50%, 01/15/13
                Insured: FGIC................................      2,053,995
    295,000     Providence Housing Development Corp.
                Mortgage Revenue, Section 8
                Barbara Jordan Apartments, Series A
                6.50%, 07/01/09
                Insured: MBIA/FHA............................        310,119
  2,035,000     Providence Public Building Authority
                School & Public Facilities Project
                Series A
                5.38%, 12/15/11
                Insured: FSA.................................      2,219,045
    500,000     Providence Public Building Authority
                School & Public Facilities Project
                Series A
                5.13%, 12/15/14
                Insured: FSA.................................        522,960



   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                RHODE ISLAND (CONTINUED)

 $1,500,000     Providence Public Building Authority
                School & Public Facilities Project
                Series A
                5.25%, 12/15/14
                Insured: FSA.................................  $   1,576,260
    500,000     Providence Public Building Authority
                Series A
                5.40%, 12/15/11
                Insured: FSA.................................        542,635
  1,000,000     Rhode Island Board Authority
                State Public Projects, Series A
                5.25%, 02/01/10
                Insured: AMBAC...............................      1,067,240
    435,000     Rhode Island Clean Water Protection
                Finance Agency PCR, Series A
                5.88%, 10/01/15
                Insured: MBIA................................        467,938
    500,000     Rhode Island Clean Water Protection
                Finance Agency PCR, Series A
                5.25%, 10/01/16
                Insured: AMBAC...............................        514,815
    150,000     Rhode Island Clean Water Protection
                Finance Agency, Safe Drinking Water
                Providence, Series A
                6.20%, 01/01/06
                Insured: AMBAC...............................        164,020
    500,000     Rhode Island Clean Water Protection
                Finance Agency, Safe Drinking Water
                Providence, Series A
                6.50%, 01/01/09
                Insured: AMBAC...............................        548,365
    100,000     Rhode Island Clean Water Protection
                Finance Agency, Safe Drinking Water
                Providence, Series A
                6.70%, 01/01/15
                Insured: AMBAC...............................        109,827
    500,000     Rhode Island Clean Water Protection
                Finance Agency, Wastewater
                Treatment System, Cranston
                5.80%, 09/01/22
                Insured: MBIA................................        521,445
  4,600,000     Rhode Island Depositors Economic
                Protection Corp., SP OB, Series A
                6.40%, 08/01/06..............................      5,191,284
    500,000     Rhode Island Depositors Economic
                Protection Corp., SP OB, Series A
                6.50%, 08/01/07
                Insured: FSA.................................        573,590
  2,500,000     Rhode Island Depositors Economic
                Protection Corp., SP OB, Series A
                5.88%, 08/01/11..............................      2,832,225
  3,105,000     Rhode Island Depositors Economic
                Protection Corp., SP OB, Series A
                5.75%, 08/01/14
                Insured: FSA.................................      3,485,766



                       SEE NOTES TO FINANCIAL STATEMENTS.

RHODE ISLAND MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                RHODE ISLAND (CONTINUED)

 $2,165,000     Rhode Island Depositors Economic
                Protection Corp., SP OB, Series A
                5.75%, 08/01/21..............................  $   2,372,494
  1,000,000     Rhode Island Depositors Economic
                Protection Corp., SP OB, Series B
                5.80%, 08/01/12
                Insured: MBIA................................      1,132,020
    250,000     Rhode Island Depositors Economic
                Protection Corp., SP OB
                Series B
                Pre-refunded 02/01/11
                5.25%, 08/01/21
                Insured: MBIA................................        270,932
  1,500,000     Rhode Island Port Authority EDC
                Shepard Building Project
                Series B
                Pre-refunded 06/01/04
                6.75%, 06/01/15
                Insured: AMBAC...............................      1,657,725
  1,000,000     Rhode Island State and Providence
                Plantations, COP, Central Power Plants
                Project C
                5.38%, 10/01/20
                Insured: MBIA................................      1,021,310
  2,580,000     Rhode Island State Consolidated Capital
                Development Loan, Series A, GO
                5.25%, 09/01/08..............................      2,796,075
  1,000,000     Rhode Island State Consolidated Capital
                Development Loan, Series A, GO
                5.25%, 07/15/10
                Insured: FGIC................................      1,072,950
  1,250,000     Rhode Island State Consolidated Capital
                Development Loan, Series A, GO
                5.20%, 09/01/11
                Insured: FGIC................................      1,342,200
  3,240,000     Rhode Island State Consolidated Capital
                Development Loan, Series A, GO
                5.50%, 09/01/15
                Insured: FGIC................................      3,453,062
  2,425,000     Rhode Island State Consolidated Capital
                Development Loan, Series A, GO
                5.00%, 09/01/16
                Insured: FGIC................................      2,461,133
  1,120,000     Rhode Island State EDC Airport
                Series A, AMT
                6.00%, 07/01/07
                Insured: FGIC................................      1,235,528
  1,620,000     Rhode Island State EDC Airport, Series B
                5.00%, 07/01/15
                Insured: FSA.................................      1,649,225
    500,000     Rhode Island State EDC Airport, Series B
                 5.00%, 07/01/18
                Insured: FSA.................................        498,320
    500,000     Rhode Island State EDC Airport, Series B
                5.00%, 07/01/23
                Insured: FSA.................................        484,105


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                RHODE ISLAND (CONTINUED)

 $  225,000     Rhode Island State EDC Airport, Series B
                5.00%, 07/01/28
                Insured: FSA.................................  $     214,571
    750,000     Rhode Island State EDC
                University of Rhode Island Steam
                Generation Facility Project
                5.00%, 11/01/19
                Insured: FSA.................................        744,818
    175,000     Rhode Island State HEBC
                Higher Education Facility
                6.50%, 11/15/24
                Insured: Connie Lee..........................        182,359
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Brown University
                5.00%, 09/01/15..............................      1,023,330
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Brown University
                5.00%, 09/01/17..............................      1,009,090
    500,000     Rhode Island State HEBC
                Higher Education Facility
                Brown University
                6.00%, 09/01/20..............................        542,875
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Brown University
                5.00%, 09/01/23..............................        975,590
  1,420,000     Rhode Island State HEBC
                Higher Education Facility
                Johnson & Wales
                5.50%, 04/01/18..............................      1,508,466
    400,000     Rhode Island State HEBC
                Higher Education Facility
                New England Institute
                5.90%, 03/01/10
                Insured: Connie Lee..........................        423,900
    475,000     Rhode Island State HEBC
                Higher Education Facility
                New England Institute
                6.00%, 03/01/15
                Insured: Connie Lee..........................        506,744
    300,000     Rhode Island State HEBC
                Higher Education Facility
                Providence College
                5.60%, 11/01/09
                Insured: MBIA................................        319,410
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Rhode Island College, Series A
                5.63%, 09/15/30
                Insured: AMBAC...............................      1,029,150
    500,000     Rhode Island State HEBC
                Higher Education Facility
                Rhode Island School of Design
                5.63%, 06/01/16
                Insured: MBIA................................        524,995




                       SEE NOTES TO FINANCIAL STATEMENTS.

RHODE ISLAND MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                RHODE ISLAND (CONTINUED)

 $1,255,000     Rhode Island State HEBC
                Higher Education Facility
                Rhode Island School of Design
                5.00%, 06/01/31
                Insured: MBIA................................  $   1,192,300
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Roger Williams
                5.13%, 11/15/14
                Insured: AMBAC...............................      1,034,550
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Roger Williams
                5.25%, 11/15/16
                Insured: Connie Lee..........................      1,026,650
  1,000,000     Rhode Island State HEBC
                Higher Education Facility
                Roger Williams
                5.00%, 11/15/18
                Insured: AMBAC...............................      1,001,360
    300,000     Rhode Island State HEBC
                Higher Education Facility
                Saint Antoine
                Pre-refunded 11/15/03
                6.75%, 11/15/18
                LOC: Allied Island State HMFC................        327,183
    260,000     Rhode Island State HEBC
                Higher Education Facility
                Salve Regina
                6.25%, 03/15/13
                Insured: Connie Lee..........................        273,112
  2,000,000     Rhode Island State HEBC
                Higher Education Facility
                University of Rhode Island, Series B
                5.50%, 09/15/20
                Insured: AMBAC...............................      2,062,040
  3,000,000     Rhode Island State HEBC
                Higher Education Facility
                University of Rhode Island, Series B
                5.70%, 09/15/30
                Insured: AMBAC...............................      3,112,860
  2,000,000     Rhode Island State HEBC
                Landmark Medical
                5.60%, 10/01/12
                Insured: FSA.................................      2,095,360
    500,000     Rhode Island State HEBC
                Miriam Hospital, Series B
                Pre-refunded 04/01/03
                6.60%, 04/01/19..............................        531,135
  1,620,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 13
                6.70%, 10/01/15..............................      1,694,342
    300,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 17-A
                6.25%, 04/01/17..............................        310,332
  2,000,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 19-A
                5.70%, 04/01/15..............................      2,060,480


   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                RHODE ISLAND (CONTINUED)

 $1,000,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 22-A
                5.55%, 04/01/17..............................  $   1,023,060
    500,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 29-A
                5.05%, 10/01/15
                Insured: FHA.................................        500,300
  1,000,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 31-B
                5.85%, 10/01/25..............................      1,020,990
  1,480,000     Rhode Island State HMFC
                Homeownership Opportunity
                Series 33-B, AMT
                5.75%, 04/01/22..............................      1,509,200
  1,955,000     Rhode Island State HMFC
                Homeownership Opportunity, Series 34-A
                5.75%, 10/01/31..............................      1,993,670
    995,000     Rhode Island State HMFC
                Multi-Family Housing, Series A
                5.55%, 07/01/05
                Insured: AMBAC/FHA...........................      1,048,203
    500,000     Rhode Island State HMFC
                Multi-Family Housing, Series A
                5.60%, 07/01/10
                Insured: AMBAC...............................        532,755
    380,000     Rhode Island State HMFC
                Multi-Family Housing, Series A
                6.15%, 07/01/17
                Insured: AMBAC...............................        395,603
  1,250,000     Rhode Island State HMFC
                Rental Housing Program, Series A
                5.65%, 10/01/07..............................      1,286,200
    500,000     Rhode Island State Industrial
                Facilities Corp., IDR, Cre Corp. Project
                Pre-refunded 03/01/04
                6.50%, 03/01/14
                LOC: Fleet Bank..............................        544,390
  2,750,000     Rhode Island State Industrial
                Facilities Corp., Revenue Marine
                Terminal, Mobil Oil Refining
                6.00%, 11/01/14..............................      2,847,378
    400,000     Rhode Island State Turnpike &
                Bridge Authority
                5.35%, 12/01/17..............................        413,056
    330,000     Rhode Island State, Series A, GO
                Pre-refunded 06/15/02
                6.25%, 06/15/07
                Insured: FGIC................................        338,441
  1,410,000     Rhode Island State, Series A, GO
                6.25%, 06/15/07
                Insured: FGIC................................      1,444,658
    100,000     South Kingstown, Series B, GO
                5.50%, 06/15/10
                Insured: FSA.................................        108,530
    500,000     South Kingstown, GO
                6.25%, 06/15/19
                Insured: FGIC................................        553,765



                       SEE NOTES TO FINANCIAL STATEMENTS.

RHODE ISLAND MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

    SHARES                                                         VALUE
  ----------                                                     ---------



                RHODE ISLAND (CONTINUED)

 $3,000,000     State of Rhode Island and Providence
                Plantations, Construction Capital
                Development Loan, Series C
                5.00%, 09/01/11..............................  $   3,200,190
  1,180,000     Warwick, Series A, GO
                5.00%, 03/01/15
                Insured: FGIC................................      1,207,541
  1,205,000     Warwick, Series A, GO
                5.00%, 03/01/16
                Insured: FGIC................................      1,221,280
    140,000     Westerly, GO
                Pre-refunded 09/15/03
                6.00%, 09/15/14
                Insured: AMBAC...............................        147,410
                                                               -------------
                                                                 109,897,451
                                                               -------------

                WASHINGTON - 0.47%

  1,000,000     Seattle, Series E, GO
                4.85%, 12/15/12 (A)..........................        611,300
                                                               -------------

                WISCONSIN - 0.43%

    500,000     Milwaukee County, Series A, GO
                5.70%, 09/01/15..............................        556,425
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................    125,189,545
                                                               -------------
                (Cost $119,804,706)


   PAR VALUE                                                       VALUE
  ----------                                                     ---------



INVESTMENT COMPANIES - 2.55%

    211,133     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $     211,133
  3,089,945     Federated Tax-Free Obligations Fund                3,089,945
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      3,301,078
                                                               -------------
                (Cost $3,301,078)

TOTAL INVESTMENTS - 99.15%...................................    128,490,623
                                                               -------------
(Cost $123,105,784)

NET OTHER ASSETS AND LIABILITIES - 0.85%.....................      1,105,551
                                                               -------------
NET ASSETS - 100.00%.........................................  $ 129,596,174
                                                               =============

-------------------------------------
(A) Zero Coupon Bond. Interest rate shown reflects effective yield to maturity at time of purchase.
AMBAC      American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
Connie Lee College Construction Loan Association
COP        Certificate of Participation
EDC        Economic Development Corp.
FGIC       Federal Guaranty Insurance Corp.
FHA        Federal Housing Authority
FSA        Financial Security Assurance Co.
GO         General Obligation
HEBC       Health & Educational Building Corp.
HMFC       Housing & Mortgage Finance Corp.
IDR        Industrial Development Revenue
LOC        Letter of Credit
MBIA       Municipal Bond Insurance Association
PCR        Pollution Control Revenue
SP OB      Special Obligation


                       SEE NOTES TO FINANCIAL STATEMENTS.

INTERMEDIATE TAX-EXEMPT BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------



MUNICIPAL SECURITIES - 95.31%

                ALABAMA - 0.79%

 $2,000,000     Birmingham, Series A, GO
                5.25%, 05/01/17..............................  $   2,068,520
                                                               -------------

                ALASKA - 1.14%

  3,000,000     North Slope Boro, Capital Appreciation
                Series B, GO
                4.68%, 01/01/03 (A)
                Insured: MBIA................................      2,957,100
                                                               -------------

                ARIZONA - 1.64%

  4,000,000     Pima County Unified School
                District No. 1 Tucson, GO
                5.88%, 07/01/14
                Insured: FGIC................................      4,271,000
                                                               -------------

                CALIFORNIA - 1.22%

  1,830,000     California State HFA
                Home Mortgage Series K
                5.95%, 08/01/10
                Insured: MBIA................................      1,946,260
  1,135,000     Los Angeles County, Metropolitan
                Transportation Authority, Series A
                5.70%, 07/01/12
                Insured: AMBAC...............................      1,222,293
                                                               -------------
                                                                   3,168,553
                                                               -------------

                COLORADO - 2.78%

  1,250,000     Colorado Department of
                Transportation, RAN
                6.00%, 06/15/12
                Insured: AMBAC...............................      1,412,387
  2,500,000     Colorado Department of
                Transportation, RAN
                6.00%, 06/15/15
                Insured: AMBAC...............................      2,779,175
  2,500,000     Denver City & County Airport, Series D
                7.75%, 11/15/13..............................      3,042,825
                                                               -------------
                                                                   7,234,387
                                                               -------------

                CONNECTICUT - 2.80%

  4,000,000     Connecticut State Special Tax
                Obligation Authority Revenue
                Transportation Infrastructure, Series B
                5.25%, 10/01/04..............................      4,256,720
  2,750,000     Connecticut State Special Tax
                Obligation Authority Revenue
                Transportation Infrastructure, Series B
                5.50%, 10/01/12
                Insured: MBIA................................      3,045,295
                                                               -------------
                                                                   7,302,015
                                                               -------------

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                DISTRICT OF COLUMBIA - 3.26%

 $1,000,000     District of Columbia
                Georgetown University Series A
                5.95%, 04/01/14
                Insured: MBIA................................  $   1,094,780
  2,000,000     District of Columbia, Series A, GO
                5.88%, 06/01/05
                Insured: FSA-CR..............................      2,165,340
  5,000,000     Washington Convention
                Center Revenue Senior Lien
                5.25%, 10/01/14
                Insured: AMBAC...............................      5,221,500
                                                               -------------
                                                                   8,481,620
                                                               -------------

                FLORIDA - 3.13%

  2,000,000     Florida State Board of Education
                Capital Outlay, Series E, GO
                Pre-refunded 06/01/04
                5.70%, 06/01/14..............................      2,150,280
  2,675,000     Florida State Board of
                Education Lottery Series A
                5.25%, 07/01/18
                Insured: FGIC................................      2,759,209
  2,900,000     Florida State Department of
                Environmental Protection Revenue
                Series A
                5.75%, 07/01/08
                Insured: FGIC................................      3,228,077
                                                               -------------
                                                                   8,137,566
                                                               -------------

                GEORGIA - 4.39%

  3,660,000     Atlanta Airport Facilities, CAB
                5.34%, 01/01/10 (A)
                Insured: MBIA................................      2,438,072
  1,000,000     Georgia State, Series B, GO
                5.75%, 08/01/08..............................      1,115,660
  3,000,000     Georgia State, Series D, GO
                5.80%, 11/01/10..............................      3,387,960
  4,000,000     Georgia State, Series D, GO
                5.80%, 11/01/12..............................      4,488,440
                                                               -------------
                                                                  11,430,132
                                                               -------------

                ILLINOIS - 1.08%

  2,650,000     Chicago O'Hare International Airport
                Revenue, Passenger Facilities Charge
                Series A
                5.63%, 01/01/12
                Insured: AMBAC...............................      2,802,772
                                                               -------------

                INDIANA - 1.04%

  2,485,000     Indiana Transportation Finance
                Authority Highway Revenue
                5.75%, 12/01/14..............................      2,715,012
                                                               -------------




                       SEE NOTES TO FINANCIAL STATEMENTS.

INTERMEDIATE TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------
                MAINE - 1.03%

$   855,000     Maine Municipal Bond Bank Revenue
                Series A
                5.25%, 11/01/08
                Insured: FSA.................................  $     930,368
  1,705,000     Maine State Housing Authority
                Revenue Series C-1
                5.70%, 11/15/15..............................      1,764,794
                                                               -------------
                                                                   2,695,162
                                                               -------------

                MARYLAND - 1.85%

  4,530,000     Maryland State, State & Local Facilities
                Loan, First Mortgage, Series B, GO
                5.25%, 07/15/04..............................      4,804,880
                                                               -------------

                MASSACHUSETTS - 10.84%

  1,365,000     Holyoke, Series A, GO
                5.60%, 06/15/10
                Insured: FSA.................................      1,474,869
  1,290,000     Massachusetts Bay Transportation
                Authority Revenue, General
                Transportation Systems, Series A
                5.50%, 03/01/12
                Insured: MBIA................................      1,419,451
  1,000,000     Massachusetts Bay Transportation
                Authority Revenue, General
                Transportation Systems, Series C
                5.50%, 03/01/08..............................      1,095,180
  3,000,000     Massachusetts Bay Transportation
                Authority, Revenue Assessment
                Series A
                5.75%, 07/01/14..............................      3,272,820
  5,000,000     Massachusetts State, BAN
                Series A, GO
                4.00%, 09/01/03..............................      5,127,600
  1,500,000     Massachusetts State, Consolidated Loan
                Series B, GO
                5.13%, 06/01/12
                Insured: FGIC................................      1,633,800
  1,500,000     Massachusetts State, Consolidated Loan
                Series B, GO
                5.25%, 06/01/17..............................      1,542,675
  1,000,000     Massachusetts State HEFA
                Partners Healthcare Systems, Series C
                6.00%, 07/01/14..............................      1,089,850
  1,000,000     Massachusetts State HEFA
                Suffolk University Project, Series C
                5.85%, 07/01/16
                Insured: Connie Lee..........................      1,068,050
    475,000     Massachusetts State HFA
                Multi-Family Housing Project, Series A
                5.60%, 07/01/07
                Insured: MBIA................................        501,923
    475,000     Massachusetts State HFA
                Multi-Family Housing Project, Series A
                5.70%, 07/01/08
                Insured: MBIA................................        503,462


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,090,000     Massachusetts State IFA
                Assumption College Issue
                5.88%, 07/01/11
                Insured: Connie Lee..........................  $   1,210,009
  1,595,000     Massachusetts State IFA
                Refusetech, Inc. Project, Series A
                6.15%, 07/01/02..............................      1,605,208
  1,175,000     Massachusetts State WPAT
                New Bedford Series A
                Pre-refunded 02/01/10
                5.60%, 02/01/06..............................      1,288,070
  5,000,000     New England Education Loan
                Marketing Corp., Series A
                5.70%, 07/01/05..............................      5,379,000
                                                               -------------
                                                                  28,211,967
                                                               -------------

                MICHIGAN - 1.60%

  2,000,000     Michigan Municipal Bond Authority
                School Loan
                5.00%, 12/01/02..............................      2,036,940
  2,000,000     Michigan State Trunk Line, Series A
                5.00%, 11/01/04..............................      2,118,680
                                                               -------------
                                                                   4,155,620
                                                               -------------

                MINNESOTA - 2.99%

  2,900,000     Metropolitan Council, Minneapolis
                St. Paul Metropolitan Area, GO
                5.00%, 12/01/03..............................      3,031,631
  2,000,000     Minnesota Public Facilities
                Authority, PCR, Series A
                5.38%, 03/01/04..............................      2,104,240
  2,490,000     Northern Municipal Power Agency
                Minnesota Electric System
                5.25%, 01/01/12
                Insured: FSA.................................      2,650,132
                                                               -------------
                                                                   7,786,003
                                                               -------------

                MISSISSIPPI - 0.83%

  2,000,000     Mississippi State Highway Authority
                Revenue, Four Lane Highway Project
                5.25%, 06/01/06..............................      2,153,940
                                                               -------------

                MISSOURI - 1.21%

  3,000,000     St. Charles County, Public Water Supply
                District No. 2, COP, Series A
                5.50%, 12/01/14
                Insured: MBIA................................      3,157,710
                                                               -------------




                       SEE NOTES TO FINANCIAL STATEMENTS.

INTERMEDIATE TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                NEBRASKA - 2.66%

$ 3,000,000     Omaha, Series A, GO
                5.00%, 12/01/08..............................  $   3,233,040
  3,500,000     University of Nebraska Facilities Corp.
                Deferred Maintenance Project
                5.00%, 07/15/04..............................      3,686,025
                                                               -------------
                                                                   6,919,065
                                                               -------------

                NEVADA - 1.21%

  2,000,000     Clark County School District
                Series A, GO
                5.25%, 06/15/03
                Insured: MBIA................................      2,072,740
  1,000,000     Nevada State, Capital Improvement &
                Cultural Affairs, Series A, GO
                5.50%, 02/01/11..............................      1,082,540
                                                               -------------
                                                                   3,155,280
                                                               -------------

                NEW HAMPSHIRE - 0.60%

    750,000     New Hampshire Municipal Bond
                Bank Series B, GO
                5.25%, 08/15/11
                Insured: FSA.................................        809,370
    745,000     New Hampshire State HFA
                Single-Family Mortgage Project, Series B
                5.85%, 07/01/10
                Insured: FHA.................................        769,145
                                                               -------------
                                                                   1,578,515
                                                               -------------

                NEW JERSEY - 1.30%

  3,000,000     New Jersey State Turnpike Authority
                Series A
                6.00%, 01/01/11
                Insured: MBIA................................      3,395,490
                                                               -------------

                NEW YORK - 6.91%

  1,000,000     Metropolitan Transportation Authority
                Revenue, Commuter Facilities, Series A
                5.75%, 07/01/11
                Insured: FGIC................................      1,086,990
  1,530,000     Metropolitan Transportation Authority
                Revenue, Commuter Facilities, Series A
                5.50%, 07/01/15
                Insured: FSA-CR..............................      1,628,165
  1,740,000     Metropolitan Transportation Authority
                Revenue, Transportation Service Contract
                Series R
                5.50%, 07/01/14..............................      1,839,093
  3,050,000     New York City, Series A, GO
                6.25%, 08/01/09..............................      3,365,217
    570,000     New York City, Series D, GO
                6.00%, 02/15/09..............................        610,419
    555,000     New York City, Series D, GO
                6.00%, 02/15/12..............................        594,355


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                NEW YORK (CONTINUED)

 $2,000,000     New York City, Series F, GO
                5.75%, 02/01/10..............................  $   2,135,500
  1,720,000     New York State HFA Housing
                Mortgage Project, Series A
                5.80%, 11/01/09
                Insured: FSA.................................      1,836,891
  1,505,000     New York State Urban Development
                Authority, Youth Facilities Project
                5.70%, 04/01/14
                Insured: MBIA................................      1,597,859
  3,195,000     Triborough Bridge & Tunnel Authority
                General Purpose, Series A
                5.25%, 01/01/18..............................      3,294,908
                                                               -------------
                                                                  17,989,397
                                                               -------------

                NORTH CAROLINA - 1.83%

  2,000,000     North Carolina, Eastern Municipal
                Power Agency Revenue, Series B
                6.00%, 01/01/13
                Insured: FGIC-TCRS...........................      2,085,980
  2,500,000     North Carolina State Public Improvement
                Series A, GO
                5.25%, 03/01/12..............................      2,685,600
                                                               -------------
                                                                   4,771,580
                                                               -------------

                NORTH DAKOTA - 1.18%

  3,000,000     West Fargo Public School District
                Number 006, GO
                5.25%, 05/01/17
                Insured: FGIC................................      3,084,420
                                                               -------------

                OHIO - 3.99%

  2,495,000     Ohio State Higher Education Capital
                Facilities Authority, Series A, GO
                5.13%, 02/01/09..............................      2,680,703
  2,280,000     Ohio State Infrastructure Improvement
                Series A, GO
                5.75%, 02/01/11..............................      2,540,741
  5,000,000     Ohio State Water
                Development Authority, PCR
                5.25%, 06/01/18..............................      5,157,750
                                                               -------------
                                                                  10,379,194
                                                               -------------

                OKLAHOMA - 0.98%

  2,350,000     Enid, Municipal Authority Sales
                Tax & Utilities Revenue
                5.50%, 02/01/06
                Insured: AMBAC...............................      2,545,238
                                                               -------------



                       SEE NOTES TO FINANCIAL STATEMENTS.

INTERMEDIATE TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                OREGON - 0.84%

 $2,000,000     Oregon State Department of
                Transportation, Highway Usertax
                Revenue
                5.75%, 11/15/15..............................  $   2,181,420
                                                               -------------

                PENNSYLVANIA - 2.01%

  2,000,000     Pennsylvania State HFA
                Single-Family Mortgage, Series 50A
                6.00%, 10/01/13..............................      2,095,960
  2,500,000     Philadelphia Water & Wastewater
                Authority Revenue, Regular
                Fixed Airs Project
                Unrefunded Balance
                5.65%, 06/15/12
                Insured: FGIC................................      2,610,025
    500,000     Philadelphia Water & Wastewater
                Authority Revenue, Regular
                Fixed Airs Project
                Pre-refunded 06/15/03
                5.65%, 06/15/12
                Insured: FGIC................................        530,630
                                                               -------------
                                                                   5,236,615
                                                               -------------

                RHODE ISLAND - 2.04%

  1,110,000     Rhode Island State HMFC
                Homeownership Opportunity
                Series 15-B
                6.20%, 10/01/06..............................      1,162,015
  2,500,000     Rhode Island State HMFC
                Homeownership Opportunity
                Series 19-A
                5.70%, 04/01/15..............................      2,575,600
  1,535,000     Rhode Island State HMFC
                Homeownership Opportunity
                Series 33-B, AMT
                5.75%, 04/01/22..............................      1,565,286
                                                               -------------
                                                                   5,302,901
                                                               -------------

                SOUTH CAROLINA - 1.42%

  2,250,000     Columbia Waterworks & Sewer System
                5.50%, 02/01/09..............................      2,458,755
  1,150,000     South Carolina State Public Service
                Authority Revenue, Series B
                5.88%, 01/01/14
                Insured: FGIC................................      1,233,203
                                                               -------------
                                                                   3,691,958
                                                               -------------

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                TEXAS - 10.15%

 $4,250,000     Dallas Independent School District, GO
                5.50%, 02/15/16
                Insured: PSF-GTD.............................  $   4,486,555
  2,305,000     Garland Independent
                School District, GO
                5.50%, 02/15/18
                Insured: PSF-GTD.............................      2,399,482
  5,000,000     Harris County Capital Appreciation
                Toll Road Subordinated Loan, GO
                4.09%, 08/01/04 (A)..........................      4,688,150
  2,150,000     Houston, Series C, GO
                6.00%, 04/01/04..............................      2,288,267
  5,000,000     Houston Water & Sewer System
                Revenue Junior Lien, Series C
                4.48%, 12/01/04 (A)
                Insured: AMBAC...............................      4,645,900
  2,785,000     Spring Branch Independent
                School District, GO
                5.38%, 02/01/18
                Insured: PSF-GTD.............................      2,871,948
  5,000,000     Texas State, TRAN, Series A-L32
                3.75%, 08/29/02..............................      5,034,700
                                                               -------------
                                                                  26,415,002
                                                               -------------

                VIRGINIA - 3.52%

  3,000,000     Richmond, GO
                5.13%, 01/15/07
                Insured: FSA.................................      3,222,900
  4,000,000     Virginia Commonwealth Transportation
                Board, Federal Highway Reimbursement
                Anticipation Note
                5.50%, 10/01/03..............................      4,189,200
  1,655,000     Virginia State Housing Development
                Authority, Multi-Family Housing
                Series H
                5.70%, 11/01/07..............................      1,749,070
                                                               -------------
                                                                   9,161,170
                                                               -------------

                WASHINGTON - 6.09%

  2,300,000     Seattle Municipal Light & Power Revenue
                5.88%, 10/01/10
                Insured: MBIA-IBC............................      2,578,714
  2,390,000     Washington State, Series AT-5, GO
                4.95%, 08/01/07 (A)..........................      1,955,785
  7,800,000     Washington State Public Power Supply
                System, Nuclear Project No. 1 Revenue
                ACES & Inverse Floater
                5.40%, 07/01/12
                Insured: FSA-CR..............................      8,133,996
  3,000,000     Washington State Public Power Supply
                System, Nuclear Project No. 2 Revenue
                Series B
                5.63%, 07/01/12
                Insured: MBIA-IBC............................      3,182,370
                                                               -------------
                                                                  15,850,865
                                                               -------------


                       SEE NOTES TO FINANCIAL STATEMENTS.

INTERMEDIATE TAX-EXEMPT BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                WEST VIRGINIA - 1.01%

 $2,500,000     West Virginia State, College Revenue
                5.75%, 04/01/04
                Insured: AMBAC...............................  $   2,621,325
                                                               -------------

                WISCONSIN - 3.95%

  3,250,000     Milwaukee County, Corporate Purpose
                Series A, GO
                5.00%, 08/01/03..............................      3,369,145
  2,000,000     Milwaukee County, Series A, GO
                5.40%, 12/01/04..............................      2,139,220
  2,410,000     Wisconsin State, Series B, GO
                5.00%, 05/01/10..............................      2,582,411
  2,020,000     Wisconsin State, Transportation Revenue
                Series B
                5.25%, 07/01/11
                Insured: FGIC................................      2,196,750
                                                               -------------
                                                                  10,287,526
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................    248,100,920
                                                               -------------
                (Cost $237,813,249)


    SHARES                                                         VALUE
  ----------                                                     ---------



INVESTMENT COMPANIES - 4.26%

  2,557,197     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $   2,557,197
  8,537,578     Federated Tax-Free Obligations Fund .........      8,537,578
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................     11,094,775
                                                               -------------
                (Cost $11,094,775)

TOTAL INVESTMENTS - 99.57%...................................    259,195,695
                                                               -------------
(Cost $248,908,024)

NET OTHER ASSETS AND LIABILITIES - 0.43%.....................      1,119,235
                                                               -------------
NET ASSETS - 100.00%.........................................  $ 260,314,930
                                                               =============

--------------------------------------
(A) Zero Coupon Bond. Interest rate shown reflects effective yield to maturity at time of purchase.
ACES       Automatically Convertible Securities
AMBAC      American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
Connie Lee College Construction Loan Association
BAN        Bond Anticipation Note
CAB        Capital Appreciation Bond
COP        Certificate of Participation
FGIC       Federal Guaranty Insurance Corp.
FHA        Federal Housing Authority
FSA        Financial Security Assurance Co.
FSA-CR     FSA Custodial Receipt
GO         General Obligation
HEFA       Health & Educational Facilities Authority
HFA        Housing Finance Agency
HMFC       Housing and Mortgage Finance Corp.
IBC        Insured Bond Certificate
IFA        Industrial Finance Agency
MBIA       Municipal Bond Insurance Association
PCR        Pollution Control Revenue
PSF-GTD    Permanent School Fund Guaranteed
RAN        Revenue Anticipation Note
TRAN       Tax & Revenue Anticipation Note
TCRS       Transferable Custodial Receipts
WPAT       Water Pollution Abatement Trust


                       SEE NOTES TO FINANCIAL STATEMENTS.

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)


   PAR VALUE                                                      VALUE
  ----------                                                    ---------



MUNICIPAL SECURITIES - 95.68%

                CONNECTICUT - 80.50%

 $1,435,000     Bridgeport, Series A, GO
                6.50%, 09/01/08
                Insured: AMBAC...............................  $   1,652,747
  1,550,000     Bridgeport, Series A, GO
                5.45%, 03/01/11
                Insured: AMBAC...............................      1,649,246
  2,000,000     Bridgeport, Series A, GO
                6.00%, 07/15/13
                Insured: FGIC................................      2,254,220
  1,500,000     Connecticut State Clean Water Fund
                5.25%, 07/15/11..............................      1,615,770
  1,000,000     Connecticut State Clean Water Fund
                6.00%, 10/01/12..............................      1,150,500
  1,565,000     Connecticut State, COP
                Juvenile Training School
                5.25%, 12/15/14..............................      1,663,407
  2,025,000     Connecticut State, Series A, GO
                5.25%, 06/15/10..............................      2,202,167
  3,000,000     Connecticut State, Series A, GO
                5.25%, 03/15/13..............................      3,177,600
  2,500,000     Connecticut State, Series A, GO
                5.25%, 03/15/14..............................      2,633,350
  1,000,000     Connecticut State, Series A, GO
                Unrefunded Balance
                6.25%, 05/15/06..............................      1,116,140
  1,000,000     Connecticut State, Series B, GO
                5.75%, 11/01/11..............................      1,116,350
  1,000,000     Connecticut State, Series C, GO
                5.38%, 12/15/10..............................      1,103,940
  1,310,000     Connecticut State, Series C, GO
                Pre-refunded 08/15/04
                5.80%, 08/15/08..............................      1,417,079
  2,000,000     Connecticut State HEFA
                Greenwich Hospital, Series A
                5.75%, 07/01/16
                Insured: MBIA................................      2,138,840
  2,500,000     Connecticut State HEFA
                Hospital For Special Care, Series B
                5.38%, 07/01/17
                Insured: ACA-CBI.............................      2,442,825
  2,740,000     Connecticut State HEFA
                Hospital of Saint Raphael, Series H
                5.30%, 07/01/10
                Insured: AMBAC...............................      2,965,940
  1,000,000     Connecticut State HEFA
                New Britain General Hospital, Series B
                6.00%, 07/01/09
                Insured: AMBAC...............................      1,078,830
  1,000,000     Connecticut State HEFA
                New Horizons Village Project
                7.05%, 11/01/09
                Insured: AMBAC-TCRS..........................      1,113,920


   PAR VALUE                                                      VALUE
  ----------                                                    ---------


                CONNECTICUT (CONTINUED)

 $1,110,000     Connecticut State HEFA
                Newington Childrens Hospital, Series A
                5.85%, 07/01/07
                Insured: MBIA................................  $   1,191,385
  1,000,000     Connecticut State HEFA
                Sharon Health Care
                Pre-refunded 11/1/04
                6.00%, 11/01/09
                Insured: AMBAC-TCRS..........................      1,104,990
  2,000,000     Connecticut State HEFA
                Stamford Hospital, Series F
                5.40%, 07/01/09
                Insured: MBIA................................      2,152,960
  2,000,000     Connecticut State HEFA
                Trinity College, Series E
                5.80%, 07/01/16
                Insured: MBIA................................      2,141,020
  2,825,000     Connecticut State HEFA
                Trinity College, Series G
                5.50%, 07/01/15
                Insured: AMBAC...............................      3,056,000
  1,000,000     Connecticut State HEFA
                Yale-New Haven Hospital, Series H
                5.63%, 07/01/16
                Insured: MBIA................................      1,059,990
  1,350,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series A
                6.20%, 05/15/14..............................      1,392,714
  2,000,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series B, Sub-Series B-1
                6.00%, 11/15/15..............................      2,089,260
  1,010,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Series C-1
                6.00%, 11/15/10..............................      1,067,570
  3,215,000     Connecticut State HFA
                Housing Mortgage Finance Program A
                Sub-Series A-1
                5.95%, 05/15/11..............................      3,370,124
  1,000,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Sub-Series A-3
                5.95%, 05/15/17..............................      1,038,390
  4,200,000     Connecticut State HFA
                Housing Mortgage Finance Program
                Sub-Series E-1
                5.90%, 05/15/15..............................      4,384,632
    900,000     Connecticut State Higher Education
                Supplemental Loan Authority, Family
                Education Loan Program, Series A
                7.00%, 11/15/05..............................        920,430
  1,170,000     Connecticut State Higher Education
                Supplemental Loan Authority, Family
                Education Loan Program, Series A
                5.63%, 11/15/11
                Insured: AMBAC...............................      1,288,217


                       SEE NOTES TO FINANCIAL STATEMENTS.

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                CONNECTICUT (CONTINUED)

 $4,625,000     Connecticut State Resource Recovery
                Authority American Fuel Co., Series A
                5.13%, 11/15/14
                Insured: MBIA................................  $   4,771,613
  2,500,000     Connecticut State Resource Recovery
                Authority, Bridgeport Resco LP Co. Project
                Series B
                5.00%, 01/01/07
                Insured: MBIA................................      2,654,350
  4,750,000     Connecticut State Resource Recovery
                Authority Mid-Connecticut Systems
                Series A
                6.25%, 11/15/05
                Insured: MBIA................................      5,270,553
  2,275,000     Connecticut State Resource Recovery
                Authority Mid-Connecticut Systems
                Series A
                6.25%, 11/15/06
                Insured: MBIA................................      2,556,418
  2,000,000     Connecticut State Resource Recovery
                Authority Mid-Connecticut Systems
                Series A
                5.38%, 11/15/10
                Insured: MBIA................................      2,148,120
  1,000,000     Connecticut State Resource Recovery
                Authority Mid-Connecticut Systems
                Series A
                5.50%, 11/15/11
                Insured: MBIA................................      1,083,980
  2,000,000     Connecticut State Special Assessment
                Second Injury Fund, Series A
                5.25%, 01/01/10
                Insured: FSA.................................      2,159,340
  1,000,000     Connecticut State Special Assessment
                Second Injury Fund, Series A
                5.25%, 01/01/11
                Insured: AMBAC...............................      1,052,170
  2,100,000     Connecticut State, SP OB Transportation
                Infrastructure, Series A
                5.25%, 10/01/14
                Insured: FGIC................................      2,214,576
  1,000,000     Connecticut State, SP OB Transportation
                Infrastructure, Series A
                Pre-refunded 06/01/05
                5.60%, 06/01/13
                Insured: FGIC................................      1,090,240
  1,160,000     Connecticut State, SP OB Transportation
                Infrastructure, Series A
                Pre-refunded 06/01/06
                5.70%, 06/01/12
                Insured: FGIC................................      1,285,373
  3,920,000     Connecticut State, SP OB Transportation
                Infrastructure, Series B
                Pre-refunded 10/01/04
                5.50%, 10/01/11
                Insured: FGIC................................      4,238,030


   PAR VALUE                                                      VALUE
  ----------                                                    ---------

                CONNECTICUT (CONTINUED)

 $2,000,000     Connecticut State, SP OB Transportation
                Infrastructure, Series B
                Pre-refunded 10/01/04
                6.10%, 10/01/12
                Insured: FGIC................................  $   2,190,200
  1,000,000     East Lyme, GO
                5.00%, 07/15/05
                Insured: FGIC................................      1,064,950
  2,000,000     Hamden, GO
                5.00%, 08/15/06
                Insured: MBIA................................      2,147,920
    500,000     Hartford, GO
                5.70%, 10/01/12
                Insured: FGIC................................        544,285
  1,000,000     Hartford, GO
                5.75%, 10/01/13
                Insured: FGIC................................      1,089,830
  1,000,000     New Haven, Series A, GO
                5.00%, 11/01/05
                Insured: FGIC................................      1,070,680
  1,000,000     Norwich, GO
                5.00%, 05/01/04..............................      1,048,340
    985,000     South Central Connecticut Regional
                Water Authority Water System, Series A
                6.00%, 08/01/09
                Insured: MBIA................................      1,070,872
  1,045,000     South Central Connecticut Regional
                Water Authority Water System, Series A
                6.00%, 08/01/10
                Insured: MBIA................................      1,136,103
  1,140,000     Trumbull, GO
                5.00%, 01/15/05..............................      1,203,213
  1,085,000     University of Connecticut, Series A, GO
                5.00%, 04/01/10..............................      1,157,163
  1,000,000     University of Connecticut, Series A, GO
                5.38%, 04/01/13..............................      1,082,610
  1,000,000     University of Connecticut, Series A
                5.25%, 04/01/14
                Insured: MBIA................................      1,046,110
  1,185,000     University of Connecticut, Student Fee
                Series A
                5.25%, 05/15/14..............................      1,263,009
    550,000     Westport, GO
                5.38%, 08/15/14..............................        590,007
  1,550,000     Westport, GO
                5.38%, 08/15/15..............................      1,651,634
                                                               -------------
                                                                 108,632,242
                                                               -------------

                GEORGIA - 1.59%

  2,000,000     Georgia State, Series E, GO
                6.00%, 07/01/04..............................      2,147,160
                                                               -------------




                       SEE NOTES TO FINANCIAL STATEMENTS.

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                      VALUE
  ----------                                                    ---------


                PUERTO RICO - 13.59%

 $4,500,000     Puerto Rico Commonwealth
                Capital Appreciation, GO
                4.82%, 07/01/14 (A)
                Insured: MBIA................................  $   2,588,310
  1,250,000     Puerto Rico Commonwealth
                Public Improvement, GO
                5.25%, 07/01/10
                Insured: FSA-CR..............................      1,368,750
  2,615,000     Puerto Rico Commonwealth, Highway &
                Transportation Authority
                5.25%, 07/01/14
                Insured: MBIA................................      2,762,355
    700,000     Puerto Rico Commonwealth, Highway &
                Transportation Authority, Series X
                5.30%, 07/01/04..............................        731,724
  2,500,000     Puerto Rico Commonwealth
                Infrastructure Finance Authority, Series A
                5.25%, 07/01/10
                Insured: AMBAC...............................      2,705,700
  1,000,000     Puerto Rico Electric Power Authority
                Series Z
                5.50%, 07/01/14
                Insured: FSA-CR..............................      1,056,500
    725,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control Facilities
                Inter American University, Series A
                5.25%, 10/01/12
                Insured: MBIA................................        785,929
    975,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control Facilities
                Inter American University, Series A
                5.38%, 10/01/13
                Insured: MBIA................................      1,056,159
    650,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control Facilities
                Inter American University, Series A
                5.50%, 10/01/14
                Insured: MBIA................................        705,016
  1,500,000     Puerto Rico Municipal Finance Agency
                Series A, GO
                5.75%, 08/01/12
                Insured: FSA.................................      1,677,855
  2,650,000     Puerto Rico Municipal Finance Agency
                Series A
                Pre-refunded 07/01/04
                6.00%, 07/01/09
                Insured: FSA.................................      2,898,040
                                                               -------------
                                                                  18,336,338
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................    129,115,740
                                                               -------------
                (Cost $122,664,836)


    SHARES                                                        VALUE
  ----------                                                    ---------



INVESTMENT COMPANIES - 3.13%

     20,256     Dreyfus Tax-Exempt
                Cash Management Fund.........................  $      20,256
  4,207,651     Federated Tax-Free Obligations Fund .........      4,207,651
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................      4,227,907
                                                               -------------
                (Cost $4,227,907)

TOTAL INVESTMENTS - 98.81%...................................    133,343,647
                                                               -------------
(Cost $126,892,743)

NET OTHER ASSETS AND LIABILITIES - 1.19%.....................      1,609,811
                                                               -------------
NET ASSETS - 100.00%.........................................  $ 134,953,458
                                                               =============

-----------------------------------
(A) Zero Coupon Bond. Interest rate shown reflects effective yield to maturity at time of purchase.
ACA-CBI  American Capital Access - Certificate of Bond Insurance
AMBAC    American Municipal Bond Assurance Corp.
COP      Certificate of Participation
FGIC     Federal Guaranty Insurance Corp.
FSA      Financial Security Assurance Co.
FSA-CR   FSA Custodial Receipt
GO       General Obligation
HEFA     Health & Educational Facilities Authority
HFA      Housing Finance Agency
MBIA     Municipal Bond Insurance Association
SP OB    Special Obligation
TCRS     Transferable Custodial Receipts


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

PORTFOLIO OF INVESTMENTS
APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

MUNICIPAL SECURITIES - 93.33%

                CONNECTICUT - 0.42%

 $1,000,000     Connecticut State, Series C, GO
                5.38%, 12/15/10..............................  $   1,103,940
                                                               -------------

                FLORIDA - 0.98%

  2,375,000     Florida State Department of
                Transportation, Right of Way
                Series B, GO
                5.75%, 07/01/05..............................      2,576,447
                                                               -------------

                MASSACHUSETTS - 87.33%

  1,055,000     Andover, GO
                5.00%, 12/15/07..............................      1,143,409
  1,605,000     Bellingham, GO
                5.25%, 03/01/13
                Insured: AMBAC...............................      1,723,272
  2,000,000     Boston, GO
                5.25%, 10/01/04
                Insured: MBIA................................      2,125,460
  1,500,000     Boston, Series A, GO
                5.65%, 02/01/09
                Insured: AMBAC...............................      1,564,605
  1,320,000     Boston Water & Sewer Commission
                General Purpose, Series A
                5.13%, 11/01/15
                Insured: FGIC................................      1,356,775
  1,500,000     Brockton, GO
                5.13%, 04/01/15
                Insured: MBIA................................      1,554,120
  1,905,000     Brookline, GO
                5.75%, 04/01/14..............................      2,100,758
  1,060,000     Cambridge Municipal Purpose Loan, GO
                4.75%, 12/15/08..............................      1,132,451
    650,000     Chelsea School Project, Loan Act 1948, GO
                6.00%, 06/15/04
                Insured: AMBAC...............................        696,182
  1,000,000     Chelsea School Project, Loan Act 1948, GO
                5.70%, 06/15/06
                Insured: AMBAC...............................      1,074,790
  1,450,000     Falmouth, GO
                5.00%, 02/01/11..............................      1,552,703
  1,105,000     Gloucester, GO
                5.10%, 08/01/14
                Insured: FGIC................................      1,146,437
  1,500,000     Haverhill, GO
                5.30%, 06/15/12
                Insured: FGIC................................      1,585,185
  1,000,000     Holyoke, Series A, GO
                5.60%, 06/15/11
                Insured: FSA.................................      1,078,100
  1,475,000     Lawrence, GO
                6.25%, 02/15/09
                Insured: AMBAC...............................      1,586,879


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,000,000     Lowell, GO
                5.00%, 08/01/10
                Insured: AMBAC...............................  $   1,069,580
  2,740,000     Lowell, GO
                5.50%, 08/01/11
                Insured: AMBAC...............................      2,926,649
  1,720,000     Lowell, GO
                5.50%, 08/01/12
                Insured: AMBAC...............................      1,828,996
  1,215,000     Lowell, GO
                5.00%, 02/01/13
                Insured: AMBAC...............................      1,284,267
  1,000,000     Lowell, GO
                Pre-refunded 04/01/05
                6.63%, 04/01/15
                Insured: FSA.................................      1,123,130
  1,140,000     Lowell, Series A, GO
                5.50%, 01/15/10
                Insured: FSA.................................      1,209,107
  1,570,000     Marshfield, GO
                5.00%, 06/15/07
                Insured: FGIC................................      1,685,473
    795,000     Massachusetts Bay Transportation
                Authority, Series A
                Pre-refunded 03/01/05
                5.50%, 03/01/07..............................        866,494
    705,000     Massachusetts Bay Transportation
                Authority, Series A
                Unrefunded Balance
                5.50%, 03/01/07..............................        756,980
  2,615,000     Massachusetts Bay Transportation
                Authority, Series A
                Pre-refunded 03/01/05
                5.75%, 03/01/18
                Insured: MBIA-IBC............................      2,867,792
  3,870,000     Massachusetts Bay Transportation
                Authority, Series B
                Unrefunded Balance
                6.00%, 03/01/12..............................      4,055,296
  1,885,000     Massachusetts Bay Transportation
                Authority, General Transportation System
                Series A
                5.60%, 03/01/08..............................      2,074,216
  3,675,000     Massachusetts Bay Transportation
                Authority, General Transportation
                System, Series A
                Pre-refunded 03/01/05
                5.75%, 03/01/25..............................      4,030,262
  1,000,000     Massachusetts Bay Transportation
                Authority, General Transportation
                System, Series A
                Pre-refunded 03/01/06
                5.63%, 03/01/26..............................      1,098,940
  2,640,000     Massachusetts Bay Transportation
                Authority, General Transportation
                System, Series B
                Pre-refunded 03/01/04
                5.80%, 03/01/10..............................      2,848,032


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,000,000     Massachusetts Bay Transportation
                Authority, Revenue Assessment, Series A
                5.75%, 07/01/14..............................  $   1,090,940
    930,000     Massachusetts Educational Financing
                Authority, Issue G, Series A
                5.13%, 12/01/14
                Insured: MBIA................................        941,244
    270,000     Massachusetts Educational Loan
                Authority, Issue E, Series B
                6.00%, 01/01/12
                Insured: AMBAC...............................        281,713
    585,000     Massachusetts Educational Loan
                Authority, Issue E, Series B
                6.30%, 07/01/12
                Insured: AMBAC...............................        612,337
  2,000,000     Massachusetts Municipal Wholesale
                Electric Co. Power Supply System
                Series A
                5.10%, 07/01/07
                Insured: AMBAC...............................      2,161,580
  1,500,000     Massachusetts State, Series A, GO
                5.25%, 01/01/07..............................      1,617,270
  2,000,000     Massachusetts State, Series A, GO
                5.75%, 08/01/09
                Insured: AMBAC...............................      2,240,800
  3,500,000     Massachusetts State, Series A, GO
                5.50%, 02/01/11..............................      3,645,845
  5,000,000     Massachusetts State, Series A, GO
                5.00%, 11/01/13..............................      5,166,350
  2,000,000     Massachusetts State, Series B, GO
                5.40%, 11/01/07
                Insured: MBIA................................      2,197,880
  1,000,000     Massachusetts State, Series B, GO
                5.50%, 11/01/07..............................      1,103,390
  5,315,000     Massachusetts State, Series B, GO
                6.50%, 08/01/08..............................      6,128,036
  1,000,000     Massachusetts State
                Consolidated Loan, Series B, GO
                5.25%, 05/01/12..............................      1,067,410
  3,000,000     Massachusetts State
                Consolidated Loan, Series B, GO
                5.00%, 04/01/14
                Insured: MBIA................................      3,102,840
  1,000,000     Massachusetts State
                Consolidated Loan, Series B, GO
                5.25%, 05/01/14..............................      1,051,900
  3,000,000     Massachusetts State
                Consolidated Loan, Series B, GO
                Pre-refunded 06/01/06
                5.75%, 06/01/16..............................      3,321,420
  5,000,000     Massachusetts State
                Consolidated Loan, Series C, GO
                5.25%, 08/01/14..............................      5,245,250
  1,750,000     Massachusetts State
                Consolidated Loan, Series C, GO
                5.25%, 08/01/15..............................      1,824,182


   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                MASSACHUSETTS (CONTINUED)

 $3,500,000     Massachusetts State
                Consolidated Loan, Series D, GO
                5.00%, 11/01/11..............................  $   3,649,940
  2,000,000     Massachusetts State
                Consolidated Loan, Series D, GO
                5.00%, 11/01/14..............................      2,055,780
  1,445,000     Massachusetts State Development
                Finance Agency, Clark University
                5.25%, 07/01/16..............................      1,464,031
  1,355,000     Massachusetts State Development
                Finance Agency, Mount Holyoke College
                5.50%, 07/01/13..............................      1,470,554
  1,030,000     Massachusetts State Development
                Finance Agency, Visual &
                Performing Arts Project
                5.75%, 08/01/13..............................      1,147,379
  2,700,000     Massachusetts State Federal Highway
                Grant Anticipation Notes, Series A
                5.25%, 06/15/08..............................      2,919,429
  1,000,000     Massachusetts State Federal Highway
                Grant Anticipation Notes, Series A
                5.75%, 06/15/09..............................      1,111,330
  1,000,000     Massachusetts State Federal Highway
                Grant Anticipation Notes, Series A
                5.25%, 12/15/11..............................      1,067,660
  2,000,000     Massachusetts State Government
                Land Bank, Series B
                5.25%, 02/01/06..............................      2,147,160
  2,000,000     Massachusetts State HEFA
                Baystate Medical Center, Series D
                6.00%, 07/01/15
                Insured: FGIC................................      2,115,560
  2,500,000     Massachusetts State HEFA
                Boston Medical Center, Series A
                5.25%, 07/01/15
                Insured: MBIA................................      2,595,500
  1,900,000     Massachusetts State HEFA
                Brandeis University, Series I
                5.25%, 10/01/12
                Insured: MBIA................................      2,017,895
  1,500,000     Massachusetts State HEFA
                Brandeis University, Series I
                5.25%, 10/01/14
                Insured: MBIA................................      1,575,840
  1,175,000     Massachusetts State HEFA
                Dana-Farber Cancer Project, Series G-1
                6.25%, 12/01/09..............................      1,261,433
  1,980,000     Massachusetts State HEFA
                Harvard University, Series AA
                5.50%, 01/15/09..............................      2,174,872
  1,000,000     Massachusetts State HEFA
                Harvard University, Series Z
                5.50%, 01/15/11..............................      1,105,370
  1,500,000     Massachusetts State HEFA
                Massachusetts Eye & Ear Infirmary
                Series B
                5.25%, 07/01/09
                Insured: ACA.................................      1,550,490


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $2,000,000     Massachusetts State HEFA
                Massachusetts General Hospital, Series G
                5.38%, 07/01/11
                Insured: AMBAC...............................  $   2,072,720
  1,000,000     Massachusetts State HEFA
                Massachusetts Institute of Technology
                Series K
                5.25%, 07/01/12..............................      1,092,120
  2,500,000     Massachusetts State HEFA
                Partners Healthcare System, Series A
                5.25%, 07/01/15
                Insured: MBIA................................      2,585,350
  2,465,000     Massachusetts State HEFA
                Partners Healthcare System, Series A
                5.38%, 07/01/17
                Insured: MBIA................................      2,533,330
  4,670,000     Massachusetts State HEFA
                Partners Healthcare System, Series B
                5.25%, 07/01/10..............................      4,982,283
  1,000,000     Massachusetts State HEFA
                Simmons College, Series C
                5.00%, 10/01/14
                Insured: MBIA................................      1,034,650
  2,000,000     Massachusetts State HEFA
                Smith College, Series D
                Pre-refunded 07/01/04
                5.75%, 07/01/16..............................      2,176,420
  2,000,000     Massachusetts State HEFA
                University of Massachusetts, Series A
                5.25%, 07/01/14
                Insured: AMBAC...............................      2,094,360
  1,245,000     Massachusetts State HFA
                Series A
                5.85%, 12/01/08
                Insured: MBIA................................      1,313,873
  4,950,000     Massachusetts State HFA
                Housing Project, Series A
                6.30%, 10/01/13
                Insured: AMBAC-TCRS..........................      5,147,208
  1,590,000     Massachusetts State HFA
                Multi-Family Housing, Series A
                6.10%, 07/01/15
                Insured: MBIA................................      1,664,158
  2,805,000     Massachusetts State HFA
                Rental Housing Mortgage, Series C, AMT
                5.45%, 07/01/18
                Insured: AMBAC...............................      2,831,255
  1,750,000     Massachusetts State HFA
                Residential Development, Series A
                6.88%, 11/15/11
                Insured: FNMA................................      1,786,277
    900,000     Massachusetts State IFA
                Refusetech, Inc. Project, Series A
                6.15%, 07/01/02..............................        905,760
  1,000,000     Massachusetts State IFA
                Refusetech, Inc. Project, Series A
                6.30%, 07/01/05..............................      1,050,080


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,550,000     Massachusetts State IFA
                Worcester Polytechnic Institute
                5.13%, 09/01/17
                Insured: MBIA................................  $   1,577,838
  1,390,000     Massachusetts State Port Authority
                Series A
                6.00%, 07/01/04..............................      1,472,969
  1,050,000     Massachusetts State Port Authority
                Series A
                6.00%, 07/01/13..............................      1,097,029
  1,385,000     Massachusetts State Port Authority
                AMT, Series B
                5.25%, 07/01/14..............................      1,398,892
  2,000,000     Massachusetts State, SP OB, Series A
                5.50%, 06/01/07..............................      2,120,820
  2,780,000     Massachusetts State, SP OB
                Series A
                Pre-refunded 06/01/04
                5.75%, 06/01/11..............................      2,991,697
    700,000     Massachusetts State, SP OB
                Series A
                Pre-refunded 06/01/04
                5.75%, 06/01/12..............................        753,305
    890,000     Massachusetts State WPAT
                Loan Program, Series A
                Pre-refunded 08/01/06
                5.25%, 08/01/14..............................        969,237
    110,000     Massachusetts State WPAT
                Loan Program, Series A
                Unrefunded Balance
                5.25%, 08/01/14..............................        114,145
  2,000,000     Massachusetts State WPAT
                MWRA Project, Series A
                5.25%, 08/01/05..............................      2,143,800
  1,280,000     Massachusetts State WPAT
                New Bedford Project, Series A
                Pre-refunded 02/01/06
                5.70%, 02/01/12..............................      1,407,667
  2,835,000     Massachusetts State WPAT
                New Bedford Project, Series A
                Pre-refunded 02/01/06
                5.70%, 02/01/15..............................      3,117,763
    865,000     Massachusetts State WPAT
                Pooled Loan Program, Series 1
                Pre-refunded 08/01/03
                5.60%, 08/01/13..............................        919,045
  1,225,000     Massachusetts State WPAT
                Pooled Loan Program, Series 1
                Unrefunded Balance
                5.60%, 08/01/13..............................      1,297,299
    730,000     Massachusetts State WPAT
                Pooled Loan Program, Series 2
                6.13%, 02/01/07..............................        814,403
  1,000,000     Massachusetts State WPAT
                Pooled Loan Program, Series 7
                5.25%, 02/01/13..............................      1,070,980
    935,000     Massachusetts State WPAT, Series A
                5.45%, 02/01/13..............................      1,034,260


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $3,000,000     Massachusetts State WRA, Series A
                Pre-refunded 11/01/06
                5.60%, 11/01/26
                Insured: FGIC................................  $   3,337,200
  1,000,000     Massachusetts State WRA, Series B
                5.88%, 11/01/04..............................      1,036,890
  2,000,000     Massachusetts State WRA, Series B
                6.00%, 11/01/05..............................      2,075,000
  2,000,000     Massachusetts State WRA, Series C
                6.00%, 12/01/11..............................      2,293,300
  2,750,000     Massachusetts State WRA, Series C
                Pre-refunded 12/01/04
                5.25%, 12/01/20
                Insured: MBIA-IBC............................      2,993,540
  1,000,000     Massachusetts State WRA, Series D
                5.50%, 08/01/10..............................      1,101,450
  1,775,000     Medford, GO
                5.00%, 02/15/10
                Insured: MBIA................................      1,892,612
  1,405,000     Mendon-Upton Regional
                School District, GO
                5.50%, 06/01/15
                Insured: FGIC................................      1,491,056
  2,250,000     Nantucket Island, GO
                5.25%, 07/15/10
                Insured: MBIA................................      2,396,858
     90,000     Nantucket Island, GO
                6.80%, 12/01/11..............................         92,124
  1,500,000     Palmer, GO
                5.50%, 10/01/10
                Insured: MBIA................................      1,592,025
    510,000     Peabody, Series A, GO
                5.00%, 08/01/14..............................        527,488
  1,000,000     Pittsfield, GO
                5.00%, 04/15/11
                Insured: MBIA................................      1,062,220
  1,035,000     Randolph, GO
                6.00%, 04/01/04
                Insured: FGIC................................      1,101,561
  1,000,000     Route 3 North Transportation
                Improvement Association
                5.75%, 06/15/13
                Insured: MBIA................................      1,100,570
  2,000,000     Route 3 North Transportation
                Improvement Association
                5.75%, 06/15/14
                Insured: MBIA................................      2,182,520
  2,000,000     Route 3 North Transportation
                Improvement Association
                5.75%, 06/15/15
                Insured: MBIA................................      2,178,240
  1,050,000     Sandwich, GO
                5.75%, 08/15/11..............................      1,182,017
  1,000,000     Springfield, Municipal Purpose Loan, GO
                5.30%, 08/01/11
                Insured: AMBAC...............................      1,070,780
  1,000,000     Springfield, Municipal Purpose Loan, GO
                5.30%, 08/01/13
                Insured: AMBAC...............................      1,061,870


   PAR VALUE                                                       VALUE
  ----------                                                     ---------

                MASSACHUSETTS (CONTINUED)

 $1,255,000     Sutton, GO
                5.25%, 04/01/06
                Insured: MBIA................................  $   1,350,280
  3,000,000     University of Lowell Building Authority
                Fifth Series A
                5.63%, 11/01/14
                Insured: AMBAC...............................      3,199,590
  1,455,000     University of Massachusetts Building
                Authority, Series 2
                5.50%, 11/01/09
                Insured: AMBAC...............................      1,606,014
  1,000,000     Westfield, GO
                5.00%, 12/15/06
                Insured: MBIA................................      1,078,880
  1,705,000     Westford, GO
                5.50%, 04/01/07
                Insured: FGIC................................      1,864,025
  1,095,000     Whitman Hanson Regional School District
                5.00%, 06/15/08
                Insured: FGIC................................      1,174,716
  2,000,000     Wilmington, GO
                5.00%, 06/15/07..............................      2,152,940
  1,875,000     Worcester, Municipal Purpose Loan
                Series B, GO
                5.25%, 11/01/14
                Insured: MBIA................................      1,975,050
  1,000,000     Worcester, Series G, GO
                5.30%, 07/01/15
                Insured: MBIA................................      1,044,370
                                                               -------------
                                                                 230,163,129
                                                               -------------

                MISSISSIPPI - 0.84%

  2,000,000     Mississippi State, GO
                5.50%, 09/01/09..............................      2,203,480
                                                               -------------

                NORTH CAROLINA - 0.47%

  1,160,000     North Carolina State, Series A, GO
                5.00%, 09/01/08..............................      1,247,035
                                                               -------------

                PUERTO RICO - 2.32%

  2,675,000     Puerto Rico Commonwealth Highway &
                Transportation Authority
                5.25%, 07/01/13
                Insured: MBIA................................      2,848,126
  2,000,000     Puerto Rico Industrial Tourist Educational
                Medical & Environmental Control Facilities
                Inter American University, Series A
                5.25%, 10/01/12
                Insured: MBIA................................      2,168,080
  1,000,000     Puerto Rico Municipal Finance Agency
                Series A, GO
                5.50%, 08/01/09
                Insured: FSA.................................      1,110,730
                                                               -------------
                                                                   6,126,936
                                                               -------------


                       SEE NOTES TO FINANCIAL STATEMENTS.

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

APRIL 30, 2002 (UNAUDITED)

   PAR VALUE                                                       VALUE
  ----------                                                     ---------


                SOUTH CAROLINA - 0.97%
 $2,310,000     South Carolina State, Series B, GO
                5.50%, 04/01/11..............................  $   2,554,745
                                                               -------------
                TOTAL MUNICIPAL SECURITIES ..................    245,975,712
                                                               -------------
                (Cost $235,232,785)

    SHARES
  ----------

INVESTMENT COMPANIES - 5.56%

  2,536,481     Dreyfus Tax-Exempt
                Cash Management Fund.........................      2,536,481
 12,132,740     Federated Tax-Free Obligations Fund .........     12,132,740
                                                               -------------
                TOTAL INVESTMENT COMPANIES ..................     14,669,221
                                                               -------------
                (Cost $14,669,221)

TOTAL INVESTMENTS - 98.89%...................................    260,644,933
                                                               -------------
(Cost $249,902,006)

NET OTHER ASSETS AND LIABILITIES - 1.11%.....................      2,921,870
                                                               -------------
NET ASSETS - 100.00%.........................................  $ 263,566,803
                                                               =============

----------------------------------------
ACA      American Capital Access
AMBAC    American Municipal Bond Assurance Corp.
AMT Alternative Minimum Tax. Private activity obligations the interest on which is subject to the federal AMT for individuals.
FGIC     Federal Guaranty Insurance Corp.
FNMA     Federal National Mortgage Association
FSA      Financial Security Assurance Co.
GO       General Obligation
HEFA     Health & Educational Facilities Authority
HFA      Housing Finance Agency
IBC      Insured Bond Certificate
IFA      Industrial Finance Agency
MBIA     Municipal Bond Insurance Association
MWRA     Massachusetts Water Resources Authority
SP OB    Special Obligation
TCRS     Transferable Custody Receipts
WPAT     Water Pollution Abatement Trust
WRA      Water Resource Authority


                       SEE NOTES TO FINANCIAL STATEMENTS.

                       This page left blank intentionally.

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF ASSETS AND LIABILITIES
APRIL 30, 2002 (UNAUDITED)


                                                                                CONNECTICUT         FLORIDA       MASSACHUSETTS
                                                               TAX-EXEMPT        MUNICIPAL         MUNICIPAL        MUNICIPAL
                                                                BOND FUND        BOND FUND         BOND FUND        BOND FUND
                                                             --------------    -------------    --------------    -------------
ASSETS:
   Investments (Note 2):
     Investments at cost.....................................$  197,770,059    $  59,295,504    $   73,392,627    $ 108,131,719
     Net unrealized appreciation.............................     8,479,394        2,464,280         2,783,684        3,327,950
                                                             --------------    -------------    --------------    -------------
       Total investments at value............................   206,249,453       61,759,784        76,176,311      111,459,669
   Cash......................................................            21                6                --               19
   Receivable for investments sold...........................            --               --                --               --
   Receivable for shares sold................................       440,911              133                --          244,436
   Interest and dividend receivables.........................     2,973,581          794,251         1,002,053        1,640,810
   Deferred organizational expense (Note 2)..................            --               --                --               --
                                                             --------------    -------------    --------------    -------------
       Total Assets..........................................   209,663,966       62,554,174        77,178,364      113,344,934
                                                             --------------    -------------    --------------    -------------
LIABILITIES:
   Distributions payable.....................................       449,674          141,648           231,121          290,487
   Payable for investments purchased.........................            --               --         1,096,805               --
   Payable for shares repurchased............................        60,000        1,869,023                --            8,300
   Payable to custodian......................................            --               --                 8               --
   Advisory fee payable (Note 3).............................        93,682           28,558            33,331           50,985
   Payable to Fleet affiliates (Note 3)......................         4,047            3,240                --            3,893
   Payable to Administrator (Note 3).........................        19,291            9,397             7,181           13,757
   Trustees' fees and expenses payable (Note 3)..............         5,931            1,434               840            2,490
   Accrued expenses and other payables.......................        26,184           17,185            10,916           22,212
                                                             --------------    -------------    --------------    -------------
     Total Liabilities.......................................       658,809        2,070,485         1,380,202          392,124
                                                             --------------    -------------    --------------    -------------
NET ASSETS...................................................$  209,005,157    $  60,483,689    $   75,798,162    $ 112,952,810
                                                             ==============    =============    ==============    =============
NET ASSETS CONSIST OF:
   Par value (Note 5)........................................$       18,883    $       5,601    $        7,407    $      10,771
   Paid-in capital in excess of par value....................   200,222,065       58,896,007        74,388,015      110,839,346
   Undistributed (overdistributed) net investment income.....       (14,883)         (14,614)              227          (19,706)
   Accumulated net realized gain (loss) on investments sold..       299,698         (867,585)       (1,381,171)      (1,205,551)
   Unrealized appreciation of investments....................     8,479,394        2,464,280         2,783,684        3,327,950
                                                             --------------    -------------    --------------    -------------
TOTAL NET ASSETS.............................................$  209,005,157    $  60,483,689    $   75,798,162    $ 112,952,810
                                                             ==============    =============    ==============    =============
Retail A Shares:
   Net Assets................................................$   17,516,027    $  25,841,175               N/A    $  31,524,807
   Shares of beneficial interest outstanding.................     1,582,428        2,392,916               N/A        3,006,193
   NET ASSET VALUE and redemption price per share............$        11.07    $       10.80               N/A    $       10.49
   Sales charge - 4.75% of offering price....................          0.55             0.54               N/A             0.52
                                                             --------------    -------------    --------------    -------------
   Maximum offering price per share..........................$        11.62    $       11.34               N/A    $       11.01
                                                             ==============    =============    ==============    =============
Retail B Shares:
   Net Assets................................................$    3,157,207    $     260,051               N/A    $     371,847
   Shares of beneficial interest outstanding.................       285,242           24,080               N/A           35,458
                                                             --------------    -------------    --------------    -------------
   NET ASSET VALUE and offering price per share*.............$        11.07    $       10.80               N/A    $       10.49
                                                             ==============    =============    ==============    =============
Trust Shares:
   Net Assets................................................$  188,331,923    $  34,382,463    $   75,798,162    $  81,056,156
   Shares of beneficial interest outstanding.................    17,015,153        3,183,865         7,406,682        7,728,999
                                                             --------------    -------------    --------------    -------------
   NET ASSET VALUE, offering and redemption price per share..$        11.07    $       10.80    $        10.23    $       10.49
                                                             ==============    =============    ==============    =============




                                                                 NEW JERSEY         NEW YORK       PENNSYLVANIA      RHODE ISLAND
                                                                  MUNICIPAL         MUNICIPAL        MUNICIPAL         MUNICIPAL
                                                                  BOND FUND         BOND FUND        BOND FUND         BOND FUND
                                                                --------------   --------------    --------------    -------------
ASSETS:
   Investments (Note 2):
     Investments at cost.....................................   $   86,594,583    $  94,091,282    $   25,735,612    $ 123,105,784
     Net unrealized appreciation.............................        2,394,720        4,089,759           970,933        5,384,839
                                                                --------------    -------------    --------------    -------------
       Total investments at value............................       88,989,303       98,181,041        26,706,545      128,490,623
   Cash......................................................               --               11                --               --
   Receivable for investments sold...........................               --               --                --               --
   Receivable for shares sold................................           35,000              777                --              432
   Interest and dividend receivables.........................        1,289,641        1,407,446           329,239        1,591,830
   Deferred organizational expense (Note 2)..................            3,138               --                --               --
                                                                --------------    -------------    --------------    -------------
       Total Assets..........................................       90,317,082       99,589,275        27,035,784      130,082,885
                                                                --------------    -------------    --------------    -------------
LIABILITIES:
   Distributions payable.....................................          237,940          231,716            79,618          395,126
   Payable for investments purchased.........................               --               --         1,061,088               --
   Payable for shares repurchased............................                5           33,000                --            1,287
   Payable to custodian......................................               --               --               510               --
   Advisory fee payable (Note 3).............................           41,054           44,364            11,780           58,608
   Payable to Fleet affiliates (Note 3)......................              590            3,933                --              139
   Payable to Administrator (Note 3).........................           12,613           12,015             2,899           11,846
   Trustees' fees and expenses payable (Note 3)..............            1,046            2,778               181            1,792
   Accrued expenses and other payables.......................           31,176           20,680             2,074           17,913
                                                                --------------    -------------    --------------    -------------
     Total Liabilities.......................................          324,424          348,486         1,158,150          486,711
                                                                --------------    -------------    --------------    -------------
NET ASSETS...................................................   $   89,992,658    $  99,240,789    $   25,877,634    $ 129,596,174
                                                                ==============    =============    ==============    =============
NET ASSETS CONSIST OF:
   Par value (Note 5)........................................   $        8,811    $       8,702    $        2,579    $      11,626
   Paid-in capital in excess of par value....................       87,393,541       95,274,012        26,661,519      125,580,695
   Undistributed (overdistributed) net investment income.....           11,272               --            (5,954)         (10,999)
   Accumulated net realized gain (loss) on investments sold..          184,314         (131,684)       (1,751,443)      (1,369,987)
   Unrealized appreciation of investments....................        2,394,720        4,089,759           970,933        5,384,839
                                                                --------------    -------------    --------------    -------------
TOTAL NET ASSETS.............................................   $   89,992,658    $  99,240,789    $   25,877,634    $ 129,596,174
                                                                ==============    =============    ==============    =============
Retail A Shares:
   Net Assets................................................   $   10,137,094    $  32,345,582    $           --    $  43,514,383
   Shares of beneficial interest outstanding.................          992,623        2,836,099                --        3,903,499
   NET ASSET VALUE and redemption price per share............   $        10.21    $       11.40    $           --    $       11.15
   Sales charge - 4.75% of offering price....................             0.51             0.57                --             0.56
                                                                --------------    -------------    --------------    -------------
   Maximum offering price per share..........................   $        10.72    $       11.97    $           --    $       11.71
                                                                ==============    =============    ==============    =============
Retail B Shares:
   Net Assets................................................   $       27,709    $     245,854    $           --    $     218,169
   Shares of beneficial interest outstanding.................            2,713           21,557                --           19,571
                                                                --------------    -------------    --------------    -------------
   NET ASSET VALUE and offering price per share*.............   $        10.21    $       11.40    $           --    $       11.15
                                                                ==============    =============    ==============    =============
Trust Shares:
   Net Assets................................................   $   79,827,855    $  66,649,353    $   25,877,634    $  85,863,622
   Shares of beneficial interest outstanding.................        7,816,101        5,844,034         2,579,244        7,702,699
                                                                --------------    -------------    --------------    -------------
   NET ASSET VALUE, offering and redemption price per share..   $        10.21    $       11.40    $        10.03    $       11.15
                                                                ==============    =============    ==============    =============



                                                                                 CONNECTICUT      MASSACHUSETTS
                                                               INTERMEDIATE      INTERMEDIATE      INTERMEDIATE
                                                                TAX-EXEMPT         MUNICIPAL         MUNICIPAL
                                                                 BOND FUND         BOND FUND         BOND FUND
                                                               --------------   -------------      --------------
ASSETS:
   Investments (Note 2):
     Investments at cost.....................................  $  248,908,024    $ 126,892,743     $  249,902,006
     Net unrealized appreciation.............................      10,287,671        6,450,904         10,742,927
                                                               --------------    -------------     --------------
       Total investments at value............................     259,195,695      133,343,647        260,644,933
   Cash......................................................              --               --                  2
   Receivable for investments sold...........................       1,559,040               --                 --
   Receivable for shares sold................................          78,829            9,248             63,886
   Interest and dividend receivables.........................       3,476,947        2,117,911          3,754,160
   Deferred organizational expense (Note 2)..................              --               --                 --
                                                               --------------    -------------     --------------
       Total Assets..........................................     264,310,511      135,470,806        264,462,981
                                                               --------------    -------------     --------------
LIABILITIES:
   Distributions payable.....................................         727,505          379,286            693,527
   Payable for investments purchased.........................       3,070,535               --                 --
   Payable for shares repurchased............................          34,085           40,100             20,742
   Payable to custodian......................................          11,994               --                 --
   Advisory fee payable (Note 3).............................         117,584           61,037            117,237
   Payable to Fleet affiliates (Note 3)......................           2,101            5,294              8,514
   Payable to Administrator (Note 3).........................          21,530           13,463             22,583
   Trustees' fees and expenses payable (Note 3)..............           3,012            1,646              2,852
   Accrued expenses and other payables.......................           7,235           16,522             30,723
                                                               --------------    -------------     --------------
     Total Liabilities.......................................       3,995,581          517,348            896,178
                                                               --------------    -------------     --------------
NET ASSETS...................................................  $  260,314,930    $ 134,953,458     $  263,566,803
                                                               ==============    =============     ==============
NET ASSETS CONSIST OF:
   Par value (Note 5)........................................  $       24,989    $      12,522     $       24,976
   Paid-in capital in excess of par value....................     251,741,883      130,348,681        255,242,188
   Undistributed (overdistributed) net investment income.....            (302)          (1,047)                (2)
   Accumulated net realized gain (loss) on investments sold..      (1,739,311)      (1,857,602)        (2,443,286)
   Unrealized appreciation of investments....................      10,287,671        6,450,904         10,742,927
                                                               --------------    -------------     --------------
TOTAL NET ASSETS.............................................  $  260,314,930    $ 134,953,458     $  263,566,803
                                                               ==============    =============     ==============
Retail A Shares:
   Net Assets................................................  $   12,531,471    $  25,979,472     $   60,138,775
   Shares of beneficial interest outstanding.................       1,202,977        2,410,575          5,699,020
   NET ASSET VALUE and redemption price per share............  $        10.42    $       10.78     $        10.55
   Sales charge - 4.75% of offering price....................            0.52             0.54               0.53
                                                               --------------    -------------     --------------
   Maximum offering price per share..........................  $        10.94    $       11.32     $        11.08
                                                               ==============    =============     ==============
Retail B Shares:
   Net Assets................................................  $       32,928    $      69,635     $    1,143,387
   Shares of beneficial interest outstanding.................           3,161            6,461            108,350
                                                               --------------    -------------     --------------
   NET ASSET VALUE and offering price per share*.............  $        10.42    $       10.78     $        10.55
                                                               ==============    =============     ==============
Trust Shares:
   Net Assets................................................  $  247,750,531    $ 108,904,351     $  202,284,641
   Shares of beneficial interest outstanding.................      23,782,604       10,105,009         19,168,989
                                                               --------------    -------------     --------------
   NET ASSET VALUE, offering and redemption price per share..  $        10.42    $       10.78     $        10.55
                                                               ==============    =============     ==============

---------------------------------------
* Redemption price per share is equal to the Net Asset Value per share less any applicable contingent deferred sales charge.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     64,65

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED APRIL 30, 2002 (UNAUDITED)


                                                                                   CONNECTICUT        FLORIDA        MASSACHUSETTS
                                                                  TAX-EXEMPT        MUNICIPAL        MUNICIPAL         MUNICIPAL
                                                                   BOND FUND        BOND FUND        BOND FUND         BOND FUND
                                                                --------------    -------------    --------------    -------------
INVESTMENT INCOME:
   Interest (Note 2)..........................................  $    4,941,570    $   1,411,162    $    1,606,650    $   2,657,116
   Dividends (Note 2).........................................          55,285           20,190            26,721           28,011
                                                                --------------    -------------    --------------    -------------
     Total investment income..................................       4,996,855        1,431,352         1,633,371        2,685,127
                                                                --------------    -------------    --------------    -------------
EXPENSES:
   Investment advisory fee (Note 3)...........................         768,298          229,795           268,539          418,913
   Administration fee (Note 3)................................          66,586           19,915            23,273           36,306
   Custodian fee..............................................           6,986            4,694             3,777            6,854
   Fund accounting fee (Note 3)...............................          37,031           26,948            20,582           29,245
   Professional fees (Note 3).................................          11,480            9,453             9,868           10,501
   Transfer agent fee (Note 3)................................           8,271            6,481             2,491            7,065
   Shareholder servicing and 12b-1 fees (Note 3)..............          25,334           19,907                --           23,661
   Trustees' fees and expenses (Note 3).......................           1,905              551               616            1,009
   Amortization of organization costs (Note 2)................              --               --                --               --
   Reports to shareholders....................................          14,803            9,559               766           10,930
   Miscellaneous..............................................          26,171           12,740             7,661           17,056
                                                                --------------    -------------    --------------    -------------
     Total expenses before reimbursement/waiver...............         966,865          340,043           337,573          561,540
                                                                --------------    -------------    --------------    -------------
     Less: reimbursement/waiver (Note 4)......................        (207,855)         (73,351)          (75,031)        (116,022)
                                                                --------------    -------------    --------------    -------------
     Total expenses net of reimbursement/waiver...............         759,010          266,692           262,542          445,518
                                                                --------------    -------------    --------------    -------------
NET INVESTMENT INCOME.........................................       4,237,845        1,164,660         1,370,829        2,239,609
                                                                --------------    -------------    --------------    -------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTES 2 & 6):
   Net realized gain (loss) on investments sold...............         301,906           31,366           (28,631)          19,163
   Net change in unrealized appreciation of investments.......      (3,432,050)        (874,477)         (660,701)      (1,843,436)
                                                                --------------    -------------    --------------    -------------
NET REALIZED AND UNREALIZED GAIN(LOSS) ON INVESTMENTS.........      (3,130,144)        (843,111)         (689,332)      (1,824,273)
                                                                --------------    -------------    --------------    -------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS..........  $    1,107,701    $     321,549    $      681,497    $     415,336
                                                                ==============    =============    ==============    =============



                                                                 NEW JERSEY         NEW YORK       PENNSYLVANIA      RHODE ISLAND
                                                                  MUNICIPAL         MUNICIPAL        MUNICIPAL         MUNICIPAL
                                                                  BOND FUND         BOND FUND        BOND FUND         BOND FUND
                                                               --------------    -------------    --------------    -------------
INVESTMENT INCOME:
   Interest (Note 2).......................................... $    2,317,169    $    2,340,963    $     583,041    $    3,160,890
   Dividends (Note 2).........................................         13,535           25,113             8,073           16,621
                                                               --------------    -------------    --------------    -------------
     Total investment income..................................      2,330,704        2,366,076           591,114        3,177,511
                                                               --------------    -------------    --------------    -------------
EXPENSES:
   Investment advisory fee (Note 3)...........................        369,363          365,749            97,034          476,046
   Administration fee (Note 3)................................         32,011           31,705             8,410           41,257
   Custodian fee..............................................          2,881            5,048             3,589            6,200
   Fund accounting fee (Note 3)...............................         28,726           27,512            14,282           29,803
   Professional fees (Note 3).................................         13,215            9,700             9,689            9,615
   Transfer agent fee (Note 3)................................          3,738           10,556             2,489            3,674
   Shareholder servicing and 12b-1 fees (Note 3)..............          3,449           24,494                --              928
   Trustees' fees and expenses (Note 3).......................            988              887               193              940
   Amortization of organization costs (Note 2)................          1,685               --                --               --
   Reports to shareholders....................................          5,863           17,060               871            6,444
   Miscellaneous..............................................         20,122           22,278             4,281           14,150
                                                               --------------    -------------    --------------    -------------
     Total expenses before reimbursement/waiver...............        482,041          514,989           140,838          589,057
                                                               --------------    -------------    --------------    -------------
     Less: reimbursement/waiver (Note 4)......................       (101,474)        (100,611)          (37,787)        (129,921)
                                                               --------------    -------------    --------------    -------------
     Total expenses net of reimbursement/waiver...............        380,567          414,378           103,051          459,136
                                                               --------------    -------------    --------------    -------------
NET INVESTMENT INCOME.........................................      1,950,137        1,951,698           488,063        2,718,375
                                                               --------------    -------------    --------------    -------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTES 2 & 6):
   Net realized gain (loss) on investments sold...............        184,943          182,414           (29,472)          72,190
   Net change in unrealized appreciation of investments.......     (1,827,531)      (1,620,194)         (149,483)      (1,822,338)
                                                               --------------    -------------    --------------    -------------
NET REALIZED AND UNREALIZED GAIN(LOSS) ON INVESTMENTS.........     (1,642,588)      (1,437,780)         (178,955)      (1,750,148)
                                                               --------------    -------------    --------------    -------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS.......... $      307,549    $     513,918    $      309,108    $     968,227
                                                               ==============    =============    ==============    =============



                                                                                      CONNECTICUT      MASSACHUSETTS
                                                                   INTERMEDIATE      INTERMEDIATE      INTERMEDIATE
                                                                    TAX-EXEMPT         MUNICIPAL         MUNICIPAL
                                                                     BOND FUND         BOND FUND         BOND FUND
                                                                  --------------    -------------     --------------
INVESTMENT INCOME:
   Interest (Note 2)..........................................     $   5,647,304    $   3,247,786     $    5,862,926
   Dividends (Note 2).........................................            85,520           23,837             90,285
                                                                  --------------    -------------     --------------
     Total investment income..................................         5,732,824        3,271,623          5,953,211
                                                                  --------------    -------------     --------------
EXPENSES:
   Investment advisory fee (Note 3)...........................           975,053          512,931            953,770
   Administration fee (Note 3)................................            84,505           44,454             82,659
   Custodian fee..............................................             6,468            5,587              6,777
   Fund accounting fee (Note 3)...............................            40,514           27,003             38,069
   Professional fees (Note 3).................................            12,317           12,986             12,301
   Transfer agent fee (Note 3)................................             3,552            3,601             10,159
   Shareholder servicing and 12b-1 fees (Note 3)..............             8,601           18,293             43,076
   Trustees' fees and expenses (Note 3).......................             2,366            1,221              1,972
   Amortization of organization costs (Note 2)................                --               --                 --
   Reports to shareholders....................................             6,458            6,115             15,030
   Miscellaneous..............................................            28,468           17,834             19,290
                                                                  --------------    -------------     --------------
     Total expenses before reimbursement/waiver...............         1,168,302          650,025          1,183,103
                                                                  --------------    -------------     --------------
     Less: reimbursement/waiver (Note 4)......................          (263,009)        (139,757)          (257,314)
                                                                  --------------    -------------     --------------
     Total expenses net of reimbursement/waiver...............           905,293          510,268            925,789
                                                                  --------------    -------------     --------------
NET INVESTMENT INCOME.........................................         4,827,531        2,761,355          5,027,422
                                                                  --------------    -------------     --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS (NOTES 2 & 6):
   Net realized gain (loss) on investments sold...............           721,025          212,133              3,749
   Net change in unrealized appreciation of investments.......        (2,889,177)      (2,028,640)        (2,521,785)
                                                                  --------------    -------------     --------------
NET REALIZED AND UNREALIZED GAIN(LOSS) ON INVESTMENTS.........        (2,168,152)      (1,816,507)        (2,518,036)
                                                                  --------------    -------------     --------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS..........    $    2,659,379    $     944,848     $    2,509,386
                                                                  ==============    =============     ==============


                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     66,67

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

                                                                    TAX-EXEMPT                              CONNECTICUT
                                                                    BOND FUND                           MUNICIPAL BOND FUND
                                                         -------------------------------         --------------------------------
                                                           SIX MONTHS          YEAR               SIX MONTHS             YEAR
                                                         ENDED APRIL 30,       ENDED            ENDED APRIL 30,          ENDED
                                                              2002          OCTOBER 31,              2002             OCTOBER 31,
                                                           (UNAUDITED)         2001               (UNAUDITED)            2001
                                                         -------------     -------------         -------------      -------------
NET ASSETS AT BEGINNING OF PERIOD....................... $ 212,432,857     $ 199,070,668         $  59,018,091      $  48,599,757
                                                         -------------     -------------         -------------      -------------
INCREASE IN NET ASSETS RESULTING FROM OPERATIONS:
   Net investment income................................     4,237,845         8,804,214             1,164,660          2,200,776
   Net realized gain (loss) on investments sold.........       301,906         2,397,534                31,366            214,825
   Net change in unrealized appreciation of investments     (3,432,050)        9,551,981              (874,477)         2,539,104
                                                         -------------     -------------         -------------      -------------
    Net increase in net assets resulting from operations     1,107,701        20,753,729               321,549          4,954,705
                                                         -------------     -------------         -------------      -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A SHARES:
   Net investment income................................      (375,813)         (819,928)             (488,844)        (1,088,243)
   Net realized gain on investments.....................      (151,477)               --                    --                 --
                                                         -------------     -------------         -------------      -------------
     Total Distributions................................      (527,290)         (819,928)             (488,844)        (1,088,243)
                                                         -------------     -------------         -------------      -------------
   RETAIL B SHARES:
   Net investment income................................       (53,081)         (122,517)               (3,693)              (527)
   Net realized gain on investments.....................       (25,651)               --                    --                 --
                                                         -------------     -------------         -------------      -------------
     Total Distributions................................       (78,732)         (122,517)               (3,693)              (527)
                                                         -------------     -------------         -------------      -------------
   TRUST SHARES:
   Net investment income................................    (3,808,951)       (7,861,769)             (672,123)        (1,112,006)
   Net realized gain on investments.....................    (1,461,833)               --                    --                 --
                                                         -------------     -------------         -------------      -------------
     Total Distributions................................    (5,270,784)       (7,861,769)             (672,123)        (1,112,006)
                                                         -------------     -------------         -------------      -------------
     Total Distributions to shareholders................    (5,876,806)       (8,804,214)           (1,164,660)        (2,200,776)
                                                         -------------     -------------         -------------      -------------
NET INCREASE FROM SHARE TRANSACTIONS(1).................     1,341,405         1,412,674             2,308,709          7,664,405
                                                         -------------     -------------         -------------      -------------
   Net increase (decrease) in net assets................    (3,427,700)       13,362,189             1,465,598         10,418,334
                                                         -------------     -------------         -------------      -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A).......... $ 209,005,157     $ 212,432,857         $  60,483,689      $  59,018,091
                                                         =============     =============         =============      =============
(A) Undistributed (overdistributed) net
   investment income.................................... $     (14,883)    $     (14,883)        $     (14,614)     $     (14,614)
                                                         =============     =============         =============      =============





                                                                     FLORIDA                                MASSACHUSETTS
                                                                MUNICIPAL BOND FUND                      MUNICIPAL BOND FUND
                                                          -------------------------------         -------------------------------
                                                            SIX MONTHS           YEAR               SIX MONTHS           YEAR
                                                          ENDED APRIL 30,        ENDED            ENDED APRIL 30,        ENDED
                                                               2002           OCTOBER 31,              2002           OCTOBER 31,
                                                            (UNAUDITED)          2001               (UNAUDITED)          2001
                                                          --------------    -------------         -------------     -------------
NET ASSETS AT BEGINNING OF PERIOD.......................  $   71,354,831    $  61,773,044         $ 111,603,936     $  78,158,475
                                                          --------------    -------------         -------------     -------------
INCREASE IN NET ASSETS RESULTING FROM OPERATIONS:
   Net investment income................................       1,370,829        2,488,094             2,239,609         3,846,633
   Net realized gain (loss) on investments sold.........         (28,631)         (62,497)               19,163           219,540
   Net change in unrealized appreciation of investments         (660,701)       2,955,998            (1,843,436)        4,633,296
                                                          --------------    -------------         -------------     -------------
    Net increase in net assets resulting from operations         681,497        5,381,595               415,336         8,699,469
                                                          --------------    -------------         -------------     -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A SHARES:
   Net investment income................................             N/A              N/A              (618,488)       (1,374,435)
   Net realized gain on investments.....................             N/A              N/A                    --                --
                                                          --------------    -------------         -------------     -------------
     Total Distributions................................             N/A              N/A              (618,488)       (1,374,435)
                                                          --------------    -------------         -------------     -------------
   RETAIL B SHARES:
   Net investment income................................             N/A              N/A                (5,096)           (5,325)
   Net realized gain on investments.....................             N/A              N/A                    --                --
                                                          --------------    -------------         -------------     -------------
     Total Distributions................................             N/A              N/A                (5,096)           (5,325)
                                                          --------------    -------------         -------------     -------------
   TRUST SHARES:
   Net investment income................................      (1,370,829)      (2,488,094)           (1,616,025)       (2,466,873)
   Net realized gain on investments.....................              --               --                    --                --
                                                          --------------    -------------         -------------     -------------
     Total Distributions................................      (1,370,829)      (2,488,094)           (1,616,025)       (2,466,873)
                                                          --------------    -------------         -------------     -------------
     Total Distributions to shareholders................      (1,370,829)      (2,488,094)           (2,239,609)       (3,846,633)
                                                          --------------    -------------         -------------     -------------
NET INCREASE FROM SHARE TRANSACTIONS(1).................       5,132,663        6,688,286             3,173,147        28,592,625
                                                          --------------    -------------         -------------     -------------
   Net increase (decrease) in net assets................       4,443,331        9,581,787             1,348,874        33,445,461
                                                          --------------    -------------         -------------     -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A)..........  $   75,798,162    $  71,354,831         $ 112,952,810     $ 111,603,936
                                                          ==============    =============         =============     =============
(A) Undistributed (overdistributed) net
   investment income....................................  $          227    $         227         $     (19,706)    $     (19,706)
                                                          ==============    =============         =============     =============

---------------------------------------
(1) For details on share transactions by series, see Statements of Changes in Net Assets - Capital Stock Activity on pages 74 - 76.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      68,69

GALAXY TAX-EXEMPT BOND FUNDS


                                                                     NEW JERSEY                                  NEW YORK
                                                                  MUNICIPAL BOND FUND                       MUNICIPAL BOND FUND
                                                            -------------------------------         -------------------------------
                                                              SIX MONTHS          YEAR               SIX MONTHS            YEAR
                                                            ENDED APRIL 30,       ENDED            ENDED APRIL 30,         ENDED
                                                                 2002          OCTOBER 31,              2002            OCTOBER 31,
                                                              (UNAUDITED)         2001               (UNAUDITED)           2001
                                                            -------------     -------------         -------------     -------------
NET ASSETS AT BEGINNING OF PERIOD........................   $ 104,826,874     $  11,371,583         $ 101,310,395     $  89,211,316
                                                            -------------     -------------         -------------     -------------
INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income.................................       1,950,137         1,279,608             1,951,698         4,026,013
   Net realized gain (loss) on investments sold..........         184,943           685,533               182,414           434,398
   Net change in unrealized appreciation of investments        (1,827,531)          767,637            (1,620,194)        4,350,260
                                                            -------------     -------------         -------------     -------------
     Net increase in net assets resulting from operations         307,549         2,732,778               513,918         8,810,671
                                                            -------------     -------------         -------------     -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A/CLASS A SHARES:
   Net investment income.................................        (201,336)         (173,434)             (683,276)       (1,653,572)
   Distributions in excess of net investment income                    --                --                    --                --
   Net realized gain on investments......................         (50,929)               --                    --                --
                                                            -------------     -------------         -------------     -------------
     Total Distributions.................................        (252,265)         (173,434)             (683,276)       (1,653,572)
                                                            -------------     -------------         -------------     -------------
   RETAIL B SHARES:
   Net investment income.................................            (262)             (156)               (3,779)           (1,556)
   Net realized gain on investments......................             (66)               --                    --                --
                                                            -------------     -------------         -------------     -------------
     Total Distributions.................................            (328)             (156)               (3,779)           (1,556)
                                                            -------------     -------------         -------------     -------------
   TRUST/CLASS I SHARES:
   Net investment income.................................      (1,748,539)       (1,106,018)           (1,264,643)       (2,370,888)
   Distributions in excess of net investment income                    --                --                    --                --
   Net realized gain on investments......................        (422,678)               --                    --                --
                                                            -------------     -------------         -------------     -------------
     Total Distributions.................................      (2,171,217)       (1,106,018)           (1,264,643)       (2,370,888)
                                                            -------------     -------------         -------------     -------------
   BKB SHARES:
   Net investment income.................................             N/A               N/A                   N/A               N/A
                                                            -------------     -------------         -------------     -------------
     Total Distributions.................................             N/A               N/A                   N/A               N/A
                                                            -------------     -------------         -------------     -------------
     Total Distributions to shareholders.................      (2,423,810)       (1,279,608)           (1,951,698)       (4,026,016)
                                                            -------------     -------------         -------------     -------------
NET INCREASE (DECREASE) FROM SHARE TRANSACTIONS(1)            (12,717,955)       92,002,121              (631,826)        7,314,424
                                                            -------------     -------------         -------------     -------------
   Net increase (decrease) in net assets.................     (14,834,216)       93,455,291            (2,069,606)       12,099,079
                                                            -------------     -------------         -------------     -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A)...........   $  89,992,658     $ 104,826,874         $  99,240,789     $ 101,310,395
                                                            =============     =============         =============     =============
(A) Undistributed (overdistributed) net investment income   $      11,272     $      11,272         $          --     $          --
                                                            =============     =============         =============     =============




                                                                               PENNSYLVANIA
                                                                           MUNICIPAL BOND FUND
                                                            ------------------------------------------------
                                                              SIX MONTHS        PERIOD FROM         YEAR
                                                            ENDED APRIL 30,   JANUARY 1, 2001       ENDED
                                                                 2002               TO          DECEMBER 31,
                                                              (UNAUDITED)    OCTOBER 31, 2001       2000
                                                            --------------    -------------    -------------
NET ASSETS AT BEGINNING OF PERIOD........................   $   24,050,971    $  24,817,260    $  32,303,000
                                                            --------------    -------------    -------------
INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income.................................          488,063          808,467        1,270,000
   Net realized gain (loss) on investments sold..........          (29,472)         (89,377)      (1,363,000)
   Net change in unrealized appreciation of investments           (149,483)         879,220        3,447,000
                                                            --------------    -------------    -------------
     Net increase in net assets resulting from operations          309,108        1,598,310        3,354,000
                                                            --------------    -------------    -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A/CLASS A SHARES:
   Net investment income.................................               --           (7,139)         (14,000)
   Distributions in excess of net investment income                     --              (52)              --
   Net realized gain on investments......................               --               --               --
                                                            --------------    -------------    -------------
     Total Distributions.................................               --           (7,191)         (14,000)
                                                            --------------    -------------    -------------
   RETAIL B SHARES:
   Net investment income.................................               --               --              N/A
   Net realized gain on investments......................               --               --              N/A
                                                            --------------    -------------    -------------
     Total Distributions.................................               --               --              N/A
                                                            --------------    -------------    -------------
   TRUST/CLASS I SHARES:
   Net investment income.................................         (488,063)        (804,304)      (1,256,000)
   Distributions in excess of net investment income                     --           (5,868)              --
   Net realized gain on investments......................               --               --               --
                                                            --------------    -------------    -------------
     Total Distributions.................................         (488,063)        (810,172)      (1,256,000)
                                                            --------------    -------------    -------------
   BKB SHARES:
   Net investment income.................................              N/A              N/A              N/A
                                                            --------------    -------------    -------------
     Total Distributions.................................              N/A              N/A              N/A
                                                            --------------    -------------    -------------
     Total Distributions to shareholders.................         (488,063)        (817,363)      (1,270,000)
                                                            --------------    -------------    -------------
NET INCREASE (DECREASE) FROM SHARE TRANSACTIONS(1)               2,005,618       (1,547,236)      (9,570,000)
                                                            --------------    -------------    -------------
   Net increase (decrease) in net assets.................        1,826,663         (766,289)      (7,486,000)
                                                            --------------    -------------    -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A)...........   $   25,877,634    $  24,050,971    $  24,817,000
                                                            ==============    =============    =============
(A) Undistributed (overdistributed) net investment income   $       (5,954)   $      (5,954)   $          --
                                                            ==============    =============    =============




                                                                           RHODE ISLAND
                                                                       MUNICIPAL BOND FUND
                                                              -----------------------------------
                                                               SIX MONTHS               YEAR
                                                             ENDED APRIL 30,            ENDED
                                                                  2002               OCTOBER 31,
                                                               (UNAUDITED)              2001
                                                              -------------         -------------
NET ASSETS AT BEGINNING OF PERIOD........................     $ 128,732,228         $ 119,038,227
                                                              -------------         -------------
INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income.................................         2,718,375             5,495,324
   Net realized gain (loss) on investments sold..........            72,190               161,920
   Net change in unrealized appreciation of investments          (1,822,338)            5,992,462
                                                              -------------         -------------
     Net increase in net assets resulting from operations           968,227            11,649,706
                                                              -------------         -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A/CLASS A SHARES:
   Net investment income.................................          (849,631)           (1,390,549)
   Distributions in excess of net investment income                      --                    --
   Net realized gain on investments......................                --                    --
                                                              -------------         -------------
     Total Distributions.................................          (849,631)           (1,390,549)
                                                              -------------         -------------
   RETAIL B SHARES:
   Net investment income.................................            (3,985)               (1,084)
   Net realized gain on investments......................                --                    --
                                                              -------------         -------------
     Total Distributions.................................            (3,985)               (1,084)
                                                              -------------         -------------
   TRUST/CLASS I SHARES:
   Net investment income.................................        (1,864,759)           (3,819,133)
   Distributions in excess of net investment income                      --                    --
   Net realized gain on investments......................                --                    --
                                                              -------------         -------------
     Total Distributions.................................        (1,864,759)           (3,819,133)
                                                              -------------         -------------
   BKB SHARES:
   Net investment income.................................               N/A              (284,558)
                                                              -------------         -------------
     Total Distributions.................................               N/A              (284,558)
                                                              -------------         -------------
     Total Distributions to shareholders.................        (2,718,375)           (5,495,324)
                                                              -------------         -------------
NET INCREASE (DECREASE) FROM SHARE TRANSACTIONS(1)                2,614,094             3,539,619
                                                              -------------         -------------
   Net increase (decrease) in net assets.................           863,946             9,694,001
                                                              -------------         -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A)...........     $ 129,596,174         $ 128,732,228
                                                              =============         =============
(A) Undistributed (overdistributed) net investment income     $     (10,999)        $     (10,999)
                                                              =============         =============

----------------------------------------
(1) For details on share transactions by series, see Statements of Changes in Net Assets - Capital Stock Activity on pages 77 - 79.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     70,71

GALAXY TAX-EXEMPT BOND FUNDS

                                                                         INTERMEDIATE               CONNECTICUT INTERMEDIATE
                                                                     TAX-EXEMPT BOND FUND              MUNICIPAL BOND FUND
                                                             -------------------------------     ------------------------------
                                                               SIX MONTHS          YEAR           SIX MONTHS           YEAR
                                                             ENDED APRIL 30,       ENDED        ENDED APRIL 30,        ENDED
                                                                  2002          OCTOBER 31,          2002           OCTOBER 31,
                                                               (UNAUDITED)         2001           (UNAUDITED)          2001
                                                             -------------     -------------     -------------    -------------
NET ASSETS AT BEGINNING OF PERIOD........................    $ 265,827,570     $ 278,660,555     $ 141,689,386    $ 152,227,290
                                                             -------------     -------------     -------------    -------------
INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income.................................        4,827,531        10,990,508         2,761,355        6,104,444
   Net realized gain (loss) on investments sold..........          721,025         5,290,345           212,133          499,467
   Net change in unrealized appreciation of investments         (2,889,177)        7,787,165        (2,028,640)       6,482,672
                                                             -------------     -------------     -------------    -------------
     Net increase in net assets resulting from operations        2,659,379        24,068,018           944,848       13,086,583
                                                             -------------     -------------     -------------    -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A SHARES:
   Net investment income.................................         (227,332)         (177,221)         (508,927)        (383,010)
                                                             -------------     -------------     -------------    -------------
     Total Distributions.................................         (227,332)         (177,221)         (508,927)        (383,010)
                                                             -------------     -------------     -------------    -------------
   RETAIL B SHARES:
   Net investment income.................................              (90)              (65)             (867)            (191)
                                                             -------------     -------------     -------------    -------------
     Total Distributions.................................              (90)              (65)             (867)            (191)
                                                             -------------     -------------     -------------    -------------
   TRUST SHARES:
   Net investment income.................................       (4,600,109)      (10,408,466)       (2,251,561)      (4,918,263)
                                                             -------------     -------------     -------------    -------------
     Total Distributions.................................       (4,600,109)      (10,408,466)       (2,251,561)      (4,918,263)
                                                             -------------     -------------     -------------    -------------
   BKB SHARES:
   Net investment income.................................              N/A          (404,756)              N/A         (802,980)
                                                             -------------     -------------     -------------    -------------
     Total Distributions.................................              N/A          (404,756)              N/A         (802,980)
                                                             -------------     -------------     -------------    -------------
     Total Distributions to shareholders.................       (4,827,531)      (10,990,508)       (2,761,355)      (6,104,444)
                                                             -------------     -------------     -------------    -------------
NET INCREASE (DECREASE) FROM SHARE TRANSACTIONS(1)              (3,344,488)      (25,910,495)       (4,919,421)     (17,520,043)
                                                             -------------     -------------     -------------    -------------
   Net increase (decrease) in net assets.................       (5,512,640)      (12,832,985)       (6,735,928)     (10,537,904)
                                                             -------------     -------------     -------------    -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A)...........    $ 260,314,930     $ 265,827,570     $ 134,953,458    $ 141,689,386
                                                             =============     =============     =============    =============
(A) (Overdistributed) net investment income..............    $        (302)    $        (302)    $      (1,047)   $      (1,047)
                                                             =============     =============     =============    =============



                                                                 MASSACHUSETTS INTERMEDIATE
                                                                     MUNICIPAL BOND FUND
                                                            -----------------------------------
                                                              SIX MONTHS               YEAR
                                                            ENDED APRIL 30,            ENDED
                                                                 2002               OCTOBER 31,
                                                              (UNAUDITED)              2001
                                                            --------------        -------------
NET ASSETS AT BEGINNING OF PERIOD........................   $  248,852,263        $ 232,353,352
                                                            --------------        -------------
INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS:
   Net investment income.................................        5,027,422            9,989,368
   Net realized gain (loss) on investments sold..........            3,749              (16,299)
   Net change in unrealized appreciation of investments         (2,521,785)          11,280,291
                                                            --------------        -------------
     Net increase in net assets resulting from operations        2,509,386           21,253,360
                                                            --------------        -------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
   RETAIL A SHARES:
   Net investment income.................................       (1,063,431)            (828,367)
                                                            --------------        -------------
     Total Distributions.................................       (1,063,431)            (828,367)
                                                            --------------        -------------
   RETAIL B SHARES:
   Net investment income.................................          (15,747)              (4,341)
                                                            --------------        -------------
     Total Distributions.................................          (15,747)              (4,341)
                                                            --------------        -------------
   TRUST SHARES:
   Net investment income.................................       (3,948,244)          (7,708,568)
                                                            --------------        -------------
     Total Distributions.................................       (3,948,244)          (7,708,568)
                                                            --------------        -------------
   BKB SHARES:
   Net investment income.................................              N/A           (1,448,092)
                                                            --------------        -------------
     Total Distributions.................................              N/A           (1,448,092)
                                                            --------------        -------------
     Total Distributions to shareholders.................       (5,027,422)          (9,989,368)
                                                            --------------        -------------
NET INCREASE (DECREASE) FROM SHARE TRANSACTIONS(1)              17,232,576            5,234,919
                                                            --------------        -------------
   Net increase (decrease) in net assets.................       14,714,540           16,498,911
                                                            --------------        -------------
NET ASSETS AT END OF PERIOD (INCLUDING LINE A)...........   $  263,566,803        $ 248,852,263
                                                            ==============        =============
(A) (Overdistributed) net investment income..............   $           (2)       $          (2)
                                                            ==============        =============

----------------------------------------
(1) For details on share transactions by series, see Statements of Changes in Net Assets - Capital Stock Activity on pages 79 - 81.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     72,73

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF CHANGES IN NET ASSETS --
CAPITAL STOCK ACTIVITY

                                                                                     TAX-EXEMPT BOND FUND
                                                             ------------------------------------------------------------------
                                                                     SIX MONTHS ENDED                         YEAR
                                                                      APRIL 30, 2002                          ENDED
                                                                        (UNAUDITED)                     OCTOBER 31, 2001
                                                             -------------------------------    -------------------------------
                                                                 SHARES           DOLLARS           SHARES            DOLLARS
                                                             --------------    -------------    --------------    -------------
RETAIL A SHARES:
   Sold....................................................         499,124    $   5,479,094           289,326    $   3,214,343
   Issued to shareholders in reinvestment of dividends.....          38,400          419,947            59,139          653,787
   Repurchased.............................................        (765,008)      (8,458,412)         (525,742)      (5,775,794)
                                                             --------------    -------------    --------------    -------------
   Net increase (decrease) in shares outstanding...........        (227,484)   $  (2,559,371)         (177,277)   $  (1,907,664)
                                                             ==============    =============    ==============    =============
RETAIL B SHARES:
   Sold....................................................           1,443    $      15,926            34,057    $     378,555
   Issued to shareholders in reinvestment of dividends.....           5,989           65,455             8,431           93,229
   Repurchased.............................................         (18,154)        (200,590)          (67,221)        (740,119)
                                                             --------------    -------------    --------------    -------------
   Net increase (decrease) in shares outstanding...........         (10,722)   $    (119,209)          (24,733)   $    (268,335)
                                                             ==============    =============    ==============    =============
TRUST SHARES:
   Sold....................................................       1,999,368    $  22,046,957         3,281,120    $  36,306,114
   Issued to shareholders in reinvestment of dividends.....         216,538        2,361,345           260,283        2,878,682
   Repurchased.............................................      (1,848,796)     (20,388,317)       (3,219,684)     (35,596,123)
                                                             --------------    -------------    --------------    -------------
   Net increase in shares outstanding......................         367,110    $   4,019,985           321,719    $   3,588,673
                                                             ==============    =============    ==============    =============



                                                                               CONNECTICUT MUNICIPAL BOND FUND
                                                             ---------------------------------------------------------------
                                                                    SIX MONTHS ENDED                       YEAR
                                                                     APRIL 30, 2002                        ENDED
                                                                       (UNAUDITED)                   OCTOBER 31, 2001*
                                                             ------------------------------   ------------------------------
                                                                 SHARES           DOLLARS         SHARES          DOLLARS
                                                             --------------   -------------   -------------    -------------
RETAIL A SHARES:
   Sold....................................................         277,307   $   3,009,809         552,086    $   5,931,000
   Issued to shareholders in reinvestment of dividends.....          34,177         367,410          77,304          829,481
   Repurchased.............................................        (472,414)     (5,102,718)       (514,320)      (5,521,172)
                                                             --------------   -------------   -------------    -------------
   Net increase (decrease) in shares outstanding...........        (160,930)  $  (1,725,499)        115,070    $   1,239,309
                                                             ==============   =============   =============    =============
RETAIL B SHARES:
   Sold....................................................           4,461   $      47,982          20,214    $     220,572
   Issued to shareholders in reinvestment of dividends.....             306           3,293              33              351
   Repurchased.............................................            (934)        (10,019)             --               --
                                                             --------------   -------------   -------------    -------------
   Net increase (decrease) in shares outstanding...........           3,833   $      41,256          20,247    $     220,923
                                                             ==============   =============   =============    =============
TRUST SHARES:
   Sold....................................................       1,072,198   $  11,533,670       1,659,137    $  17,783,542
   Issued to shareholders in reinvestment of dividends.....             179           1,932             242            2,601
   Repurchased.............................................        (701,506)     (7,542,650)     (1,083,986)     (11,581,970)
                                                             --------------   -------------   -------------    -------------
   Net increase in shares outstanding......................         370,871   $   3,992,952         575,393    $   6,204,173
                                                             ==============   =============   =============    =============



                                                                                FLORIDA MUNICIPAL BOND FUND
                                                            ----------------------------------------------------------------
                                                                   SIX MONTHS ENDED                       YEAR
                                                                    APRIL 30, 2002                        ENDED
                                                                      (UNAUDITED)                   OCTOBER 31, 2001
                                                            ------------------------------   -------------------------------
                                                                SHARES          DOLLARS          SHARES           DOLLARS
                                                            -------------    -------------   -------------     -------------
RETAIL A SHARES:
   Sold....................................................           N/A              N/A             N/A               N/A
   Issued to shareholders in reinvestment of dividends.....           N/A              N/A             N/A               N/A
   Repurchased.............................................           N/A              N/A             N/A               N/A
                                                            -------------    -------------   -------------     -------------
   Net increase (decrease) in shares outstanding...........           N/A              N/A             N/A               N/A
                                                            =============    =============   =============     =============
RETAIL B SHARES:
   Sold....................................................           N/A              N/A             N/A               N/A
   Issued to shareholders in reinvestment of dividends.....           N/A              N/A             N/A               N/A
   Repurchased.............................................           N/A              N/A             N/A               N/A
                                                            -------------    -------------   -------------     -------------
   Net increase (decrease) in shares outstanding...........           N/A              N/A             N/A               N/A
                                                            =============    =============   =============     =============
TRUST SHARES:
   Sold....................................................     1,253,355    $  12,807,230       1,414,640     $  14,472,345
   Issued to shareholders in reinvestment of dividends.....           725            7,366             853             8,643
   Repurchased.............................................      (752,420)      (7,681,933)       (769,612)       (7,792,702)
                                                            -------------    -------------   -------------     -------------
   Net increase in shares outstanding......................       501,660    $   5,132,663         645,881     $   6,888,286
                                                            =============    =============   =============     =============


--------------------------------------------
*   The Fund began issuing Retail B Shares on March 1, 2001.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      74,75

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF CHANGES IN NET ASSETS --
CAPITAL STOCK ACTIVITY (CONTINUED)


                                                                               MASSACHUSETTS MUNICIPAL BOND FUND
                                                              ------------------------------------------------------------------
                                                                      SIX MONTHS ENDED                         YEAR
                                                                       APRIL 30, 2002                          ENDED
                                                                         (UNAUDITED)                     OCTOBER 31, 2001*
                                                              -------------------------------    -------------------------------
                                                                  SHARES           DOLLARS           SHARES            DOLLARS
                                                              --------------    -------------    --------------    -------------
RETAIL A SHARES:
   Sold.....................................................          20,027    $     209,605           236,344    $   2,473,155
   Issued in connection with acquisition (Note 9)...........              --               --                --               --
   Issued to shareholders in reinvestment of dividends......          47,329          494,275           104,436        1,089,031
   Repurchased..............................................        (197,933)      (2,061,254)         (552,628)      (5,725,950)
                                                              --------------    -------------    --------------    -------------
   Net increase (decrease) in shares outstanding............        (130,577)   $  (1,357,374)         (211,848)   $  (2,163,764)
                                                              ==============    =============    ==============    =============
RETAIL B SHARES:
   Sold.....................................................           9,172    $      96,387            25,290    $     264,593
   Issued to shareholders in reinvestment of dividends......             488            5,096               508            5,324
   Repurchased..............................................              --               --                --               --
                                                              --------------    -------------    --------------    -------------
   Net increase in shares outstanding.......................           9,660    $     101,483            25,798    $     269,917
                                                              ==============    =============    ==============    =============
TRUST SHARES:
   Sold.....................................................       1,409,514    $  14,695,973         3,485,944    $  36,447,600
   Issued in connection with acquisition (Note 9)...........              --               --                --               --
   Issued to shareholders in reinvestment of dividends......           2,521           26,325             4,650           48,527
   Repurchased..............................................        (984,495)     (10,293,260)         (576,745)      (6,009,655)
                                                              --------------    -------------    --------------    -------------
   Net increase (decrease) in shares outstanding............         427,540    $   4,429,038         2,913,849    $  30,486,472
                                                              ==============    =============    ==============    =============



                                                                                  NEW JERSEY MUNICIPAL BOND FUND
                                                                 ---------------------------------------------------------------
                                                                        SIX MONTHS ENDED                       YEAR
                                                                         APRIL 30, 2002                        ENDED
                                                                           (UNAUDITED)                   OCTOBER 31, 2001*
                                                                 ------------------------------   ------------------------------
                                                                     SHARES           DOLLARS         SHARES          DOLLARS
                                                                 --------------   -------------   -------------    -------------
RETAIL A SHARES:
   Sold.....................................................             11,890   $     120,092         202,589    $   2,021,157
   Issued in connection with acquisition (Note 9)...........                 --              --         789,561        8,150,971
   Issued to shareholders in reinvestment of dividends......             21,805         220,766          17,065          175,121
   Repurchased..............................................           (121,688)     (1,238,477)        (49,791)        (509,996)
                                                                 --------------   -------------   -------------    -------------
   Net increase (decrease) in shares outstanding............            (87,993)  $    (897,619)        959,424    $   9,837,253
                                                                 ==============   =============   =============    =============
RETAIL B SHARES:
   Sold.....................................................              1,313   $      13,265           1,374    $      14,000
   Issued to shareholders in reinvestment of dividends......                 16             152              10              108
   Repurchased..............................................                 --              --              --               --
                                                                 --------------   -------------   -------------    -------------
   Net increase in shares outstanding.......................              1,329   $      13,417           1,384    $      14,108
                                                                 ==============   =============   =============    =============
TRUST SHARES:
   Sold.....................................................            769,046   $   7,846,147         352,482    $   3,628,794
   Issued in connection with acquisition (Note 9)...........                 --              --       7,956,929       82,140,097
   Issued to shareholders in reinvestment of dividends......             44,336         445,987          10,861          112,506
   Repurchased..............................................         (1,985,381)    (20,125,887)       (361,513)      (3,730,637)
                                                                 --------------   -------------   -------------    -------------
   Net increase (decrease) in shares outstanding............         (1,171,999)  $ (11,833,753)      7,958,759    $  82,150,760
                                                                 ==============   =============   =============    =============




                                                                                 NEW YORK MUNICIPAL BOND FUND
                                                                ---------------------------------------------------------------
                                                                       SIX MONTHS ENDED                       YEAR
                                                                        APRIL 30, 2002                        ENDED
                                                                          (UNAUDITED)                   OCTOBER 31, 2001*
                                                                -----------------------------    ------------------------------
                                                                   SHARES           DOLLARS          SHARES          DOLLARS
                                                                ------------    -------------    -------------    -------------
RETAIL A SHARES:
   Sold.....................................................         100,071    $   1,140,904          320,397    $   3,620,469
   Issued in connection with acquisition (Note 9)...........              --               --               --               --
   Issued to shareholders in reinvestment of dividends......          38,194          432,896          115,068        1,306,449
   Repurchased..............................................        (796,871)      (9,096,330)        (463,365)      (5,265,459)
                                                                ------------    -------------    -------------    -------------
   Net increase (decrease) in shares outstanding............        (658,606)   $  (7,522,530)         (27,900)   $    (338,541)
                                                                ============    =============    =============    =============
RETAIL B SHARES:
   Sold.....................................................           4,388    $      49,427           17,950    $     205,498
   Issued to shareholders in reinvestment of dividends......             274            3,761              133            1,537
   Repurchased..............................................            (982)         (11,237)            (206)          (2,329)
                                                                ------------    -------------    -------------    -------------
   Net increase in shares outstanding.......................           3,680    $      41,951           17,877    $     204,706
                                                                ============    =============    =============    =============
TRUST SHARES:
   Sold.....................................................       1,520,954    $  17,315,984        1,767,172    $  20,085,155
   Issued in connection with acquisition (Note 9)...........              --               --               --               --
   Issued to shareholders in reinvestment of dividends......           4,511           51,142           11,068          125,653
   Repurchased..............................................        (930,377)     (10,518,373)      (1,126,981)     (12,762,549)
                                                                ------------    -------------    -------------    -------------
   Net increase (decrease) in shares outstanding............         595,088    $   6,848,753          651,259    $   7,448,259
                                                                ============    =============    =============    =============

-----------------------------------------------
*  The Fund began issuing Retail B Shares on March 1, 2001.

                       SEE NOTES TO FINANCIAL STATEMENTS.


                                     76,77

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF CHANGES IN NET ASSETS --
CAPITAL STOCK ACTIVITY (CONTINUED)


                                                                              PENNSYLVANIA MUNICIPAL BOND FUND
                                                       ---------------------------------------------------------------------------
                                                           SIX MONTHS ENDED             PERIOD FROM                 YEAR
                                                            APRIL 30, 2002            JANUARY 1, 2001               ENDED
                                                              (UNAUDITED)           TO OCTOBER 31, 2001       DECEMBER 31, 2000
                                                       -------------------------  -----------------------  -----------------------
                                                          SHARES       DOLLARS      SHARES      DOLLARS      SHARES      DOLLARS
                                                       -----------   -----------  ----------  -----------  ----------  -----------
RETAIL A/CLASS A SHARES:
 Sold..........................................                 --   $        --          --  $        --       5,000  $    45,000
 Issued to shareholders due to conversion of BKB Shares
   into Retail A Shares........................                 --            --          --           --          --           --
 Issued to shareholders in reinvestment of dividends            --            --         555        5,429       1,000       10,000
 Redeemed from shareholders due to conversion of
   Class A Shares into Trust Shares............                 --            --     (26,032)    (260,483)         --           --
 Repurchased...................................                 --            --      (6,716)     (65,911)     (8,000)     (70,000)
                                                       -----------   -----------  ----------  -----------  ----------  -----------
 Net increase (decrease) in shares outstanding.                 --   $        --     (32,193) $  (320,965)     (2,000) $   (15,000)
                                                       ===========   ===========  ==========  ===========  ==========  ===========
RETAIL B SHARES:
 Sold..........................................                 --   $        --          --  $        --         N/A          N/A
 Issued to shareholders in reinvestment of dividends            --            --          --           --         N/A          N/A
 Repurchased...................................                 --            --          --           --         N/A          N/A
                                                       -----------   -----------  ----------  -----------  ----------  -----------
 Net increase in shares outstanding............                 --   $        --          --  $        --         N/A          N/A
                                                       ===========   ===========  ==========  ===========  ==========  ===========
TRUST/CLASS ISHARES:
 Sold..........................................            903,518   $ 9,012,642     188,258  $ 1,878,205     302,000  $ 2,785,000
 Issued to shareholders due to conversion of
   Class A Shares into Trust Shares............                 --            --      25,952      260,483          --           --
 Issued to shareholders in reinvestment of dividends         1,508        15,013         801        8,007       1,000       13,000
 Repurchased...................................           (704,159)   (7,022,037)   (342,090)  (3,372,966) (1,341,000) (12,353,000)
                                                       -----------   -----------  ----------  -----------  ----------  -----------
 Net increase (decrease) in shares outstanding.            200,867   $ 2,005,618    (127,079) $(1,226,271) (1,038,000) $(9,555,000)
                                                       ===========   ===========  ==========  ===========  ==========  ===========
BKB SHARES:
 Sold..........................................                N/A           N/A         N/A          N/A         N/A          N/A
 Issued to shareholders in reinvestment of dividends           N/A           N/A         N/A          N/A         N/A          N/A
 Redeemed from shareholders due to conversion of
   BKB Shares into Retail A Shares.............                N/A           N/A         N/A          N/A         N/A          N/A
 Repurchased...................................                N/A           N/A         N/A          N/A         N/A          N/A
                                                       -----------   -----------  ----------  -----------  ----------  -----------
 Net (decrease) in shares outstanding..........                N/A           N/A         N/A          N/A         N/A          N/A
                                                       ===========   ===========  ==========  ===========  ==========  ===========




                                                                            RHODE ISLAND MUNICIPAL BOND FUND
                                                          ---------------------------------------------------------------
                                                                 SIX MONTHS ENDED                       YEAR
                                                                  APRIL 30, 2002                        ENDED
                                                                    (UNAUDITED)                   OCTOBER 31, 2001*
                                                          ------------------------------   ------------------------------
                                                              SHARES          DOLLARS         SHARES           DOLLARS
                                                          --------------   -------------   -------------    -------------
RETAIL A/CLASS A SHARES:
 Sold..........................................                  570,839   $   6,345,860         528,155    $   5,839,970
 Issued to shareholders due to conversion of BKB Shares
   into Retail A Shares........................                       --              --         835,772        9,242,057
 Issued to shareholders in reinvestment of dividends              31,238         346,680          46,728          519,162
 Redeemed from shareholders due to conversion of
   Class A Shares into Trust Shares............                       --              --              --               --
 Repurchased...................................                 (260,332)     (2,892,689)       (269,192)      (2,972,849)
                                                          --------------   -------------   -------------    -------------
 Net increase (decrease) in shares outstanding.                  341,745   $   3,799,851       1,141,463    $  12,628,340
                                                          ==============   =============   =============    =============
RETAIL B SHARES:
 Sold..........................................                   17,777   $     198,961          14,934    $     167,000
 Issued to shareholders in reinvestment of dividends                 239           2,640              17              187
 Repurchased...................................                  (13,396)       (148,158)             --               --
                                                          --------------   -------------   -------------    -------------
 Net increase in shares outstanding............                    4,620   $      53,443          14,951    $     167,187
                                                          ==============   =============   =============    =============
TRUST/CLASS ISHARES:
 Sold..........................................                  637,289   $   7,090,457       1,116,195    $  12,350,924
 Issued to shareholders due to conversion of
   Class A Shares into Trust Shares............                       --              --              --               --
 Issued to shareholders in reinvestment of dividends                 736           8,175             786            8,728
 Repurchased...................................                 (748,390)     (8,337,832)       (987,874)     (10,925,180)
                                                          --------------   -------------   -------------    -------------
 Net increase (decrease) in shares outstanding.                 (110,365)  $  (1,239,200)        129,107    $   1,434,472
                                                          ==============   =============   =============    =============
BKB SHARES:
 Sold..........................................                      N/A             N/A          20,770    $     233,333
 Issued to shareholders in reinvestment of dividends                 N/A             N/A          20,516          225,741
 Redeemed from shareholders due to conversion of
   BKB Shares into Retail A Shares.............                      N/A             N/A        (835,772)      (9,242,057)
 Repurchased...................................                      N/A             N/A        (172,694)      (1,907,397)
                                                          --------------   -------------   -------------    -------------
 Net (decrease) in shares outstanding..........                      N/A             N/A        (967,180)   $ (10,690,380)
                                                          ==============   =============   =============    =============



                                                                             INTERMEDIATE TAX-EXEMPT BOND FUND
                                                           ---------------------------------------------------------------
                                                                  SIX MONTHS ENDED                        YEAR
                                                                   APRIL 30, 2002                         ENDED
                                                                     (UNAUDITED)                    OCTOBER 31, 2001*
                                                           ------------------------------   ------------------------------
                                                               SHARES          DOLLARS          SHARES           DOLLARS
                                                           -------------    -------------   -------------    -------------
RETAIL A/CLASS A SHARES:
 Sold..........................................                   72,202    $     749,791          32,029    $     342,309
 Issued to shareholders due to conversion of BKB Shares
   into Retail A Shares........................                       --               --       1,361,508       13,993,237
 Issued to shareholders in reinvestment of dividends              17,712          183,612          14,170          147,716
 Redeemed from shareholders due to conversion of
   Class A Shares into Trust Shares............                       --               --              --               --
 Repurchased...................................                 (195,872)      (2,038,270)        (98,911)      (1,040,332)
                                                           -------------    -------------   -------------    -------------
 Net increase (decrease) in shares outstanding.                 (105,958)   $  (1,104,867)      1,308,796    $  13,442,930
                                                           =============    =============   =============    =============
RETAIL B SHARES:
 Sold..........................................                    2,610    $      27,086             537    $       5,546
 Issued to shareholders in reinvestment of dividends                   8               91               6               64
 Repurchased...................................                       --               --              --               --
                                                           -------------    -------------   -------------    -------------
 Net increase in shares outstanding............                    2,618    $      27,177             543    $       5,610
                                                           =============    =============   =============    =============
TRUST/CLASS ISHARES:
 Sold..........................................                2,875,908    $  29,814,883       2,671,740    $  27,456,235
 Issued to shareholders due to conversion of
   Class A Shares into Trust Shares............                       --               --              --               --
 Issued to shareholders in reinvestment of dividends              14,822          153,701          16,621          171,205
 Repurchased...................................               (3,112,249)     (32,235,382)     (4,859,609)     (49,836,228)
                                                           -------------    -------------   -------------    -------------
 Net increase (decrease) in shares outstanding.                 (221,519)   $  (2,266,798)     (2,171,248)   $ (22,208,788)
                                                           =============    =============   =============    =============
BKB SHARES:
 Sold..........................................                      N/A              N/A          39,336    $     400,320
 Issued to shareholders in reinvestment of dividends                 N/A              N/A          33,559          342,800
 Redeemed from shareholders due to conversion of
   BKB Shares into Retail A Shares.............                      N/A              N/A      (1,361,508)     (13,993,237)
 Repurchased...................................                      N/A              N/A        (382,428)      (3,900,130)
                                                           -------------    -------------   -------------    -------------
 Net (decrease) in shares outstanding..........                      N/A              N/A      (1,671,041)   $ (17,150,247)
                                                           =============    =============   =============    =============


-------------------------------------
*  The Fund began issuing Retail B Shares on March 1, 2001.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      78,79

GALAXY TAX-EXEMPT BOND FUNDS

STATEMENTS OF CHANGES IN NET ASSETS --
CAPITAL STOCK ACTIVITY (CONTINUED)


                                                                          CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
                                                               ------------------------------------------------------------------
                                                                       SIX MONTHS ENDED                         YEAR
                                                                        APRIL 30, 2002                          ENDED
                                                                          (UNAUDITED)                     OCTOBER 31, 2001*
                                                               -------------------------------    -------------------------------
                                                                   SHARES           DOLLARS           SHARES            DOLLARS
                                                               --------------    -------------    --------------    -------------
RETAIL A SHARES:
   Sold.....................................................           38,745    $     415,863            13,857    $     128,347
   Issued to shareholders due to conversion of BKB Shares
     into Retail A Shares...................................               --               --         2,619,653       27,990,997
   Issued to shareholders in reinvestment of dividends......           38,292          410,840            28,883          312,950
   Repurchased..............................................         (202,630)      (2,170,250)         (132,561)      (1,434,121)
                                                               --------------    -------------    --------------    -------------
   Net increase (decrease) in shares outstanding............         (125,593)   $  (1,343,547)        2,529,832    $  26,998,173
                                                               ==============    =============    ==============    =============
RETAIL B SHARES:
   Sold.....................................................            2,183    $      23,625             4,179    $      45,238
   Issued to shareholders in reinvestment of dividends......               81              866                18              191
   Repurchased..............................................               --               --                --               --
                                                               --------------    -------------    --------------    -------------
   Net increase in shares outstanding.......................            2,264    $      24,491             4,197    $      45,429
                                                               ==============    =============    ==============    =============
TRUST SHARES:
   Sold.....................................................        1,078,741    $  11,607,043         4,940,202    $  53,415,144
   Issued to shareholders in reinvestment of dividends......            5,424           58,001            13,090          139,971
   Repurchased..............................................       (1,415,708)     (15,265,409)       (6,233,903)     (67,149,474)
                                                               --------------    -------------    --------------    -------------
   Net increase (decrease) in shares outstanding............         (331,543)   $  (3,600,365)       (1,280,611)   $ (13,594,359)
                                                               ==============    =============    ==============    =============
BKB SHARES:
   Sold.....................................................              N/A              N/A           212,487    $   2,264,709
   Issued to shareholders in reinvestment of dividends......              N/A              N/A            62,001          659,065
   Redeemed from shareholders due to conversion of
     BKB Shares into Retail A Shares........................              N/A              N/A        (2,619,653)     (27,990,997)
   Repurchased..............................................              N/A              N/A          (544,688)      (5,902,063)
                                                               --------------    -------------    --------------    -------------
   Net (decrease) in shares outstanding.....................              N/A              N/A        (2,899,853)   $ (30,969,286)
                                                               ==============    =============    ==============    =============


                                                                        MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
                                                               ---------------------------------------------------------------
                                                                      SIX MONTHS ENDED                       YEAR
                                                                       APRIL 30, 2002                        ENDED
                                                                         (UNAUDITED)                   OCTOBER 31, 2001*
                                                               ------------------------------   ------------------------------
                                                                   SHARES           DOLLARS         SHARES          DOLLARS
                                                               --------------   -------------   -------------    -------------
RETAIL A SHARES:
   Sold.....................................................          889,764   $   9,310,791         369,008    $   3,847,624
   Issued to shareholders due to conversion of BKB Shares
     into Retail A Shares...................................               --              --       5,113,190       53,407,691
   Issued to shareholders in reinvestment of dividends......           81,153         852,460          62,194          658,480
   Repurchased..............................................         (622,495)     (6,536,021)       (325,975)      (3,436,685)
                                                               --------------   -------------   -------------    -------------
   Net increase (decrease) in shares outstanding............          348,422   $   3,627,230       5,218,417    $  54,477,110
                                                               ==============   =============   =============    =============
RETAIL B SHARES:
   Sold.....................................................           48,656   $     513,446          60,788    $     640,882
   Issued to shareholders in reinvestment of dividends......            1,447          15,199             411            4,354
   Repurchased..............................................           (2,952)        (31,083)             --               --
                                                               --------------   -------------   -------------    -------------
   Net increase in shares outstanding.......................           47,151   $     497,562          61,199    $     645,236
                                                               ==============   =============   =============    =============
TRUST SHARES:
   Sold.....................................................        4,277,781   $  44,854,906       3,310,974    $  34,607,844
   Issued to shareholders in reinvestment of dividends......            1,090          11,452           2,715           28,372
   Repurchased..............................................       (3,028,977)    (31,758,574)     (2,718,713)     (28,421,066)
                                                               --------------   -------------   -------------    -------------
   Net increase (decrease) in shares outstanding............        1,249,894   $  13,107,784         594,976    $   6,215,150
                                                               ==============   =============   =============    =============
BKB SHARES:
   Sold.....................................................              N/A             N/A         320,384    $   3,343,025
   Issued to shareholders in reinvestment of dividends......              N/A             N/A         111,282        1,156,103
   Redeemed from shareholders due to conversion of
     BKB Shares into Retail A Shares........................              N/A             N/A      (5,113,190)     (53,407,691)
   Repurchased..............................................              N/A             N/A        (693,864)      (7,194,014)
                                                               --------------   -------------   -------------    -------------
   Net (decrease) in shares outstanding.....................              N/A             N/A      (5,375,388)   $ (56,102,577)
                                                               ==============   =============   =============    =============


--------------------------------------------
*  The Fund began issuing Retail B Shares on March 1, 2001.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      80,81

TAX-EXEMPT BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                      INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                   -------------------------------------  --------------------------------------
                                                    NET
                         NET                    REALIZED AND             DISTRIBUTIONS DISTRIBUTIONS                     NET
                     ASSET VALUE,      NET       UNREALIZED   TOTAL FROM    FROM NET       FROM                  INCREASE (DECREASE)
                       BEGINNING   INVESTMENT  GAIN (LOSS) ON INVESTMENT   INVESTMENT  NET REALIZED       TOTAL        IN NET
                       OF PERIOD   INCOME (A)    INVESTMENTS  OPERATIONS     INCOME    CAPITAL GAINS  DISTRIBUTIONS  ASSET VALUE
                     ------------  -----------  -----------  -----------  -----------  ------------   ------------  -----------
 RETAIL A
 04/30/02 (unaudited)     $11.33        $0.22       $(0.17)        $0.05       $(0.22)      $(0.09)      $(0.31)       $(0.26)
 10/31/01                  10.68         0.46         0.65          1.11        (0.46)       --           (0.46)         0.65
 10/31/00                  10.33         0.47         0.35          0.82        (0.47)       --           (0.47)         0.35
 10/31/99                  11.30         0.46        (0.83)        (0.37)       (0.46)       (0.14)       (0.60)        (0.97)
 10/31/98                  11.06         0.48         0.34          0.82        (0.49)       (0.09)       (0.58)         0.24
 10/31/97                  10.78         0.50         0.29          0.79        (0.50)       (0.01)       (0.51)         0.28

 RETAIL B
 04/30/02 (unaudited)      11.33         0.18        (0.17)         0.01        (0.18)       (0.09)       (0.27)        (0.26)
 10/31/01                  10.68         0.39         0.65          1.04        (0.39)       --           (0.39)         0.65
 10/31/00                  10.33         0.40         0.35          0.75        (0.40)       --           (0.40)         0.35
 10/31/99                  11.30         0.39        (0.83)        (0.44)       (0.39)       (0.14)       (0.53)        (0.97)
 10/31/98                  11.06         0.42         0.33          0.75        (0.42)       (0.09)       (0.51)         0.24
 10/31/97                  10.78         0.43         0.29          0.72        (0.43)       (0.01)       (0.44)         0.28

 TRUST
 04/30/02 (unaudited)      11.33         0.23        (0.17)         0.06        (0.23)       (0.09)       (0.32)        (0.26)
 10/31/01                  10.68         0.48         0.65          1.13        (0.48)       --           (0.48)         0.65
 10/31/00                  10.33         0.49         0.35          0.84        (0.49)       --           (0.49)         0.35
 10/31/99                  11.30         0.49        (0.83)        (0.34)       (0.49)       (0.14)       (0.63)        (0.97)
 10/31/98                  11.06         0.50         0.34          0.84        (0.51)       (0.09)       (0.60)         0.24
 10/31/97                  10.78         0.53         0.29          0.82        (0.53)       (0.01)       (0.54)         0.28





                                                                      RATIOS/SUPPLEMENTAL DATA
                                                  ----------------------------------------------------------------
                                                                   RATIO OF NET       RATIO OF        RATIO OF
                                                                    INVESTMENT        OPERATING       OPERATING
                                                                      INCOME          EXPENSES        EXPENSES
                                                    NET ASSETS,      INCLUDING        INCLUDING       EXCLUDING
                NET ASSET VALUE,                   END OF PERIOD  REIMBURSEMENT/   REIMBURSEMENT/  REIMBURSEMENT/      PORTFOLIO
                  END OF PERIOD   TOTAL RETURN(1)    (IN 000S)        WAIVER           WAIVER          WAIVER        TURNOVER RATE
                 ---------------  --------------  -------------  ---------------- --------------  ---------------- ----------------
 RETAIL A
 04/30/02 (unaudited)  $11.07            0.46%**      $17,516            3.96%*           0.92%*          1.12%*         27%**
 10/31/01               11.33           10.55%         20,502            4.13%            0.92%           1.13%          66%
 10/31/00               10.68            8.12%         21,229            4.48%            0.89%           1.10%          73%
 10/31/99               10.33           (3.45)%        25,704            4.25%            0.92%           1.12%          23%
 10/31/98               11.30            7.60%         24,764            4.32%            0.94%           1.15%          59%
 10/31/97               11.06            7.49%         25,465            4.60%            0.95%           1.18%          78%

 RETAIL B
 04/30/02 (unaudited)   11.07            0.15%**        3,157            3.32%*           1.56%*          1.76%*         27%**
 10/31/01               11.33            9.86%          3,352            3.50%            1.55%           1.76%          66%
 10/31/00               10.68            7.41%          3,426            3.82%            1.55%           1.75%          73%
 10/31/99               10.33           (4.07)%         3,382            3.61%            1.55%           1.75%          23%
 10/31/98               11.30            6.95%          2,715            3.71%            1.55%           1.76%          59%
 10/31/97               11.06            6.83%          1,690            3.95%            1.60%           1.83%          78%

 TRUST
 04/30/02 (unaudited)   11.07            0.57%**      188,332            4.17%*           0.71%*          0.91%*         27%**
 10/31/01               11.33           10.78%        188,579            4.34%            0.71%           0.91%          66%
 10/31/00               10.68            8.32%        174,415            4.66%            0.71%           0.91%          73%
 10/31/99               10.33           (3.25)%       141,999            4.46%            0.71%           0.91%          23%
 10/31/98               11.30            7.85%        135,664            4.55%            0.71%           0.92%          59%
 10/31/97               11.06            7.75%        122,218            4.85%            0.70%           0.96%          78%


--------------------------------------------------------
 *  Annualized
**  Not Annualized
(1) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.21, $0.43, $0.45,
    $0.44, $0.46 and $0.47, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.16, $0.36, $0.38, $0.37, $0.40 and $0.40, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.22, $0.46, $0.47,
    $0.47, $0.48 and $0.51, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      82,83

CONNECTICUT MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                       INCOME FROM INVESTMENT OPERATIONS      LESS DISTRIBUTIONS
                                    -------------------------------------  -------------------------
                                                     NET
                          NET                    REALIZED AND              DISTRIBUTIONS                    NET
                       ASSET VALUE,     NET       UNREALIZED   TOTAL FROM    FROM NET               INCREASE (DECREASE)
                        BEGINNING   INVESTMENT  GAIN (LOSS) ON INVESTMENT   INVESTMENT      TOTAL         IN NET
                        OF PERIOD   INCOME (A)    INVESTMENTS  OPERATIONS     INCOME    DISTRIBUTIONS   ASSET VALUE
                      ------------  -----------  -----------  -----------   ----------- -------------   ------------
 RETAIL A
 04/30/02 (unaudited)      $10.96        $0.20       $(0.16)        $0.04       $(0.20)      $(0.20)      $(0.16)
 10/31/01                   10.39         0.43         0.57          1.00        (0.43)       (0.43)        0.57
 10/31/00                   10.09         0.44         0.30          0.74        (0.44)       (0.44)        0.30
 10/31/99                   10.82         0.43        (0.73)        (0.30)       (0.43)       (0.43)       (0.73)
 10/31/98                   10.47         0.43         0.35          0.78        (0.43)       (0.43)        0.35
 10/31/97                   10.14         0.45         0.33          0.78        (0.45)       (0.45)        0.33

 RETAIL B
 04/30/02 (unaudited)       10.96         0.16        (0.16)        --           (0.16)       (0.16)       (0.16)
 10/31/01(2)                10.72         0.23         0.24          0.47        (0.23)       (0.23)        0.24

 TRUST
 04/30/02 (unaudited)       10.96         0.21        (0.16)         0.05        (0.21)       (0.21)       (0.16)
 10/31/01                   10.39         0.45         0.57          1.02        (0.45)       (0.45)        0.57
 10/31/00                   10.09         0.46         0.30          0.76        (0.46)       (0.46)        0.30
 10/31/99                   10.82         0.45        (0.73)        (0.28)       (0.45)       (0.45)       (0.73)
 10/31/98                   10.47         0.45         0.35          0.80        (0.45)       (0.45)        0.35
 10/31/97                   10.14         0.47         0.33          0.80        (0.47)       (0.47)        0.33





                                                                        RATIOS/SUPPLEMENTAL DATA
                                                    ----------------------------------------------------------------
                                                                     RATIO OF NET       RATIO OF        RATIO OF
                                                                      INVESTMENT        OPERATING       OPERATING
                                                                        INCOME          EXPENSES        EXPENSES
                                                      NET ASSETS,      INCLUDING        INCLUDING       EXCLUDING        PORTFOLIO
                   NET ASSET VALUE,                  END OF PERIOD  REIMBURSEMENT/   REIMBURSEMENT/  REIMBURSEMENT/      TURNOVER
                    END OF PERIOD   TOTAL RETURN(1)    (IN 000S)        WAIVER           WAIVER          WAIVER            RATE
                   ---------------  --------------  -------------  ---------------- --------------  ----------------    -----------

 RETAIL A
 04/30/02 (unaudited)   $10.80          0.36%**        $25,841            3.70%*           0.98%*          1.22%*           14%**
 10/31/01                10.96          9.83%           27,978            4.03%            0.88%           1.25%            40%
 10/31/00                10.39          7.50%           25,346            4.30%            0.84%           1.25%            33%
 10/31/99                10.09         (2.87)%          26,715            4.07%            0.85%           1.25%            53%
 10/31/98                10.82          7.58%           24,856            4.02%            0.88%           1.31%            46%
 10/31/97                10.47          7.86%           23,355            4.30%            0.70%           1.31%            42%

 RETAIL B
 04/30/02 (unaudited)    10.80          0.04%**            260            3.05%*           1.63%*          1.91%*           14%**
 10/31/01(2)             10.96          4.49%**            222            3.39%*           1.52%*          2.02%*           40%

 TRUST
 04/30/02 (unaudited)    10.80          0.46%**         34,382            3.90%*           0.78%*          1.02%*           14%**
 10/31/01                10.96         10.04%           30,818            4.22%            0.69%           1.06%            40%
 10/31/00                10.39          7.71%           23,254            4.49%            0.65%           1.06%            33%
 10/31/99                10.09         (2.68)%          17,848            4.26%            0.65%           1.05%            53%
 10/31/98                10.82          7.81%           13,913            4.24%            0.67%           1.10%            46%
 10/31/97                10.47          8.06%            9,866            4.51%            0.49%           1.10%            42%


-----------------------------------------------
*   Annualized
**  Not Annualized
(1) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(2) The Fund began issuing Retail B Shares on March 1, 2001.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.18, $0.39, $0.40,
    $0.39, $0.38 and $0.38, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.14 and $0.21, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.19, $0.41, $0.42, $0.41, $0.40 and $0.41, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     84,85

FLORIDA MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                           INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                        -------------------------------------   -------------------------------------

                                                         NET
                              NET                    REALIZED AND              DISTRIBUTIONS  DISTRIBUTIONS
                          ASSET VALUE,       NET      UNREALIZED   TOTAL FROM    FROM NET       FROM NET
                            BEGINNING    INVESTMENT GAIN (LOSS) ON INVESTMENT   INVESTMENT      REALIZED        TOTAL
                            OF PERIOD    INCOME (A)   INVESTMENTS  OPERATIONS     INCOME      CAPITAL GAINS DISTRIBUTIONS
                          ------------   ----------  ------------  ----------    ---------    ------------- -------------
 TRUST
 04/30/02 (unaudited)          $10.33        $0.19        $(0.10)       $0.09       $(0.19)   $   --           $(0.19)
 10/31/01                        9.87         0.41          0.46         0.87        (0.41)       --            (0.41)
 10/31/00(1)                     9.51         0.17          0.36         0.53        (0.17)       --            (0.17)
 05/31/00                       10.12         0.43         (0.61)       (0.18)       (0.43)       --            (0.43)
 05/31/99                       10.30         0.44         (0.04)        0.40        (0.44)       (0.14)        (0.58)
 05/31/98(2)                    10.00         0.43          0.32         0.75        (0.43)       (0.02)        (0.45)



                                                                                  RATIOS/SUPPLEMENTAL DATA
                                                               ---------------------------------------------------------
                                                                            RATIO OF NET      RATIO OF        RATIO OF
                                                                             INVESTMENT       OPERATING       OPERATING
                      NET INCREASE                             NET ASSETS      INCOME         EXPENSES        EXPENSES
                       (DECREASE)         NET                    END OF       INCLUDING       INCLUDING       EXCLUDING   PORTFOLIO
                         IN NET        ASSET VALUE     TOTAL     PERIOD    REIMBURSEMENT/  REIMBURSEMENT/  REIMBURSEMENT/ TURNOVER
                       ASSET VALUE    END OF PERIOD   RETURN    (IN 000S)      WAIVER          WAIVER          WAIVER       RATE
                      ------------    -------------  --------   ---------    -----------     -----------     -----------  ---------
 TRUST
 04/30/02 (unaudited)    $(0.10)         $10.23       0.93%**   $75,798         3.83%*          0.73%*          0.94%*      10%**
 10/31/01                  0.46           10.33       8.92%      71,355         4.00%           0.78%           0.97%       48%
 10/31/00(1)               0.36            9.87       5.62%**    61,773         4.22%*          0.79%*          1.01%*      23%**
 05/31/00                 (0.61)           9.51      (1.76)%     61,154         4.44%           0.80%           1.15%       28%
 05/31/99                 (0.18)          10.12       3.88%      68,796         4.25%           0.80%           1.14%       11%
 05/31/98(2)               0.30           10.30       7.63%**    51,793         4.59%*          0.80%*          1.19%*      21%**


--------------------------
*   Annualized
**  Not Annualized
(1) The Fund commenced operations on June 30, 1997 as a separate portfolio (the "Predecessor Boston 1784 Fund") of the Boston 1784 Funds. On June 26, 2000, the Predecessor Boston 1784 Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Boston 1784 Fund offered and sold one series of shares. In connection with the reorganization, shareholders of the Predecessor Boston 1784 Fund exchanged their shares for Trust Shares of the Fund.
(2) Period from commencement of operations.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.18, $0.39 and $0.16, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      86,87

MASSACHUSETTS MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD



                                       INCOME FROM INVESTMENT OPERATIONS      LESS DISTRIBUTIONS
                                    -------------------------------------  -------------------------
                                                                              NET
                          NET                    REALIZED AND             DISTRIBUTIONS                   NET
                      ASSET VALUE,      NET       UNREALIZED   TOTAL FROM    FROM NET             INCREASE (DECREASE)
                        BEGINNING   INVESTMENT  GAIN (LOSS) ON INVESTMENT   INVESTMENT      TOTAL       IN NET
                        OF PERIOD   INCOME (A)    INVESTMENTS  OPERATIONS     INCOME    DISTRIBUTIONS ASSET VALUE
                      ------------  -----------  -----------  -----------  -----------  ------------ ------------
 RETAIL A
 04/30/02 (unaudited)    $10.67        $0.20       $(0.18)        $0.02       $(0.20)      $(0.20)      $(0.18)
 10/31/01                 10.10         0.43         0.57          1.00        (0.43)       (0.43)        0.57
 10/31/00                  9.76         0.45         0.34          0.79        (0.45)       (0.45)        0.34
 10/31/99                 10.53         0.43        (0.77)        (0.34)       (0.43)       (0.43)       (0.77)
 10/31/98                 10.25         0.46         0.27          0.73        (0.45)       (0.45)        0.28
 10/31/97                  9.94         0.45         0.32          0.77        (0.46)       (0.46)        0.31

 RETAIL B
 04/30/02 (unaudited)     10.67         0.17        (0.18)        (0.01)       (0.17)       (0.17)       (0.18)
 10/31/01(2)              10.42         0.25         0.24          0.49        (0.24)       (0.24)        0.25

 TRUST
 04/30/02 (unaudited)     10.67         0.21        (0.18)         0.03        (0.21)       (0.21)       (0.18)
 10/31/01                 10.10         0.45         0.57          1.02        (0.45)       (0.45)        0.57
 10/31/00                  9.76         0.47         0.34          0.81        (0.47)       (0.47)        0.34
 10/31/99                 10.53         0.45        (0.77)        (0.32)       (0.45)       (0.45)       (0.77)
 10/31/98                 10.25         0.47         0.27          0.74        (0.46)       (0.46)        0.28
 10/31/97                  9.94         0.46         0.32          0.78        (0.47)       (0.47)        0.31



                                                                      RATIOS/SUPPLEMENTAL DATA
                                                  ----------------------------------------------------------------
                                                                   RATIO OF NET       RATIO OF        RATIO OF
                                                                    INVESTMENT        OPERATING       OPERATING
                                                                      INCOME          EXPENSES        EXPENSES
                                                    NET ASSETS,      INCLUDING        INCLUDING       EXCLUDING        PORTFOLIO
                 NET ASSET VALUE,                  END OF PERIOD  REIMBURSEMENT/   REIMBURSEMENT/  REIMBURSEMENT/      TURNOVER
                  END OF PERIOD   TOTAL RETURN(1)    (IN 000S)        WAIVER           WAIVER          WAIVER            RATE
                 ---------------  --------------   -------------  --------------   --------------  --------------     -----------
 RETAIL A
 04/30/02 (unaudited)  $10.49        0.22%**          $31,525         3.89%*           0.92%*          1.14%*              6%**
 10/31/01               10.67       10.08%             33,455         4.10%            0.84%           1.16%              48%
 10/31/00               10.10        8.30%             33,830         4.55%            0.75%           1.15%              34%
 10/31/99                9.76       (3.35)%            39,696         4.18%            0.79%           1.19%              34%
 10/31/98               10.53        7.22%             44,189         4.30%            0.78%           1.21%              44%
 10/31/97               10.25        7.92%             33,318         4.38%            0.63%           1.20%              48%

 RETAIL B
 04/30/02 (unaudited)   10.49       (0.10)%**             372         3.24%*           1.57%*          1.80%*              6%**
 10/31/01(2)            10.67        4.73%**              275         3.43%*           1.51%*          1.80%*             48%

 TRUST
 04/30/02 (unaudited)   10.49        0.31%**           81,056         4.06%*           0.75%*          0.95%*              6%**
 10/31/01               10.67       10.27%             77,874         4.27%            0.67%           0.98%              48%
 10/31/00               10.10        8.47%             44,328         4.71%            0.59%           1.00%              34%
 10/31/99                9.76       (3.17)%            33,897         4.36%            0.61%           1.01%              34%
 10/31/98               10.53        7.42%             23,371         4.49%            0.60%           1.03%              44%
 10/31/97               10.25        8.06%             13,986         4.57%            0.44%           1.01%              48%



------------------------------------------------
*   Annualized
**  Not Annualized
(1) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(2) The Fund began issuing Retail B Shares on March 1, 2001.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.19, $0.40, $0.41,
    $0.39, $0.41 and $0.39, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.16 and $0.23, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.20, $0.42, $0.43, $0.41, $0.42 and $0.40, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      88,89

NEW JERSEY MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                      INCOME FROM INVESTMENT OPERATIONS      LESS DISTRIBUTIONS
                                   -------------------------------------  -------------------------
                                                     NET
                         NET                    REALIZED AND             DISTRIBUTIONS DISTRIBUTIONS                    NET
                     ASSET VALUE,      NET       UNREALIZED   TOTAL FROM    FROM NET     FROM NET                INCREASE (DECREASE)
                       BEGINNING   INVESTMENT  GAIN (LOSS) ON INVESTMENT   INVESTMENT    REALIZED         TOTAL        IN NET
                       OF PERIOD   INCOME (A)    INVESTMENTS  OPERATIONS     INCOME    CAPITAL GAINS  DISTRIBUTIONS  ASSET VALUE
                     ------------  -----------  -----------  -----------  -----------  ------------   -------------  -----------
 RETAIL A
 04/30/02 (unaudited)    $10.41        $0.19       $(0.15)        $0.04       $(0.19)      $(0.05)      $(0.24)       $(0.20)
 10/31/01                  9.88         0.39         0.53          0.92        (0.39)       --           (0.39)         0.53
 10/31/00                  9.56         0.40         0.31          0.71        (0.39)       --           (0.39)         0.32
 10/31/99                 10.24         0.36        (0.68)        (0.32)       (0.36)       --           (0.36)        (0.68)
 10/31/98(1)              10.00         0.20         0.24          0.44        (0.20)       --           (0.20)         0.24

 RETAIL B
 04/30/02 (unaudited)     10.41         0.15        (0.15)        --           (0.15)       (0.05)       (0.20)        (0.20)
 10/31/01(3)              10.16         0.22         0.24          0.46        (0.21)       --           (0.21)         0.25

 TRUST
 04/30/02 (unaudited)     10.41         0.20        (0.15)         0.05        (0.20)       (0.05)       (0.25)        (0.20)
 10/31/01                  9.88         0.41         0.53          0.94        (0.41)       --           (0.41)         0.53
 10/31/00                  9.56         0.40         0.32          0.72        (0.40)       --           (0.40)         0.32
 10/31/99                 10.24         0.38        (0.68)        (0.30)       (0.38)       --           (0.38)        (0.68)
 10/31/98(1)              10.00         0.21         0.24          0.45        (0.21)       --           (0.21)         0.24




                                                                      RATIOS/SUPPLEMENTAL DATA
                                                  ----------------------------------------------------------------
                                                                   RATIO OF NET       RATIO OF        RATIO OF
                                                                    INVESTMENT        OPERATING       OPERATING
                                                                      INCOME          EXPENSES        EXPENSES
                                                    NET ASSETS,      INCLUDING        INCLUDING       EXCLUDING        PORTFOLIO
                 NET ASSET VALUE,                  END OF PERIOD  REIMBURSEMENT/   REIMBURSEMENT/  REIMBURSEMENT/      TURNOVER
                  END OF PERIOD   TOTAL RETURN(2)    (IN 000S)        WAIVER           WAIVER          WAIVER            RATE
                 ---------------  --------------   -------------  --------------  --------------   --------------      ---------
 RETAIL A
 04/30/02 (unaudited) $10.21         0.45%**         $10,137            3.85%*           0.89%*          1.09%*          5%**
 10/31/01              10.41         9.52%            11,248            3.86%            0.90%           1.31%          61%
 10/31/00               9.88         7.61%             1,198            4.03%            0.99%           2.02%          77%
 10/31/99               9.56        (3.24)%            1,302            3.56%            1.11%           2.11%          41%
 10/31/98(1)           10.24         4.34%               815            3.62%*           1.09%*          3.65%*         53%**

 RETAIL B
 04/30/02 (unaudited)  10.21         0.02%**              28            3.00%*           1.74%*          1.97%*          5%**
 10/31/01(3)           10.41         4.61%**              14            3.03%*           1.73%*          2.06%*         61%

 TRUST
 04/30/02 (unaudited)  10.21         0.51%**          79,828            3.98%*           0.76%*          0.97%*          5%**
 10/31/01              10.41         9.73%            93,564            4.06%            0.70%           1.08%          61%
 10/31/00               9.88         7.74%            10,174            4.16%            0.86%           1.64%          77%
 10/31/99               9.56        (3.06)%            7,422            3.76%            0.92%           1.63%          41%
 10/31/98(1)           10.24         4.48%**           7,701            3.79%*           0.92%*          2.07%*         53%**


------------------------------------------------
*   Annualized
**  Not annualized
(1) The Fund commenced operations on April 3, 1998.
(2) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(3) The Fund began issuing Retail B Shares on March 1, 2001.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited), the years ended October 31, 2001, 2000 and 1999, and the period ended October 31, 1998 was $0.18, $0.35, $0.30, $0.26 and $0.06, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.14 and $0.20, respectively. Net investment income per share before reimbursement/ waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited), the years ended October 31, 2001, 2000 and 1999 and the period ended October 31, 1998 was $0.19, $0.37, $0.32,
    $0.30 and $0.15, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      90,91

NEW YORK MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                           INCOME FROM INVESTMENT OPERATIONS      LESS DISTRIBUTIONS
                                        -------------------------------------  -------------------------
                                                         NET
                              NET                    REALIZED AND             DISTRIBUTIONS                     NET
                          ASSET VALUE,      NET       UNREALIZED   TOTAL FROM    FROM NET               INCREASE (DECREASE)
                            BEGINNING   INVESTMENT  GAIN (LOSS) ON INVESTMENT   INVESTMENT      TOTAL         IN NET
                            OF PERIOD   INCOME (A)    INVESTMENTS  OPERATIONS     INCOME    DISTRIBUTIONS   ASSET VALUE
                          ------------  -----------  -----------  -----------  -----------  -------------   ------------
 RETAIL A
 04/30/02 (unaudited)       $11.56        $0.22       $(0.16)        $0.06       $(0.22)      $(0.22)        $(0.16)
 10/31/01                    10.99         0.47         0.57          1.04        (0.47)       (0.47)          0.57
 10/31/00                    10.57         0.48         0.44          0.92        (0.50)       (0.50)          0.42
 10/31/99                    11.44         0.48        (0.89)        (0.41)       (0.46)       (0.46)         (0.87)
 10/31/98                    11.09         0.48         0.35          0.83        (0.48)       (0.48)          0.35
 10/31/97                    10.75         0.49         0.34          0.83        (0.49)       (0.49)          0.34

 RETAIL B
 04/30/02 (unaudited)        11.56         0.18        (0.16)         0.02        (0.18)       (0.18)         (0.16)
 10/31/01(2)                 11.32         0.26         0.24          0.50        (0.26)       (0.26)          0.24

 TRUST
 04/30/02 (unaudited)        11.56         0.23        (0.16)         0.07        (0.23)       (0.23)         (0.16)
 10/31/01                    10.99         0.49         0.57          1.06        (0.49)       (0.49)          0.57
 10/31/00                    10.57         0.50         0.44          0.94        (0.52)       (0.52)          0.42
 10/31/99                    11.44         0.50        (0.89)        (0.39)       (0.48)       (0.48)         (0.87)
 10/31/98                    11.09         0.50         0.35          0.85        (0.50)       (0.50)          0.35
 10/31/97                    10.75         0.52         0.34          0.86        (0.52)       (0.52)          0.34





                                                                      RATIOS/SUPPLEMENTAL DATA
                                                  ----------------------------------------------------------------
                                                                   RATIO OF NET       RATIO OF        RATIO OF
                                                                    INVESTMENT        OPERATING       OPERATING
                                                                      INCOME          EXPENSES        EXPENSES
                                                    NET ASSETS,      INCLUDING        INCLUDING       EXCLUDING        PORTFOLIO
                 NET ASSET VALUE,                  END OF PERIOD  REIMBURSEMENT/   REIMBURSEMENT/  REIMBURSEMENT/      TURNOVER
                  END OF PERIOD   TOTAL RETURN(1)    (IN 000S)        WAIVER           WAIVER          WAIVER            RATE
                 ---------------  --------------   -------------  --------------   --------------  --------------     -----------
 RETAIL A
 04/30/02 (unaudited) $11.40            0.53%**      $32,346            3.88%*           0.97%*          1.18%*           14%**
 10/31/01              11.56            9.59%         40,410            4.11%            0.97%           1.18%            48%
 10/31/00              10.99            8.93%         38,700            4.47%            0.95%           1.17%            37%
 10/31/99              10.57           (3.72)%        41,343            4.31%            0.96%           1.16%            24%
 10/31/98              11.44            7.65%         48,218            4.27%            0.87%           1.20%            27%
 10/31/97              11.09            7.93%         38,434            4.52%            0.94%           1.26%            61%

 RETAIL B
 04/30/02 (unaudited)  11.40            0.20%**          246            3.22%*           1.63%*          1.90%*           14%**
 10/31/01(2)           11.56            4.46%**          207            3.46%*           1.62%*          1.88%*           48%**

 TRUST
 04/30/02 (unaudited)  11.40            0.62%**       66,649            4.07%*           0.78%*          0.98%*           14%**
 10/31/01              11.56            9.80%         60,694            4.30%            0.78%           0.99%            48%
 10/31/00              10.99            9.12%         50,511            4.65%            0.78%           0.98%            37%
 10/31/99              10.57           (3.54)%        36,696            4.50%            0.77%           0.97%            24%
 10/31/98              11.44            7.82%         34,801            4.42%            0.72%           0.99%            27%
 10/31/97              11.09            8.17%         27,562            4.75%            0.71%           1.02%            61%


-----------------------------------------
*   Annualized
**  Not annualized
(1) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(2) The Fund began issuing Retail B Shares on March 1, 2001.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.21, $0.44, $0.45,
    $0.46, $0.45 and $0.45, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.16 and $0.24, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.21, $0.47, $0.47, $0.48, $0.47 and $0.49, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      92,93

PENNSYLVANIA MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                           INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                        -------------------------------------   -------------------------------------

                                                         NET
                              NET                    REALIZED AND              DISTRIBUTIONS  DISTRIBUTIONS
                          ASSET VALUE,       NET      UNREALIZED   TOTAL FROM    FROM NET       FROM NET
                            BEGINNING    INVESTMENT GAIN (LOSS) ON INVESTMENT   INVESTMENT      REALIZED         TOTAL
                            OF PERIOD    INCOME (A)   INVESTMENTS  OPERATIONS     INCOME      CAPITAL GAINS  DISTRIBUTIONS
                           -----------  -----------   -----------  -----------  -----------   -------------  -------------
 TRUST
 04/30/02 (unaudited)          $10.11        $0.19        $(0.08)       $0.11       $(0.19)   $   --           $(0.19)
 10/31/01(1)                     9.78         0.34          0.33         0.67        (0.34)       --            (0.34)
 12/31/00                        9.03         0.42          0.75         1.17        (0.42)       --            (0.42)
 12/31/99                       10.26         0.43         (1.13)       (0.70)       (0.43)       (0.10)        (0.53)
 12/31/98                       10.41         0.44          0.05         0.49        (0.44)       (0.20)        (0.64)
 12/31/97                       10.17         0.45          0.26         0.71        (0.45)       (0.02)        (0.47)
 12/31/96                       10.23         0.44         (0.06)        0.38        (0.44)       --            (0.44)



                                                                              RATIOS/SUPPLEMENTAL DATA
                                                             ---------------------------------------------------------
                                                                            RATIO OF NET      RATIO OF       RATIO OF
                                                                             INVESTMENT       OPERATING      OPERATING
                       NET INCREASE                           NET ASSETS       INCOME         EXPENSES       EXPENSES
                       (DECREASE)        NET                    END OF        INCLUDING       INCLUDING      EXCLUDING    PORTFOLIO
                         IN NET       ASSET VALUE    TOTAL      PERIOD     REIMBURSEMENT/  REIMBURSEMENT/ REIMBURSEMENT/  TURNOVER
                       ASSET VALUE   END OF PERIOD  RETURN     (IN 000S)       WAIVER          WAIVER         WAIVER        RATE
                      -------------  -------------  -------  -------------  -------------  -------------   -----------    ---------
 TRUST
 04/30/02 (unaudited)    $(0.08)         $10.03      1.09%**   $25,878         3.77%*          0.80%*         1.09%*        27%**
 10/31/01(1)               0.33           10.11      7.00%**    24,051         4.10%*          0.79%*         1.14%*        46%**
 12/31/00                  0.75            9.78     13.31%      24,503         4.54%           0.80%          1.01%         23%
 12/31/99                 (1.23)           9.03     (7.05)      31,999         4.35%           0.80%          0.94%         43%
 12/31/98                 (0.15)          10.26      4.84       37,658         4.28%           0.80%          0.96%         56%
 12/31/97                  0.24           10.41      7.18       42,134         4.47%           0.80%          0.96%         72%
 12/31/96                 (0.06)          10.17      3.89        3,665         4.42%           0.69%          1.49%         26%



--------------------------------------------
 *  Annualized
 ** Not Annualized
(1) The Fund commenced operations on May 3, 1993 as a separate portfolio (the "Predecessor Pillar Fund") of The Pillar Funds. On August 27,2001, the Predecessor Pillar Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Pillar Fund offered and sold two series of shares, Class I Shares and Class A Shares. In connection with the reorganization, shareholders of the Predecessor Pillar Fund exchanged their Class I Shares and Class A Shares for Trust Shares of the Galaxy Pennsylvania Municipal Bond Fund. The financial highlights for periods prior to August 27, 2001 are those of Class I Shares of the Predecessor Pillar Fund.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.17 and $0.34, respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     94,95

RHODE ISLAND MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                           INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                        -------------------------------------   -------------------------------------

                                                         NET
                              NET                    REALIZED AND              DISTRIBUTIONS  DISTRIBUTIONS
                          ASSET VALUE,       NET      UNREALIZED   TOTAL FROM    FROM NET       FROM NET
                            BEGINNING    INVESTMENT GAIN (LOSS) ON INVESTMENT   INVESTMENT      REALIZED         TOTAL
                            OF PERIOD    INCOME (A)   INVESTMENTS  OPERATIONS     INCOME      CAPITAL GAINS  DISTRIBUTIONS
                           -----------  -----------   -----------  -----------  -----------   -------------  -------------
 RETAIL A
 04/30/02 (unaudited)        $11.30        $0.24        $(0.15)       $0.09       $(0.24)         $   --           $(0.24)
 10/31/01                     10.75         0.49          0.55         1.04        (0.49)             --            (0.49)
 10/31/00                     10.36         0.48(3)       0.39         0.87        (0.48)             --            (0.48)
 10/31/99                     11.18         0.48         (0.77)       (0.29)       (0.48)          (0.05)           (0.53)
 10/31/98                     10.91         0.50          0.29         0.79        (0.50)          (0.02)           (0.52)
 10/31/97                     10.65         0.48          0.32         0.80        (0.50)          (0.04)           (0.54)

 RETAIL B

 04/30/02 (unaudited)         11.30         0.19         (0.15)        0.04        (0.19)             --            (0.19)
 10/31/01(1)                  11.06         0.27          0.23         0.50        (0.26)             --            (0.26)

 TRUST

 04/30/02 (unaudited)         11.30         0.24         (0.15)        0.09        (0.24)             --            (0.24)
 10/31/01                     10.75         0.49          0.55         1.04        (0.49)             --            (0.49)
 10/31/00(1)                  10.53         0.18(3)       0.22         0.40        (0.18)             --            (0.18)



                                                                              RATIOS/SUPPLEMENTAL DATA
                                                             ---------------------------------------------------------
                                                                            RATIO OF NET      RATIO OF       RATIO OF
                                                                             INVESTMENT       OPERATING      OPERATING
                       NET INCREASE                           NET ASSETS       INCOME         EXPENSES       EXPENSES
                       (DECREASE)        NET                    END OF        INCLUDING       INCLUDING      EXCLUDING    PORTFOLIO
                         IN NET       ASSET VALUE    TOTAL      PERIOD     REIMBURSEMENT/  REIMBURSEMENT/ REIMBURSEMENT/  TURNOVER
                       ASSET VALUE   END OF PERIOD  RETURN(2)  (IN 000S)       WAIVER          WAIVER         WAIVER        RATE
                      -------------  -------------  --------  -----------  -------------   -------------   -----------    ---------
 TRUST
 04/30/02 (unaudited)    $(0.15)         $11.15      0.78%**    $43,514         4.28%*          0.73%*          0.94%*         4%**
 10/31/01                  0.55           11.30      9.88%       40,257         4.44%           0.69%           0.94%         19%
 10/31/00                  0.39           10.75      8.65%       26,023         4.58%           0.73%           1.06%         43%
 10/31/99                 (0.82)          10.36     (2.73)%      19,833         4.41%           0.80%           1.20%         34%
 10/31/98                  0.27           11.18      7.35%       20,210         4.52%           0.81%           1.23%         41%
 10/31/97                  0.26           10.91      7.78%       17,134         4.50%           0.83%           1.34%         19%

 RETAIL B

 04/30/02 (unaudited)     (0.15)          11.15      0.37%**        218         3.46%*          1.55%*          1.75%*         4%**
 10/31/01(1)               0.24           11.30      4.60%**        169         3.60%*          1.53%*          1.76%*        19%

 TRUST

 04/30/02 (unaudited)     (0.15)          11.15      0.79%**      85,864        4.29%*          0.72%*          0.92%*         4%**
 10/31/01                  0.55           11.30      9.90%        88,307        4.46%           0.67%           0.93%         19%
 10/31/00(1)               0.22           10.75      3.82%**      82,617        4.60%*          0.71%*          1.04%*        43%**



--------------------------------------------
*   Annualized
**  Not Annualized
(1) The Fund began issuing Trust Shares on June 19, 2000 and Retail B Shares on March 1, 2001.
(2) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(3) The selected per share data was calculated using the weighted average shares outstanding method for the period.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited) and the years ended October 31, 2001, 2000, 1999, 1998 and 1997 was $0.23, $0.47,
    $0.45(3), $0.44, $0.45 and $0.43, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.17 and $0.25, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.23, $0.46 and $0.17(3), respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.


                                     96,97

INTERMEDIATE TAX-EXEMPT BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                           INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                        -------------------------------------   -------------------------------------

                                                         NET
                              NET                    REALIZED AND              DISTRIBUTIONS  DISTRIBUTIONS
                          ASSET VALUE,       NET      UNREALIZED   TOTAL FROM    FROM NET       FROM NET
                            BEGINNING    INVESTMENT GAIN (LOSS) ON INVESTMENT   INVESTMENT      REALIZED         TOTAL
                            OF PERIOD    INCOME (A)   INVESTMENTS  OPERATIONS     INCOME      CAPITAL GAINS  DISTRIBUTIONS
                           -----------  -----------   -----------  -----------  -----------   -------------  -------------
 RETAIL A
 04/30/02 (unaudited)          $10.50        $0.18       $(0.08)       $0.10       $(0.18)       $   --         $(0.18)
 10/31/01                       10.01         0.40         0.49         0.89        (0.40)           --          (0.40)
 10/31/00(2)                     9.82         0.15(5)      0.19         0.34        (0.15)           --          (0.15)

 RETAIL B
 04/30/02 (unaudited)           10.50         0.14        (0.08)        0.06        (0.14)           --          (0.14)
 10/31/01(3)                    10.26         0.22         0.23         0.45        (0.21)           --          (0.21)

 TRUST
 04/30/02 (unaudited)           10.50         0.19        (0.08)        0.11        (0.19)           --          (0.19)
 10/31/01                       10.01         0.42         0.49         0.91        (0.42)           --          (0.42)
 10/31/00(1)                     9.60         0.18(5)      0.41         0.59        (0.18)           --          (0.18)
 05/31/00                       10.33         0.44        (0.62)       (0.18)       (0.44)        (0.11)         (0.55)
 05/31/99                       10.52         0.45        (0.01)        0.44        (0.45)        (0.18)         (0.63)
 05/31/98                       10.18         0.48         0.44         0.92        (0.48)        (0.10)         (0.58)
 05/31/97                        9.99         0.50         0.19         0.69        (0.50)           --          (0.50)



                                                                              RATIOS/SUPPLEMENTAL DATA
                                                             ---------------------------------------------------------
                                                                            RATIO OF NET      RATIO OF       RATIO OF
                                                                             INVESTMENT       OPERATING      OPERATING
                       NET INCREASE                           NET ASSETS       INCOME         EXPENSES       EXPENSES
                       (DECREASE)        NET                    END OF        INCLUDING       INCLUDING      EXCLUDING    PORTFOLIO
                         IN NET       ASSET VALUE    TOTAL      PERIOD     REIMBURSEMENT/  REIMBURSEMENT/ REIMBURSEMENT/  TURNOVER
                       ASSET VALUE   END OF PERIOD  RETURN(2)  (IN 000S)       WAIVER          WAIVER         WAIVER        RATE
                      -------------  -------------  --------  -----------  -------------   -------------   -----------    ---------
 RETAIL A
 04/30/02 (unaudited)     $(0.08)      $10.42         0.99%**    $12,531        3.54%*          0.87%*        1.08%*        41%**
 10/31/01                   0.49        10.50         9.02%       13,746        3.89%           0.91%         1.09%         88%
 10/31/00(2)                0.19        10.01         3.24%**          1        4.21%*          0.94%*        1.69%*        38%**

 RETAIL B
 04/30/02 (unaudited)      (0.08)       10.42         0.59%**         33        2.73%*          1.68%*        2.45%*        41%**
 10/31/01(3)                0.24        10.50         4.41%**          6        3.12%*          1.66%*        2.93%*        88%

 TRUST
 04/30/02 (unaudited)      (0.08)       10.42         1.09%**    247,751        3.72%*          0.69%*        0.89%*        41%**
 10/31/01                   0.49        10.50         9.23%      252,076        4.06%           0.74%         0.89%         88%
 10/31/00(1)                0.41        10.01         6.18%**    261,938        4.38%*          0.77%*        0.91%*        38%**
 05/31/00                  (0.73)        9.60        (1.70)%     296,711        4.50%           0.80%         1.11%         48%
 05/31/99                  (0.19)       10.33         4.24%      356,995        4.31%           0.80%         1.11%         69%
 05/31/98                   0.34        10.52         9.24%      303,578        4.62%           0.80%         1.12%         34%
 05/31/97                   0.19        10.18         7.74%      250,526        4.92%           0.80%         1.17%         33%



----------------------------------
 *  Annualized
 ** Not Annualized
(1) The Fund commenced operations on June 14, 1993 as a separate portfolio (the "Predecessor Boston 1784 Fund") of the Boston 1784 Funds. On June 26, 2000, the Predecessor Boston 1784 Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Boston 1784 Fund offered and sold one series of shares. In connection with the reorganization, shareholders of the Predecessor Boston 1784 Fund exchanged their shares for Trust Shares and BKB Shares of the Fund. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares through an investment management, trust, custody or other agency relationship with BankBoston, N.A. received Trust Shares of the Fund. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares other than through an investment management, trust, custody or other agency relationship with BankBoston, N.A. received BKB Shares of the Fund. On June 26, 2001, BKB Shares converted into Retail A Shares.
(2) The Fund began offering Retail A Shares on June 26, 2000.
(3) The Fund began issuing Retail B Shares on March 1, 2001.
(4) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(5) The selected per share data was calculated using the weighted average shares outstanding method for the period.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.17, $0.38 and $0.13(5), respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.10 and $0.13, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.18, $0.41 and $0.18(5), respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      98,99

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                           INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                        -------------------------------------   -------------------------------------

                                                         NET
                              NET                    REALIZED AND              DISTRIBUTIONS  DISTRIBUTIONS
                          ASSET VALUE,       NET      UNREALIZED   TOTAL FROM    FROM NET       FROM NET
                            BEGINNING    INVESTMENT GAIN (LOSS) ON INVESTMENT   INVESTMENT      REALIZED         TOTAL
                            OF PERIOD    INCOME (A)   INVESTMENTS  OPERATIONS     INCOME      CAPITAL GAINS  DISTRIBUTIONS
                           -----------  -----------   -----------  -----------  -----------   -------------  -------------
 RETAIL A
 04/30/02 (unaudited)          $10.92        $0.21        $(0.14)       $0.07       $(0.21)     $   --           $(0.21)
 10/31/01                       10.41         0.43          0.50         0.93        (0.42)         --            (0.42)
 10/31/00(2)                    10.22         0.15(5)       0.19         0.34        (0.15)         --            (0.15)

 RETAIL B
 04/30/02 (unaudited)           10.92         0.17         (0.14)        0.03        (0.17)         --            (0.17)
 10/31/01(3)                    10.69         0.23          0.23         0.46        (0.23)         --            (0.23)

 TRUST
 04/30/02 (unaudited)           10.92         0.22         (0.14)        0.08        (0.22)         --            (0.22)
 10/31/01                       10.41         0.44          0.51         0.95        (0.44)         --            (0.44)
 10/31/00(1)                    10.00         0.19(5)       0.41         0.60        (0.19)         --            (0.19)
 05/31/00                       10.67         0.46         (0.62)       (0.16)       (0.46)      (0.05)           (0.51)
 05/31/99                       10.81         0.48         (0.08)        0.40        (0.48)      (0.06)           (0.54)
 05/31/98                       10.38         0.50          0.45         0.95        (0.50)      (0.02)           (0.52)
 05/31/97                       10.17         0.51          0.21         0.72        (0.51)         --            (0.51)





                                                                              RATIOS/SUPPLEMENTAL DATA
                                                             ---------------------------------------------------------
                                                                            RATIO OF NET      RATIO OF       RATIO OF
                                                                             INVESTMENT       OPERATING      OPERATING
                       NET INCREASE                           NET ASSETS       INCOME         EXPENSES       EXPENSES
                       (DECREASE)        NET                    END OF        INCLUDING       INCLUDING      EXCLUDING    PORTFOLIO
                         IN NET       ASSET VALUE    TOTAL      PERIOD     REIMBURSEMENT/  REIMBURSEMENT/ REIMBURSEMENT/  TURNOVER
                       ASSET VALUE   END OF PERIOD  RETURN(4)  (IN 000S)       WAIVER          WAIVER         WAIVER        RATE
                      -------------  -------------  --------  -----------  -------------   -------------   -----------    ---------
 RETAIL A
 04/30/02 (unaudited)      $(0.14)      $10.78         0.65%**     $25,979        3.90%*          0.88%*        1.08%*         3%**
 10/31/01                    0.51        10.92         9.10%        27,691        3.97%           0.93%         1.12%         36%
 10/31/00(2)                 0.19        10.41         3.23%**          66        4.20%*          0.95%*        1.37%*        30%**

 RETAIL B
 04/30/02 (unaudited)       (0.14)       10.78         0.30%**          70        3.21%*          1.57%*        1.77%*         3%**
 10/31/01(3)                 0.23        10.92         4.33%**          46        3.21%*          1.69%*        1.88%*        36%

 TRUST
 04/30/02 (unaudited)       (0.14)       10.78         0.73%**     108,904        4.07%*          0.71%*        0.92%*         3%**
 10/31/01                    0.51        10.92         9.32%       113,952        4.14%           0.76%         0.93%         36%
 10/31/00(1)                 0.41        10.41         6.01%**     121,974        4.37%*          0.78%*        0.94%*        30%**
 05/31/00                   (0.67)       10.00        (1.45)%      148,902        4.52%           0.80%         1.12%         30%
 05/31/99                   (0.14)       10.67         3.72%       187,725        4.37%           0.80%         1.12%         19%
 05/31/98                    0.43        10.81         9.29%       142,107        4.66%           0.80%         1.14%         17%
 05/31/97                    0.21        10.38         7.26%       103,104        4.94%           0.76%         1.17%          4%



---------------------------------------
 *  Annualized
 ** Not Annualized
(1) The Fund commenced operations on August 1, 1994 as a separate portfolio (the "Predecessor Boston 1784 Fund") of the Boston 1784 Funds. On June 26, 2000, the Predecessor Boston 1784 Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Boston 1784 Fund offered and sold one series of shares. In connection with the reorganization, shareholders of the Predecessor Boston 1784 Fund exchanged their shares for Trust Shares and BKB Shares of the Fund. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares through an investment management, trust, custody, or other agency relationship with BankBoston, N.A. received Trust Shares of the Fund. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares other than through an investment management, trust, custody or other agency relationship with BankBoston, N.A. received BKB Shares of the Fund. On June 26, 2001, BKB Shares converted into Retail A Shares.
(2) The Fund began offering Retail A Shares on June 26, 2000.
(3) The Fund began issuing Retail B Shares on March 1, 2001.
(4) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(5) The selected per share data was calculated using the weighted average shares outstanding method for the period.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.20, $0.41 and $0.14(5), respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.16 and $0.22, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.21, $0.42 and $0.18(5), respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     100,101

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD


                                           INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                        -------------------------------------   -------------------------------------

                                                         NET
                              NET                    REALIZED AND              DISTRIBUTIONS                 NET INCREASE
                          ASSET VALUE,       NET      UNREALIZED   TOTAL FROM    FROM NET                     (DECREASE)
                            BEGINNING    INVESTMENT GAIN (LOSS) ON INVESTMENT   INVESTMENT        TOTAL         IN NET
                            OF PERIOD    INCOME (A)   INVESTMENTS  OPERATIONS     INCOME      DISTRIBUTIONS  ASSET VALUE
                           -----------  -----------   -----------  -----------  -----------   -------------  ------------
 RETAIL A
 04/30/02 (unaudited)        $10.67        $0.20       $(0.12)        $0.08       $(0.20)        $(0.20)       $(0.12)
 10/31/01                     10.18         0.42         0.49          0.91        (0.42)         (0.42)         0.49
 10/31/00(2)                  10.00         0.15(5)      0.18          0.33        (0.15)         (0.15)         0.18

 RETAIL B
 04/30/02 (unaudited)         10.67         0.16        (0.12)         0.04        (0.16)         (0.16)        (0.12)
 10/31/01(3)                  10.44         0.22         0.23          0.45        (0.22)         (0.22)         0.23

 TRUST
 04/30/02 (unaudited)         10.67         0.21        (0.12)         0.09        (0.21)         (0.21)        (0.12)
 10/31/01                     10.18         0.43         0.49          0.92        (0.43)         (0.43)         0.49
 10/31/00(1)                   9.78         0.18(5)      0.40          0.58        (0.18)         (0.18)         0.40
 05/31/00                     10.39         0.45        (0.61)        (0.16)       (0.45)         (0.45)        (0.61)
 05/31/99                     10.42         0.45        (0.03)         0.42        (0.45)         (0.45)        (0.03)
 05/31/98                     10.01         0.47         0.41          0.88        (0.47)         (0.47)         0.41
 05/31/97                      9.78         0.47         0.23          0.70        (0.47)         (0.47)         0.23


                                                                  RATIOS/SUPPLEMENTAL DATA
                                                 ---------------------------------------------------------
                                                                RATIO OF NET      RATIO OF       RATIO OF
                                                                 INVESTMENT       OPERATING      OPERATING
                                                  NET ASSETS       INCOME         EXPENSES       EXPENSES
                           NET                      END OF        INCLUDING       INCLUDING      EXCLUDING      PORTFOLIO
                        ASSET VALUE      TOTAL      PERIOD     REIMBURSEMENT/  REIMBURSEMENT/ REIMBURSEMENT/    TURNOVER
                       END OF PERIOD   RETURN(4)  (IN 000S)       WAIVER          WAIVER          WAIVER          RATE
                       -------------   --------  -----------   -------------   -------------  -------------     ---------
 RETAIL A
 04/30/02 (unaudited)      $10.55       0.77%**      $60,139      3.82%*         0.86%*          1.06%*             4%**
 10/31/01                   10.67       9.05%         57,071      3.98%          0.91%           1.09%             54%
 10/31/00(2)                10.18       3.36%**        1,345      4.20%*         0.93%*          1.09%*            20%**

 RETAIL B
 04/30/02 (unaudited)       10.55       0.44%**        1,143      3.17%*         1.51%*          1.72%*             4%**
 10/31/01(3)                10.67       4.41%**          653      3.33%*         1.56%*          1.74%*            54%

 TRUST
 04/30/02 (unaudited)       10.55       0.85%**      202,285      3.99%*         0.69%*          0.89%*             4%**
 10/31/01                   10.67       9.24%        191,129      4.15%          0.74%           0.90%             54%
 10/31/00(1)                10.18       5.99%**      176,306      4.36%*         0.77%*          0.92%*            20%**
 05/31/00                    9.78      (1.51)%       231,140      4.52%          0.80%           1.12%             11%
 05/31/99                   10.39       4.10%        267,871      4.32%          0.80%           1.12%              9%
 05/31/98                   10.42       8.91%        206,137      4.54%          0.80%           1.14%              6%
 05/31/97                   10.01       7.30%        147,459      4.74%          0.79%           1.18%              9%


------------------------------------------
  * Annualized
 ** Not Annualized
(1) The Fund commenced operations on June 14, 1993 as a separate portfolio (the "Predecessor Boston 1784 Fund") of the Boston 1784 Funds. On June 26, 2000, the Predecessor Boston 1784 Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Boston 1784 Fund offered and sold one series of shares. In connection with the reorganization, shareholders of the Predecessor Boston 1784 Fund exchanged their shares for Trust Shares and BKB Shares of the Fund. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares through an investment management, trust, custody, or other agency relationship with BankBoston, N.A. received Trust Shares of the Fund. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares other than through an investment management, trust, custody or other agency relationship with BankBoston, N.A. received BKB Shares of the Fund. On June 26, 2001, BKB Shares converted into Retail A Shares.
(2) The Fund began offering Retail A Shares on June 26, 2000.
(3) The Fund began issuing Retail B Shares on March 1, 2001.
(4) Calculation does not include the effect of any sales charges for Retail A Shares and Retail B Shares.
(5) The selected per share data was calculated using the weighted average shares outstanding method for the period.
(A) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail A Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.19, $0.40 and $0.15(5), respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Retail B Shares for the six months ended April 30, 2002 (unaudited) and the period ended October 31, 2001 was $0.15 and $0.21, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the six months ended April 30, 2002 (unaudited), the year ended October 31, 2001 and the period ended October 31, 2000 was $0.20, $0.42 and $0.18(5), respectively.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                     102,103

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   ORGANIZATION

  The Galaxy Fund, a Massachusetts business trust (the "Trust" or "Galaxy"), is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. As of the date of this report, the Trust offered forty managed investment portfolios. The accompanying financial statements and financial highlights are those of the Tax-Exempt Bond Fund, Connecticut Municipal Bond Fund, Florida Municipal Bond Fund, Massachusetts Municipal Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Pennsylvania Municipal Bond Fund (previously, Pillar Pennsylvania Municipal Securities Fund), Rhode Island Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, and Massachusetts Intermediate Municipal Bond Fund (individually, a "Fund," and collectively, the "Funds") only.

  The Florida Municipal Bond Fund is authorized to issue one series of shares (Trust Shares). The Connecticut Municipal Bond, Massachusetts Municipal Bond, New Jersey Municipal Bond, New York Municipal Bond, Pennsylvania Municipal Bond, Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond and Massachusetts Intermediate Municipal Bond Funds are authorized to issue three series of shares (Trust Shares, Retail A Shares and Retail B Shares). The Tax-Exempt Bond Fund is authorized to issue five series of shares (Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares). Currently, the Tax-Exempt Bond Fund offers only Trust Shares, Retail A Shares and Retail B Shares and the Pennsylvania Municipal Bond Fund offers only Trust Shares. Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares are substantially the same except that (i) Retail A Shares and Prime A Shares are subject to a maximum 4.75% front-end sales charge, (ii) Retail B Shares and Prime B Shares are subject to a maximum 5.00% contingent deferred sales charge, and (iii) each series of shares bears the following series specific expenses: distribution fees and/or shareholder servicing fees and transfer agency charges. Retail B Shares purchased prior to January 1, 2001 will convert automatically to Retail A Shares six years after the date of purchase. Retail B Shares purchased on or after January 1, 2001 will convert automatically to Retail A Shares eight years after the date of purchase. Prime B Shares will convert automatically to Prime A Shares eight years after the date of purchase. Prior to June 26, 2001, the Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond and Massachusetts Intermediate Municipal Bond Funds were authorized to offer an additional series of shares (BKB Shares). On June 26, 2001, BKB Shares of the Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond and Massachusetts Intermediate Municipal Bond Funds were converted into Retail A Shares of the same Fund upon a finding by the Board of Trustees of the Trust at a meeting held on May 31, 2001 that such a conversion was in the best interest of the holders of BKB Shares.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies in conformity with accounting principles generally accepted in the United States consistently followed by the Funds in the preparation of their financial statements.

  PORTFOLIO VALUATION: Investment securities are valued by an independent pricing service approved by the Trust's Board of Trustees. When, in the judgment of the service, quoted bid prices are readily available and are representative of the bid side of the market, investments are valued at the mean between quoted bid prices and asked prices. Other investments are carried at fair value as determined by the service based on methods which include consideration of yields or prices of bonds of comparable quality, coupon maturity and type; indications as to values from dealers; and general market conditions. Short-term obligations that mature in 60 days or less are valued at amortized cost, which approximates market value. The securities of other registered investment companies are valued at the net asset value of the securities. All other securities and other assets are appraised at their fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Trustees.

  SECURITIES TRANSACTIONS AND INVESTMENT INCOME: Securities transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined by the identified cost method. Interest and dividend income is recorded on the accrual basis. Investment income and realized and unrealized gains and losses are allocated to the separate series of a Fund based upon the relative net assets of each series.

  INCOME RECOGNITION: In December 2000, the American Institute of Certified Public Accountants ("AICPA") issued a revised version of the AICPA Audit and Accounting Guide for Investment Companies (the "Guide"). The Guide, which is effective for annual financial statements issued for fiscal years beginning after December 15, 2000, requires investment companies to amortize premiums and discounts on fixed income securities. The Trust currently does not amortize discounts on fixed income securities. Accordingly, those Funds affected will be required to record a cumulative effect adjustment to reflect the amortization of discounts. The Funds will adjust net investment income and offset the adjustment to unrealized appreciation (depreciation) on securities, as a result of which there will not be any impact on total net assets.

  DIVIDENDS TO SHAREHOLDERS: Dividends from net investment income are determined separately for each series and are

NOTES TO FINANCIAL STATEMENTS

declared daily and paid monthly. Net realized capital gains, if any, are distributed at least annually.

  Income dividends and capital gain dividends are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States.

  FEDERAL INCOME TAXES: The Trust treats each Fund as a separate entity for federal income tax purposes. Each Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Internal Revenue Code. By so qualifying, each Fund will not be subject to federal income taxes to the extent that it distributes substantially all of its taxable or tax-exempt income, if any, for its tax period ending October 31. In addition, by distributing in each calendar year substantially all of its net investment income, capital gains and certain other amounts, if any, each Fund will not be subject to a federal excise tax. Therefore, no federal income or excise tax provision is recorded.

  EXPENSES: The Trust accounts separately for the assets, liabilities and operations of each Fund. Expenses directly attributable to a Fund are charged to the Fund, while expenses which are attributable to more than one fund of the Trust are allocated among the respective funds.

  In addition, expenses of a Fund not directly attributable to the operations of a particular series of shares of the Fund are allocated to the separate series based upon the relative net assets of each series. Operating expenses directly attributable to a series of shares of a Fund are charged to the operations of that series.

  ORGANIZATION COSTS: The New Jersey Municipal Bond Fund has borne all costs in connection with its organization, including the fees and expenses of registering and qualifying its initial shares for distribution under federal and state securities laws. All such costs are amortized using the straight-line method over a period of five years beginning with the commencement of the Fund's operations. In the event that any of the initial shares purchased by the Fund's sponsor are redeemed during such period by any holder thereof, the Fund will be reimbursed by such holder for any unamortized organization costs in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

  WHEN-ISSUED SECURITIES: Each Fund may purchase and sell securities, such as municipal obligations, on a "when-issued" basis. Delivery of the securities and payment take place after the date of the commitment to purchase and such securities are subject to market fluctuations during this period. The fair value of these securities is determined in the same manner as other municipal obligations. The Trust's custodian will set aside cash or liquid portfolio securities equal to the amount of the when-issued commitment in a separate account.



3. INVESTMENT ADVISORY, ADMINISTRATION, DISTRIBUTION, SHAREHOLDER SERVICES AND OTHER FEES

  The Trust and Fleet Investment Advisors Inc. (the "Investment Advisor" or "Fleet"), an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, are parties to an investment advisory agreement under which the Investment Advisor provides services for a fee, computed daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of each Fund. The Trust has been advised by the Investment Advisor that, effective August 1, 2001, and until further notice to the Board of Trustees of the Trust, it intends to waive advisory fees payable to it by each Fund so that the advisory fees payable by each Fund would be as follows: 0.55% of the first $500 million of average daily net assets, plus 0.50% of the next $500 million of average daily net assets, plus 0.45% of the next $500 million of average daily net assets, plus 0.40% of the next $500 million of average daily net assets, plus 0.35% of average daily net assets in excess of $2 billion (see Note 4).

  Prior to August 27, 2001, Summit Bank Investment Management Division ("Summit"), a division of Summit Bank, and its successor, Fleet, provided investment advisory services to the Pillar Pennsylvania Municipal Securities Fund, predecessor fund of the Galaxy Pennsylvania Municipal Bond Fund (the "Predecessor Pillar Fund," see Note 9). Summit and Fleet were paid fees for their services at the annual rate of 0.60% of the average daily net assets of the Predecessor Pillar Fund.

  The Trust and PFPC Inc., a member of PNC Financial Services Group, are parties to an administration agreement under which PFPC Inc. (the "Administrator") provides services for a fee, computed daily and paid monthly, at the annual rate of 0.09% of the first $2.5 billion of the combined average daily net assets of the Funds and the other Funds offered by the Trust (whose financial statements are provided in separate reports), 0.085% of the next $2.5 billion of combined average daily net assets, 0.075% of the next $7 billion of combined average daily net assets, 0.065% of the next $3 billion of combined average daily net assets, 0.06% of the next $3 billion of combined average daily net assets, 0.0575% of the next $3 billion of combined average daily net assets, 0.0525% of the next $9 billion of combined average daily net assets and 0.05% of combined average daily net assets in excess of $30 billion. Prior to May 31, 2001, PFPC Inc. received administration fees at the annual rate of 0.09% of the first $2.5 billion of the combined average daily net assets of the Funds and the other funds offered by the Trust, 0.085% of the next $2.5 billion of combined average daily net assets, 0.075% of the next $7 billion of combined average daily net assets, 0.065% of the next $3 billion of combined average daily net assets, 0.06% of the next $3 billion of combined average daily net assets, 0.0575% of the next $3 billion of combined average daily net assets and 0.0525% of combined average daily net assets in excess of $21 billion.

NOTES TO FINANCIAL STATEMENTS

  In addition, PFPC Inc. provides certain fund accounting, custody, administration and transfer agency services in accordance with certain fee arrangements. Pursuant to such fee arrangements, PFPC Inc. compensates The Chase Manhattan Bank, the Trust's custodian bank, for its services.

  Prior to August 27, 2001, SEI Investments Mutual Funds Services ("SEI"), a wholly-owned subsidiary of SEI Investments Company, provided certain administrative services to the Predecessor Pillar Fund. The fees paid to SEI were based on the level of aggregate net assets of The Pillar Funds (other than two institutional money market funds).

  PFPC Distributors, Inc. (the "Distributor"), a wholly-owned subsidiary of PFPC Inc. and an indirect wholly-owned subsidiary of PNC Financial Services Group, acts as the exclusive distributor of the Trust's shares. Prior to January 2, 2001, Provident Distributors, Inc. ("PDI") acted as the exclusive distributor of the Trust's Shares. On January 2, 2001, the Distributor acquired all of the outstanding shares of PDI, and PDI was subsequently merged into the Distributor.

  Prior to August 27, 2001, SEI Investments Distribution Co. (the "SEI Distributor"), a wholly-owned subsidiary of SEI Investments Company, served as the exclusive distributor of shares of the Predecessor Pillar Fund. The Predecessor Pillar Fund had adopted a distribution plan for Class A Shares (the "Pillar Plan"), which entitled the SEI Distributor to receive an annual distribution fee of up to 0.25% of the average daily net assets attributable to Class A Shares of the Predecessor Pillar Fund.

  At a meeting held on April 24, 2002, the Board of Trustees of the Trust approved, subject to certain conditions, the following new service agreements with respect to the Trust: (i) an Administration Agreement with Fleet; (ii) a Pricing and Bookkeeping Agreement with Colonial Management Associates, Inc., an affiliate of Fleet; and (iii) a Shareholders' Servicing and Transfer Agent Agreement with Liberty Funds Services, Inc., an affiliate of Fleet. These new service agreements are expected to go into effect on or about July 1, 2002. It is anticipated that PFPC, the Trust's current administrator and transfer agent, will serve as sub-administrator pursuant to a sub-administration agreement with Fleet.

  The Trust has adopted a shareholder services plan (the "Services Plan") with respect to Retail A Shares and Trust Shares of the Funds. Currently, the Services Plan has not been implemented with respect to the Funds' Trust Shares. The Services Plan provides compensation to institutions (including and currently limited to Fleet Bank and its affiliates) which provide shareholder liaison and/or administrative support services to their customers who beneficially own Retail A Shares at an aggregate annual rate not to exceed 0.30% of the average daily net assets of the outstanding Retail A Shares of each Fund beneficially owned by such customers. The Trust, under the direction of the Board of Trustees, is currently limiting fees payable under the Services Plan with respect to each Fund to an aggregate annual rate not to exceed 0.15% of the average daily net assets of the outstanding Retail A Shares beneficially owned by such customers. No fees were charged under the Services Plan with respect to Retail A Shares of the Rhode Island Municipal Bond Fund for the year ended October 31, 2001.

  The Trust has adopted a distribution and services plan (the "12b-1 Plan") with respect to Retail B Shares of the Funds. Under the 12b-1 Plan, the Trust may pay
(i) the Distributor or another person for expenses and activities primarily intended to result in the sale of Retail B Shares, (ii) institutions for shareholder liaison services and (iii) institutions for administrative support services. Currently, payments under the 12b-1 Plan for distribution services are being made solely to broker-dealer affiliates of Fleet Bank and payments under the 12b-1 Plan for shareholder liaison and shareholder administrative support services are being made solely to Fleet Bank and its affiliates. Payments for distribution expenses may not exceed an annual rate of 0.65% of the average daily net assets attributable to each of the Fund's outstanding Retail B Shares. The fees for shareholder liaison services and/or administrative support services may not exceed the annual rates of 0.15% and 0.15%, respectively, of the average daily net assets attributable to the Fund's outstanding Retail B Shares owned of record or beneficially by customers of institutions. The Trust, under the direction of the Board of Trustees, is currently limiting each Fund's payments for shareholder liaison and administrative support services under the 12b-1 Plan to an aggregate fee of not more than 0.15% of the average daily net assets attributable to Retail B Shares owned of record or beneficially by customers of institutions. For the six months ended April 30, 2002, the Funds paid fees under the Services Plan and 12b-1 Plan as follows:

                                   SERVICES         12B-1 PLAN
FUND                                 PLAN    SERVICES     DISTRIBUTION
----                                -------  --------    --------------
Tax-Exempt Bond Fund .............  $12,859   $ 2,096        $10,379
Connecticut Municipal Bond Fund ..   18,935       182            790
Massachusetts
  Municipal Bond Fund ............   22,387       242          1,032
New Jersey Municipal Bond Fund ...    3,381        11             57
New York Municipal Bond Fund .....   23,552       176            766
Rhode Island Municipal Bond Fund .       --       173            755
Intermediate Tax-Exempt Bond Fund     8,580                       22
Connecticut Intermediate
  Municipal Bond Fund ............   18,079        39            175
Massachusetts Intermediate
  Municipal Bond Fund ............   39,036       762          3,278

  The Trust has adopted a distribution plan (the "Prime A Shares Plan") with respect to Prime A Shares of the Tax-Exempt Bond Fund. Under the Prime A Shares Plan, the Trust may pay the Distributor or another person for expenses and activities primarily intended to result in the sale of Prime A Shares. Payments by the Trust under the Prime A Shares Plan may not exceed the annual rate of 0.30% of the average daily net assets attributable to each Fund's outstanding Prime A Shares. The Trust, under the direction of the Board of Trustees, intends to limit the Fund's payments under the Prime A Shares Plan to an annual rate of not more than 0.25% of the average daily net assets attributable to the Fund's outstanding Prime A Shares.

NOTES TO FINANCIAL STATEMENTS

  The Trust has adopted a distribution and services plan (the "Prime B Shares Plan") with respect to Prime B Shares of the Tax-Exempt Bond Fund. Under the Prime B Shares Plan, the Trust may pay (i) the Distributor or another person for expenses and activities primarily intended to result in the sale of Prime B Shares, (ii) institutions for shareholder liaison services, and (iii) institutions for administrative support services. Payments for distribution expenses may not exceed an annual rate of 0.75% of the average daily net assets attributable to the Fund's outstanding Prime B Shares. The fees for shareholder liaison services and/or administrative support services may not exceed the annual rates of 0.25% and 0.25%, respectively, of the average daily net assets attributable to each Fund's outstanding Prime B Shares owned of record or beneficially by customers of institutions. The Trust, under the direction of the Board of Trustees, intends to limit the Fund's payments for shareholder liaison and administrative support services under the Prime B Shares Plan to an aggregate fee of not more than 0.25% of the average daily net assets attributable to Prime B Shares owned of record or beneficially by customers of institutions. As of April 30, 2002, the Tax-Exempt Bond Fund had not commenced its offering of Prime A Shares and Prime B Shares.

  Retail A Shares, Retail B Shares, Trust Shares, Prime A Shares and Prime B Shares of the Funds each bear series specific transfer agent charges based upon the number of shareholder accounts for each series. For the six months ended April 30, 2002, transfer agent charges for each series (other than Prime A Shares and Prime B Shares, which had not been issued prior to the date of the report) were as follows:

FUND                                   RETAIL A    RETAIL B   TRUST
----                                   ---------   --------   -----
Tax-Exempt Bond Fund ................  $ 7,042      $1,048    $  181
Connecticut Municipal Bond Fund .....    6,377         104        --
Florida Municipal Bond Fund .........      N/A         N/A     2,491
Massachusetts Municipal Bond Fund ...    6,987          78        --
New Jersey Municipal Bond Fund ......    3,338          20       380
New York Municipal Bond Fund ........   10,306         141       109
Pennsylvania Municipal Bond Fund ....      N/A         N/A     2,489
Rhode Island Municipal Bond Fund ....    3,579          36        59
Intermediate Tax-Exempt Bond Fund ...    3,457          27        68
Connecticut Intermediate
  Municipal Bond Fund ...............    3,451          15       135
Massachusetts Intermediate
  Municipal Bond Fund ...............    9,970         130        59

  For the period January 1, 2001 through August 26, 2001, the Predecessor Pillar Fund paid transfer agent fees, which are included in the transfer agent fees on the Statement of Operations for the period January 1, 2001 through October 31, 2001, of $20,202.

  Certain officers of the Trust are officers of PFPC Inc. Such officers receive no compensation from the Trust for serving in their respective roles. Each Trustee is entitled to receive for services as a Trustee of the Trust, The Galaxy VIP Fund ("VIP") and Galaxy Fund II ("Galaxy II") an aggregate fee of $54,000 per annum plus certain other fees for attending or participating in meetings as well as reimbursement for expenses incurred in attending meetings. The Chairman of the Board of Trustees and the President and Treasurer of the Trust, VIP and Galaxy II are also entitled to additional fees for their services in these capacities. These fees are allocated among the Funds of the Trust, VIP and Galaxy II based on their relative net assets.

  Each Trustee is eligible to participate in The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (the "Plan"), an unfunded, non-qualified deferred compensation plan. The Plan allows each trustee to defer receipt of all or a percentage of fees which otherwise would be payable for services performed.

  Expenses for the six months ended April 30, 2002 include legal fees paid to Drinker Biddle & Reath LLP. A partner of that firm is Secretary to the Trust.

4.   WAIVER OF FEES AND REIMBURSEMENT OF EXPENSES

  The Investment Advisor and/or its affiliates and/or the Administrator voluntarily agreed to waive a portion of their fees and/or reimburse the Funds for certain expenses so that total expenses would not exceed certain expense limitations established for each Fund. The respective parties, at their discretion, may revise or discontinue the voluntary fee waivers and/or expense reimbursements at any time. For the six months ended April 30, 2002, the Investment Advisor and/or its affiliates and/or the Administrator waived fees and/or reimbursed expenses with respect to the Funds as follows:

                                                     EXPENSES
FUND                                  FEES WAIVED   REIMBURSED
-----                                 -----------  ------------
Tax-Exempt Bond Fund..............     $ 207,855     $     --
Connecticut Municipal Bond Fund           64,254        9,097
Florida Municipal Bond Fund.......            --       75,031
Massachusetts
  Municipal Bond Fund.............       114,686        1,336
New Jersey Municipal Bond Fund ...       101,472            2
New York Municipal Bond Fund. ....       100,531           80
Pennsylvania Municipal Bond Fund .        37,787           --
Rhode Island Municipal Bond Fund .       129,921           --
Intermediate
  Tax-Exempt Bond Fund............       263,005           --
Connecticut Intermediate
  Municipal Bond Fund.............       139,757           --
Massachusetts Intermediate
  Municipal Bond Fund.............       257,314           --

5.   SHARES OF BENEFICIAL INTEREST

  The Trust's Declaration of Trust authorizes the Trustees to issue an unlimited number of shares of beneficial interest, each with a par value of $0.001. Shares of the Trust are currently classified into forty-six classes of shares, each consisting of one or more series.

  Each share represents an equal proportionate interest in the respective Fund, bears the same fees and expenses (except that Retail A Shares of a Fund bear the expense of payments under the Services Plan, Retail B Shares of a Fund bear the expense of

NOTES TO FINANCIAL STATEMENTS

  payments under the 12b-1 Plan, Prime A Shares of a Fund bear the expense of payments under the Prime A Shares Plan, Prime B Shares of a Fund bear the expense of payments under the Prime B Shares Plan, and Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares of a Fund each bear series specific transfer agent charges) and are entitled to such dividends and distributions of income earned as are declared at the discretion of the Trust's Board of Trustees.

  Shareholders are entitled to one vote for each full share held and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series.

6.   PURCHASES AND SALES OF SECURITIES

  The cost of purchases and proceeds from sales of securities, other than short-term investments, for the six months ended April 30, 2002 were as follows:

FUND                                        PURCHASES     SALES
----                                        ---------    ------
Tax-Exempt Bond Fund ..................   $53,218,644  $53,329,560
Connecticut Municipal Bond Fund .......    11,575,799    8,061,684
Florida Municipal Bond Fund ...........    12,397,585    7,203,548
Massachusetts Municipal Bond Fund .....    12,122,843    6,517,672
New Jersey Municipal Bond Fund ........     5,235,625   19,481,432
New York Municipal Bond Fund ..........    13,437,456   18,350,005
Pennsylvania Municipal Bond Fund ......     8,049,961    6,820,609
Rhode Island Municipal Bond Fund ......     6,711,257    4,528,581
Intermediate Tax-Exempt Bond Fund .....   103,760,346  110,987,084
Connecticut Intermediate
  Municipal Bond Fund .................     3,483,872   10,615,931
Massachusetts Intermediate
  Municipal Bond Fund .................    22,970,416    8,947,479

  The aggregate gross unrealized appreciation (depreciation), net unrealized appreciation (depreciation), and cost for all securities as computed on a federal income tax basis at April 30, 2002 for each Fund is as follows:

FUND                                     APPRECIATION (DEPRECIATION)
----                                     ------------  ------------
Tax-Exempt Bond Fund ..................   $ 8,586,060  $ (106,666)
Connecticut Municipal Bond Fund .......     2,534,602     (70,322)
Florida Municipal Bond Fund ...........     2,825,544     (41,860)
Massachusetts Municipal Bond Fund .....     3,714,205    (386,255)
New Jersey Municipal Bond Fund ........     2,679,240    (284,520)
New York Municipal Bond Fund ..........     4,224,703    (134,944)
Pennsylvania Municipal Bond Fund ......       970,933
Rhode Island Municipal Bond Fund ......     5,518,559    (133,720)
Intermediate Tax-Exempt Bond Fund .....    10,333,148     (45,477)
Connecticut Intermediate
  Municipal Bond Fund .................     6,505,575     (54,671)
Massachusetts Intermediate
  Municipal Bond Fund .................    10,792,078     (49,151)


FUND                                           NET        COST
----                                           ----       -----
Tax-Exempt Bond Fund ..................   $ 8,479,394  $197,770,059
Connecticut Municipal Bond Fund .......     2,464,280    59,295,504
Florida Municipal Bond Fund ...........     2,783,684    73,392,627
Massachusetts Municipal Bond Fund .....     3,327,950   108,131,719
New Jersey Municipal Bond Fund ........     2,394,720    86,594,583
New York Municipal Bond Fund ..........     4,089,759    94,091,282
Pennsylvania Municipal Bond Fund ......       970,933    25,735,612
Rhode Island Municipal Bond Fund ......     5,384,839   123,105,784
Intermediate Tax-Exempt Bond Fund .....    10,287,671   248,908,024
Connecticut Intermediate
  Municipal Bond Fund .................     6,450,904   126,892,743
Massachusetts Intermediate
  Municipal Bond Fund .................    10,742,927   249,902,006

7.   CONCENTRATION OF CREDIT

  The Connecticut Municipal Bond and Connecticut Intermediate Municipal Bond Funds, Florida Municipal Bond Fund, Massachusetts Municipal Bond and Massachusetts Intermediate Municipal Bond Funds, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Pennsylvania Municipal Bond Fund and Rhode Island Municipal Bond Fund invest primarily in debt obligations issued by the State of Connecticut, the State of Florida, the Commonwealth of Massachusetts, the State of New Jersey, the State of New York, the Commonwealth of Pennsylvania and the State of Rhode Island, respectively, and their respective political subdivisions, agencies and public authorities to obtain funds for various public purposes. The Funds, as non-diversified investment portfolios, are more susceptible to economic and political factors adversely affecting issuers of each respective state's specific municipal securities than are municipal bond funds that are not concentrated in these issuers to the same extent.

8.   LINE OF CREDIT

  Each Fund and other affiliated funds participate in a $150 million unsecured line of credit pursuant to a credit agreement. Borrowings may be made under the credit agreement only for temporary or emergency purposes, such as repurchase or redemption of shares of the Funds. Interest is charged to each Fund based on its borrowings. In addition, a commitment fee based on the average daily unused portion of the line of credit is allocated among the Funds and other participating funds at the end of each calendar quarter.

NOTES TO FINANCIAL STATEMENTS

9.   ACQUISITION OF THE PILLAR FUNDS

  At a meeting held on March 1, 2001, the Board of Trustees of the Trust approved an Agreement and Plan of Reorganization (the "Pillar Agreement") providing for the acquisition of The Pillar Funds by the Trust. Pursuant to the Pillar Agreement, (i) all of the assets and liabilities of the Pillar New Jersey Municipal Securities Fund were transferred to the Galaxy New Jersey Municipal Bond Fund in exchange for 789,561 Retail A Shares and 7,956,929 Trust Shares of the Galaxy New Jersey Municipal Bond Fund, and (ii) all of the assets and liabilities of the Pillar Pennsylvania Municipal Securities Fund were transferred to the Galaxy Pennsylvania Municipal Bond Fund in exchange for 2,304,008 Trust Shares of the Galaxy Pennsylvania Municipal Bond Fund. In related transactions, the assets and liabilities of the other Pillar Fund portfolios were transferred to corresponding portfolios of Galaxy and Galaxy II in exchange for shares in such Galaxy portfolios. The acquisition, which qualified as a tax-free reorganization for federal income tax purposes, was completed on August 27, 2001, following the approval of the reorganization by Pillar Fund shareholders. The Galaxy Pennsylvania Municipal Bond Fund had nominal assets and liabilities prior to the reorganization and was organized solely to acquire the assets and continue the business, including carrying forward the financial and performance history, of the Pillar Pennsylvania Municipal Securities Fund. Following the reorganization, the Galaxy Pennsylvania Municipal Bond Fund changed its fiscal year-end from December 31 to October 31. The following is a summary of the Net Assets, Shares Outstanding, Net Asset Value per share and Unrealized Appreciation associated with the acquisition of the Pillar New Jersey Municipal Securities Fund by the Galaxy New Jersey Municipal Bond Fund:

                                                    BEFORE                            AFTER
                                                  ACQUISITION                      ACQUISITION
                                    --------------------------------------     -----------------
                                    GALAXY NEW JERSEY     PILLAR NEW JERSEY     GALAXY NEW JERSEY
                                     MUNICIPAL BOND           MUNICIPAL          MUNICIPAL BOND
                                          FUND             SECURITIES FUND            FUND
                                    -----------------     ----------------     -----------------
Net Assets .......................  $      14,541,270     $      90,291,068     $     104,832,338
Shares Outstanding                          1,408,583             8,313,206            10,155,073
Retail A/Class A Net Asset Value,
   per share .....................  $           10.32     $           10.82     $           10.32
Trust/Class I Net Asset Value,
   per share .....................  $           10.32     $           10.87     $           10.32
Unrealized Appreciation ..........  $         650,137     $       3,383,888     $       4,034,025


10.  CAPITAL LOSS CARRYFORWARDS

  At October 31, 2001, the following Funds had capital loss carryforwards:

FUND                                        AMOUNT    EXPIRATION
----                                        ------    ----------
Connecticut Municipal Bond Fund .......   $  501,861      2003
                                              82,263      2005
                                              23,141      2007
                                             291,686      2008
Florida Municipal Bond Fund ...........    1,290,043      2008
                                              62,497      2009
Massachusetts Municipal Bond Fund .....       69,470      2003
                                              65,783      2007
                                           1,004,595      2008
New York Municipal Bond Fund ..........      314,098      2008
Pennsylvania Municipal Bond Fund ......    1,535,824      2008
                                             186,147      2009
Rhode Island Municipal Bond Fund ......    1,233,305      2007
                                             208,872      2008
Intermediate Tax-Exempt Bond Fund .....    2,460,336      2008
Connecticut Intermediate
  Municipal Bond Fund .................    1,998,578      2008
Massachusetts Intermediate
  Municipal Bond Fund .................       74,231      2004
                                              52,756      2007
                                           2,303,749      2008
                                              16,298      2009


11.  SUBSEQUENT EVENT - CHANGE IN DISTRIBUTOR

  At a meeting held on June 10-11, 2002, the Board of Trustees of the Trust approved a new Distribution Agreement with Liberty Funds Distributor, Inc. ("LFDI"), an affiliate of Fleet. The new Distribution Agreement is expected to go into effect on or about July 1, 2002, at which time LFDI will replace PFPC Distributors, Inc., as the Trust's distributor.

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[GRAPHIC OMITTED]
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